Filed Pursuant to Rule 424(b)(3) Registration No. 333-264466

Lord Abbett Corporate Opportunities Fund (formerly known as Lord Abbett Special Situations Income Fund)

PROSPECTUS

Dated May 1, 2024, as revised February 18, 2025

CLASS A	(LASAX)
CLASS I	(LISSX)
CLASS U	(LUSSX)

The Fund. Lord Abbett Corporate Opportunities Fund (the “Fund”) (formerly known as Lord Abbett Special Situations Income Fund) is a diversified, closed-end management investment company that continuously offers its shares (the “Shares”) and is operated as an “interval fund.” The Fund currently offers three classes of Shares: Class A, Class I, and Class U.

Investment Objective. The Fund’s investment objective is total return. In pursuing its investment objective, the Fund will seek income as well as capital appreciation. No assurance can be given that the Fund’s investment objective will be achieved, and you could lose all of your investment in the Fund.

Investment Strategy. To pursue its objective, the Fund will invest its assets in bonds, loans and other fixed income instruments. In addition, the Fund will invest in derivative instruments intended to provide economic exposure to such securities. The Fund may invest at every level of the capital structure and in securities across developed and emerging markets. Under normal conditions, the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in corporate bonds and other corporate fixed income instruments, including equity investments in vehicles (including pooled investment vehicles) and derivative instruments, each of which are intended to provide economic exposure to such securities. The Fund has significant flexibility to adjust allocations over time while adapting to the market and economic environment. The Fund may invest in a wide variety of asset classes, sectors and capital structures, without any explicit duration target or liquidity limitations, in order to maximize exposure to industries and sectors identified by the Adviser as having the best risk/reward profiles, identify what the Adviser believes are the strongest candidates within those industries or sectors for investment, and select securities the Fund believes present the best risk/reward profiles within that industry or sector.

The Fund may invest in individual securities of any credit quality, maturity, or duration. At any given time and from time to time substantially all of the Fund’s portfolio may consist of high yield (or below investment grade) debt securities (commonly referred to as “junk” bonds).

The Fund may invest in debt securities of stressed and distressed issuers as well as in defaulted securities and debtor-in-possession financings. The Fund may invest in trade claims, including claims against companies in bankruptcy or reorganization proceedings. The Fund may invest in U.S. dollar and non-U.S. dollar denominated securities of issuers located anywhere in the world.

The Fund may utilize various derivative strategies for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may opportunistically add leverage to its portfolio by utilizing instruments such as reverse repurchase agreements, credit default swaps, dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into other transactions that may give rise to a form of leverage.

Interval Fund/Repurchase Offers. The Fund is an “interval fund,” a type of fund which, in order to provide liquidity to shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at net asset value (“NAV”) per share. Subject to applicable law and approval of the Board of Trustees (the “Board,” and each of the trustees on the Board, a “Trustee”), for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at NAV, which is the minimum amount permitted.

Investment Adviser. The Fund’s investment adviser is Lord, Abbett & Co. LLC (“Lord Abbett” or the “Adviser”). As of March 31, 2024, Lord Abbett had approximately $199.0 billion in assets under management.

Securities Offered. The Fund is offering, pursuant to this prospectus, Class A Shares, Class I Shares, and Class U Shares. Each share class represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements. Class A and Class U Shares are primarily offered and sold to retail investors by broker-dealers which are members of the Financial Industry Regulatory Authority (“FINRA”) and which have agreements with the Fund’s distributor, but may be made available through other financial firms, including banks and trust companies, and to specified benefit plans and other retirement accounts. Only certain investors are eligible to purchase Class I Shares. See “Plan of Distribution–Class I Shares.” See “Plan of Distribution–Purchasing Shares.” Under the Fund’s organizational documents, it is authorized to issue an unlimited number of Shares. Shares of the Fund are being offered initially through Lord Abbett Distributor LLC (“Lord Abbett Distributor”) on a best efforts basis. Lord Abbett Distributor is not obligated to sell any specific number of Shares, nor have arrangements been made to place shareholders’ funds in escrow, trust, or similar arrangement.

Investment Risks. Investors should carefully consider the Fund’s risks and investment objective, as an investment in the Fund may not be appropriate for all investors and is not designed to be a complete investment program. Because of the risks associated with the Fund’s ability to invest in high yield securities, loans and related instruments and mortgage-related and other asset-backed instruments, foreign (including emerging market) securities (and related exposure to foreign currencies), and the Fund’s ability to use leverage (see “Principal Risks of the Fund–Leverage Risk”), an investment in the Fund should be considered speculative and involving a high degree of risk, including the risk of a substantial loss of investment. Before making an investment/allocation decision, investors should (i) consider the suitability of this investment with respect to an investor’s investment objectives and personal financial situations and (ii) consider factors such as an investor’s net worth, income, age, risk tolerance, and liquidity needs. Investment should be avoided where an investor has a short-term investing horizon and/or cannot bear the loss of some or all of their investment. It is possible that investing in the Fund may result in a loss of some or all of the amount invested. Before buying any of the Fund’s Shares, you should carefully consider the information mentioned below together with all of the other information contained in this prospectus, including the discussion of the “Principal Risks of the Fund” beginning on page 5 of this prospectus.

●	Unlike many closed-end funds, the Fund’s Shares are not listed for trading on any national securities exchange and the Fund does not currently intend to list its Shares for trading on any national securities exchange. Accordingly, there is currently no secondary market for the Fund’s Shares and the Fund does not expect a secondary market is to develop.

●	An investment in the Fund is not suitable for investors who need certainty about their ability to access all of the money they invest in the short term.

●	Even though the Fund makes quarterly repurchase offers for its outstanding Shares (currently intended to be for 5% of its outstanding shares per quarter), investors should consider Shares of the Fund to be an illiquid investment.

●	There is no guarantee that you will be able to sell your Shares at any given time or in the quantity that you desire.

●	There is no assurance that the Fund will be able to maintain a certain level of, or at any particular time make any, distributions to shareholders.

●	An investor in Class A Shares will pay a sales load of up to 2.5% on the amounts it invests. If you pay the maximum aggregate 2.5% for sales load, you must experience a total return on your net investment of 2.56% in order to recover these expenses.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The Fund’s Shares are sold at a public offering price equal to their NAV per share, plus a sales charge where applicable. See “Plan of Distribution.”

	Price to Public	Maximum Sales Load (1)	Proceeds to the Fund
Per Class A Share	At current NAV, plus sales load of up to 2.50%, if applicable	2.50%	Amount invested at current NAV
Per Class I Share	At current NAV	N/A	Amount invested at current NAV
Per Class U Share	At current NAV	N/A	Amount invested at current NAV

Lord Abbett Distributor, a New York limited liability company and subsidiary of Lord Abbett, located at 30 Hudson Street, Jersey City, NJ 07302, serves as the principal underwriter for the Fund. Under the Fund’s Distribution Agreement, Lord Abbett Distributor is obligated to use its best efforts to find purchasers for the shares of the Fund, and to make reasonable efforts to sell Fund shares on a continuous basis, so long as, in Lord Abbett Distributor’s judgment, a substantial distribution can be obtained by reasonable efforts.

[1]	For Class A Shares, the maximum sales charge is 2.50% of the amount invested. Institutional Shares and Class U Shares are not subject to front-end sales charges. The table assumes the maximum sales load is charged. While neither the Fund nor Lord Abbett Distributor impose an initial sales charge on Class I or Class U Shares, if you buy Class I or Class U Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. The minimum initial investment for Class I, Class A, and Class U Shares is $1 million, $2,500, and $2,500 per account, respectively, except that the minimum investment may be modified for certain investors. There is no minimum subsequent investment amount for Class I Shares. The minimum subsequent investment amount for Class A and Class U Shares is $100. See “Plan of Distribution–Purchasing Shares.”

Please read this prospectus carefully before deciding whether to invest and retain it for future reference. It sets forth concisely the information about the Fund that a prospective investor ought to know before investing in the Fund.

The Fund has filed with the SEC a Statement of Additional Information (“SAI”) dated May 1, 2024, as supplemented to date, containing additional information about the Fund. The SAI is incorporated by reference into this prospectus, which means it is part of this prospectus for legal purposes. The Fund also produces both annual and semi-annual reports that contain important information about the Fund. Copies of the SAI and the Fund’s annual and semi-annual reports may be obtained upon request, without charge, by calling 888-522-2388 or by writing to the Fund at Lord Abbett Family of Funds, 30 Hudson Street, Jersey City, NJ 07302. You may also call this toll-free telephone number to request other information about the Fund or to make shareholder inquiries. The SAI, the annual reports and the semi-annual reports are available free of charge on the Fund’s website at www.lordabbett.com/en/strategies/interval-funds/corporate-opportunities-fund. Information on, or accessible through, the Fund’s website is not a part of, and is not incorporated into, this prospectus.

You may review information about the Fund, including the SAI and other material information incorporated by reference into the Fund’s registration statement on the EDGAR Database on the SEC’s Internet site at www.sec.gov.

You should rely only on the information contained or incorporated by reference in this prospectus. The Fund has not authorized anyone to provide you with inconsistent information. If anyone provides you with inconsistent information, you should not assume that the Fund has authorized or verified it. The Fund is not making an offer of its Shares in any state where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. The Fund’s business, financial condition, results of operations and prospects may have changed since that date. The Fund’s Shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

You should not construe the contents of this prospectus as legal, tax or financial advice. You should consult your own professional advisers as to legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

The date of this prospectus is May 1, 2024, as revised February 18, 2025.

PROSPECTUS SUMMARY	This is only a summary. This summary may not contain all of the information that you should consider before investing in Shares of the Fund. You should review the more detailed information contained in this prospectus and in the Statement of Additional Information (“SAI”). In particular, you should carefully read the risks of investing in the Fund’s Shares, as discussed under “Principal Risks of the Fund.”

THE FUND	Lord Abbett Corporate Opportunities Fund (the “Fund”) (formerly known as Lord Abbett Special Situations Income Fund) is a closed-end management investment company that continuously offers its Shares. The Fund is diversified for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”). Pursuant to guidance from the Securities and Exchange Commission (the “SEC”), the Fund’s classification changed from a non-diversified fund to a diversified fund. As a result of this classification change, the Fund is limited in the proportion of its assets that may be invested in the securities of a single issuer. The Fund is operated as an “interval fund” (as defined below). The Fund currently offers three classes of Shares: Class A, Class I, and Class U. An investment in the Fund may not be appropriate for all investors.

THE OFFERING

The Fund offers three separate classes of Shares pursuant to this prospectus, Class A Shares, Class I Shares, and Class U Shares. Class A and Class U Shares of the Fund are primarily offered and sold to retail investors by broker-dealers which are members of FINRA and which have agreements with the Fund’s distributor, but may be made available through other financial firms, including banks and trust companies, and to specified benefit plans and other retirement accounts. Only certain investors are eligible to purchase Class I Shares. See “Plan of Distribution–Class I.” Class I and Class U Shares are sold at their offering price, which is at NAV per share. While neither the Fund nor Lord Abbett Distributor impose an initial sales charge on Class I and Class U Shares, if you buy such Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information. Unless you are eligible for a waiver, Class A Shares are sold at a public offering price equal to their NAV plus an initial sales charge. The initial sales charge varies depending upon the size of your purchase. The minimum initial investment for Class A Shares, Class I Shares, and Class U Shares is $2,500, $1 million, and $2,500 per account, respectively, except that the minimum investment may be modified for certain financial firms that submit orders on behalf of their customers, the Board of Trustees (the “Board,” and each of the trustees on the Board, a “Trustee”) and certain employees and former partners (and their extended family members) of Lord Abbett and its affiliates. There is no minimum subsequent investment amount for Class I Shares. The minimum subsequent investment amount for Class A and Class U Shares is $100. See “Plan of Distribution–Purchasing Shares.”

Shares of the Fund are offered through Lord Abbett Distributor, as principal underwriter, on a best efforts basis. For additional information regarding Class A Shares, Class I Shares, and Class U Shares, please see “Plan of Distribution–Share Classes” in this prospectus. The Fund reserves the right to reject a purchase order for any reason. Shareholders will not have the right to redeem their Shares. However, as described below, in order to provide some liquidity to shareholders, the Fund will conduct periodic repurchase offers for a portion of its outstanding Shares.

PERIODIC REPURCHASE OFFERS	The Fund is an “interval fund,” a type of fund which, in order to provide liquidity to shareholders, has adopted a fundamental investment policy to make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV. Subject to applicable law and approval of the Board, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at NAV, which is the minimum amount permitted. The Fund makes quarterly repurchase offers. Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) will be sent to shareholders at least twenty-one days before the date by which shareholders can tender their Shares in response to a repurchase offer (the “Repurchase Request Deadline”). The Fund’s Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Shares. Accordingly, you may not be able to sell Shares when and/or in the
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amount that you desire. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and shareholders to special risks. See “Principal Risks of the Fund–Repurchase Offers Risk.” For example, it is possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a portion of their Shares repurchased.

INVESTMENT OBJECTIVE	The Fund’s investment objective is total return. In pursuing its investment objective, the Fund will seek income as well as capital appreciation. No assurance can be given that the Fund’s investment objective will be achieved, and you could lose all of your investment in the Fund. The Fund’s investment objective is non-fundamental and may be changed by a vote of the Board, without shareholder approval. Other policies and investment strategies may also be changed without a shareholder vote. Fundamental investment restrictions contained in the SAI may not be changed without shareholder approval. For more information about the Fund’s fundamental investment restrictions, please see page 3-1 of the SAI.

INVESTMENT STRATEGIES

To pursue its objective, the Fund will invest its assets in bonds, loans and other fixed income instruments. In addition, the Fund will invest in derivative instruments intended to provide economic exposure to such securities. The Fund may invest at every level of the capital structure and in securities across developed and emerging markets. Under normal conditions, the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in corporate bonds and other corporate fixed income instruments, including equity investments in vehicles (including pooled investment vehicles) and derivative instruments, each of which are intended to provide economic exposure to such securities. The Fund has significant flexibility to adjust allocations over time while adapting to the market and economic environment. The Fund may invest in a wide variety of asset classes, sectors and capital structures, without any explicit duration target or liquidity limitations, in order to maximize exposure to industries and sectors identified by the Adviser as having the best risk/reward profiles, identify what the Adviser believes are the strongest candidates within those industries or sectors for investment, and select securities the Fund believes present the best risk/reward profiles within that industry or sector.

The Fund expects to invest in bonds, debt securities and other similar instruments of varying maturities issued by various U.S. and foreign (non-U.S.) public- or private-sector entities; bank loans (including, among others, senior loans, mezzanine loans, delayed funding loans, revolving credit facilities and loan participations and assignments); structured products, securitizations and other asset-backed securities issued on a public or private basis; corporate debt securities of U.S. and non-U.S. issuers, including convertible and contingent convertible securities (“CoCos”) and corporate commercial paper; municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises, including taxable municipal securities; distressed securities, including publicly offered or privately placed debt securities and loans which, at the time of investment, are the subject of bankruptcy proceedings or otherwise in default as to the repayment of principal and/or payment of interest; obligations of foreign governments or their sub-divisions, agencies and government sponsored enterprises and obligations of international agencies and supranational entities; securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises; loans held and/or originated by private financial institutions, including commercial and residential mortgage loans, corporate loans and consumer loans; payment-in-kind securities; zero-coupon bonds; inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or indexed securities; catastrophe bonds and other event-linked bonds; credit-linked notes; preferred securities; convertible debt and equity securities, including synthetic convertible securities and CoCos; trade claims and other similar direct obligations or claims against companies; and bank certificates of deposit, fixed time deposits and bankers’ acceptances.

The Fund may invest in individual securities of any credit quality, maturity, or duration. At any given time and from time to time substantially all of the Fund’s portfolio may consist of high yield (or below investment grade) debt securities (commonly referred to as “junk”

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bonds). Below investment grade quality instruments are those that, at the time of investment, are rated Ba1 or lower by Moody’s Investors Service (“Moody’s”) and BB+ or lower by S&P Global Ratings (“S&P”) or Fitch Ratings (“Fitch”), or instruments comparably rated by other ratings agencies, or if unrated are determined by the Adviser to be of comparable quality. Instruments of below investment grade quality, commonly referred to as “junk” or “high yield” securities, are regarded as having predominantly speculative characteristics with respect to an issuer’s capacity to pay interest and repay principal.

The Fund may invest in debt securities of stressed and distressed issuers as well as in defaulted securities and debtor-in-possession financings, including those that are the subject of financial restructuring, bankruptcy proceedings or otherwise in default as to the repayment of principal and/or payment of interest. The Fund may invest in trade claims, including claims against companies in bankruptcy or reorganization proceedings. Trade claims generally include claims of suppliers for goods delivered and not paid, claims for unpaid services rendered, claims for contract rejection damages and claims related to litigation. The Fund may invest in any level of the capital structure of an issuer, including by investing in any class or tranche of mortgage-backed or asset-backed instruments. The rate of interest on an income-producing instrument may be fixed, floating, or variable. The Fund may invest in U.S. dollar and non-U.S. dollar denominated securities of issuers located anywhere in the world, including in emerging markets, and of issuers that operate in any industry.

The Fund may utilize various derivative strategies (both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), credit default swaps, call and put options, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.

The Fund may invest in common stocks and shares of other investment companies (including those advised or subadvised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, business development companies (“BDCs”), exchange-traded funds (“ETFs”), and other pooled investment vehicles (“underlying fund”). The Fund expects to obtain exposure to private credit indirectly by investing in pooled investment vehicles, including vehicles managed by the Adviser or its affiliates.

To the extent consistent with the liquidity requirements applicable to interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid securities. An illiquid security is a security that the Fund reasonably expects cannot be sold or disposed of in then-current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

The Fund may opportunistically add leverage to its portfolio by utilizing instruments such as reverse repurchase agreements, credit default swaps, dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio.

During temporary defensive periods or in order to keep the Fund’s cash fully invested, including during the period when the net proceeds of the offering of Shares are being invested, the Fund may deviate from its investment objective and policies. During such periods, the Fund may invest its cash balances in short-term taxable securities, U.S. Government securities, commercial paper, bankers’ acceptances, repurchase agreements, registered money market funds, and comparable foreign fixed income securities, among other instruments, or may hold significant positions in cash or cash equivalents for temporary defensive purposes. It is impossible to predict when, or for how long, the Fund

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will use these alternative strategies. There can be no assurance that such strategies will be successful.

INVESTMENT PROCESS

On behalf of the Fund, Lord Abbett employs a process that combines top-down themes with bottom-up, fundamental credit research. The top-down process begins with an assessment of economic and capital market conditions to develop an outlook for the overall credit markets and industries within that investment universe. This analysis may also incorporate global market conditions and a view of the relative health of various global markets and regions. This top-down view guides the portfolio’s sector allocation, credit quality distribution, industry positioning, and overall risk profile.

The bottom-up process identifies securities the Fund believes present the best risk/reward profiles and utilizes the portfolio management team’s experience in corporate debt securities. This fundamental research for corporate debt includes: an understanding of the metrics of the industry; the state of the balance sheet; the quality of assets on the balance sheet; the quality of the cash flows; the quality and trustworthiness of management teams and their insightfulness in responding to changes in their industry; and the quality of documentation governing the security.

Lord Abbett’s proprietary credit analytics platform integrates quantitative relative value metrics with analysts’ fundamental credit research opinions in an effort to select securities Lord Abbett believes present the best risk/reward profiles.

For structured products, Lord Abbett utilizes a combination of internally-developed analytical models and externally sourced systems that permits stress testing of such securities and evaluations of their intrinsic creditworthiness and valuation attractiveness. In addition to these systems, sector specialists that focus on structured products are responsible for conducting fundamental research of each security under consideration for inclusion in the portfolio. Fundamental research for structured products also includes analysis of cash flows, pre-payment risks, and the health of the markets affecting the underlying securities.

Lord Abbett incorporates proprietary quantitative risk reporting to ensure that the portfolio’s risk profile is consistent with the portfolio management team’s goal. This reporting measures and monitors interest rate and credit exposures. It also incorporates ratings-adjusted duration metrics, which account for varying correlations between credit spreads and interest rate movements across credit ratings.

Illiquidity risk will receive significant focus in the management and investment process of the Fund’s portfolio. Because the Fund, as an interval fund, is not required to redeem its Shares on a daily basis, and because of a desire to maximize risk-adjusted yield, the Fund may invest a significant portion of its portfolio in illiquid securities, which can often offer higher yield valuations versus liquid securities with a comparable risk profile. The incremental yield compensation that may be associated with illiquid assets can offset the higher transaction cost in purchasing and selling the asset as well as to offset the sometimes higher spread and price volatility of the illiquid asset.

The Fund’s investment team may also consider the risks and return potential presented by environmental, social, and governance (“ESG”) factors in investment decisions. The Fund does not focus its analysis on any specific environmental, social or governance factor but rather considers ESG factors where relevant or material, among other material factors, in the context of a particular investment opportunity.

CO-INVESTMENT	The 1940 Act imposes limits on certain privately negotiated co-investments with affiliates of the Fund. The Adviser and the Fund have received exemptive relief from the SEC permitting the Fund to invest alongside other funds (including private funds) managed by the Adviser or its affiliates in privately negotiated portfolio investments. However, the exemptive relief includes conditions that may limit or restrict the Fund’s ability to participate in a portfolio investment, including, without limitation, in the event that the available capacity with respect to a portfolio investment is less than the aggregate recommended allocations to the Fund and
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the other funds. In such cases, the Fund may participate in such investment to a lesser extent or, under certain circumstances, may not participate in such investment.

INVESTMENT ADVISER

Lord Abbett serves as the investment adviser for the Fund. Subject to the supervision of the Board, Lord Abbett is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters. Todd L. Solomon, Eric P. Kang, and Kearney M. Posner are jointly and primarily responsible for the day-to-day management of the Fund.

Lord Abbett is located at 30 Hudson Street, Jersey City, NJ 07302. Founded in 1929, Lord Abbett manages one of the nation’s oldest mutual fund complexes and manages approximately $199.0 billion in assets across a full range of mutual funds, institutional accounts, and separately managed accounts, including $1.2 billion for which Lord Abbett provides investment models to managed account sponsors as of March 31, 2024.

DISTRIBUTIONS

The Fund intends to distribute substantially all of its net investment income to shareholders in the form of dividends. The Fund intends to declare income dividends daily and distribute them monthly to shareholders of record. In addition, the Fund intends to distribute any net capital gains it earns from the sale of portfolio securities to shareholders no less frequently than annually.

Unless shareholders specify otherwise, dividends will be reinvested in Shares of the Fund in accordance with the Fund’s dividend reinvestment plan. See “Distributions” and “Dividend Reinvestment Plan.”

DISTRIBUTOR, CUSTODIAN AND TRANSFER AGENT	Lord Abbett Distributor will serve as the Fund’s principal underwriter and distributor. State Street Bank and Trust Company (“State Street”) will serve as the primary custodian of the Fund’s assets and will also provide certain accounting and recordkeeping functions and calculates the Fund’s NAV. BNY Mellon Investment Servicing (US), Inc. will serve as the Fund’s transfer agent and dividend disbursement agent.

UNLISTED CLOSED-END FUND STRUCTURE; LIMITED LIQUIDITY

The Fund will not list its Shares for trading on any securities exchange. There is currently no secondary market for its Shares and the Fund does not expect any secondary market to develop for its Shares. Shareholders of the Fund are not able to have their Shares redeemed or otherwise sell their Shares on a daily basis because the Fund is an unlisted closed-end fund. In order to provide liquidity to shareholders, the Fund is structured as an “interval fund” and conducts periodic repurchase offers for a portion of its outstanding Shares, as described herein. An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Shares.

Investors should consider their investment goals, time horizons and risk tolerance before investing in the Fund.

INVESTOR SUITABILITY	An investment in the Fund’s Shares should be considered speculative and involving a high degree of risk, including the risk of a loss of some or all of the amount invested. An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Shares and should be viewed as a long-term investment. Before making your investment decision, you should (i) consider the suitability of this investment with respect to your investment objectives and personal financial situation and (ii) consider factors such as your personal net worth, income, age, risk tolerance and liquidity needs. An investment in the Fund should not be viewed as a complete investment program.

PRINCIPAL RISKS OF THE FUND	Investing in the Fund involves risks, including the risk that shareholders may receive little or no return on their investment or may lose part or all of their investment. The NAV of the Shares will fluctuate with and be affected by, among other things, various principal investment risks of the Fund and its investments, which are summarized below. For a more
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complete discussion of the risks of investing in the Fund, see “Principal Risks of the Fund” in this prospectus.

Portfolio Management Risk: If the strategies used and investments selected by the Fund’s portfolio management team fail to produce the intended result, the Fund may suffer losses or underperform other funds with the same investment objective or strategies, even in a favorable market.

Market Risk: The market values of securities will fluctuate, sometimes sharply and unpredictably, based on overall economic conditions, governmental actions or intervention, market disruptions caused by trade disputes or other factors, political developments, and other factors. Prices of equity securities tend to rise and fall more dramatically than those of debt securities.

Issuer Risk: The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage, reduced demand for the issuer’s goods or services, and historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.

Repurchase Offers Risk: As described under “Periodic Repurchase Offers” above, the Fund is an “interval fund” and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, conducts quarterly repurchase offers of the Fund’s outstanding Shares at NAV, subject to approval of the Board. Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. Also, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. If a repurchase offer is oversubscribed, the Board may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. Consequently, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined. In addition, the repurchase of Shares by the Fund may be a taxable event to shareholders, potentially including even shareholders who do not tender any Shares in such repurchase.
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Fixed Income Securities Risk: The Fund is subject to the general risks and considerations associated with investing in debt securities, including the risk that issuers will fail to make timely payments of principal or interest or default altogether. Lower-rated securities in which the Fund may invest may be more volatile and may decline more in price in response to negative issuer developments or general economic news than higher rated securities. In addition, as interest rates rise, the Fund’s investments typically will lose value.

High-Yield Securities Risk: High-yield securities (commonly referred to as “junk” bonds) typically pay a higher yield than investment grade securities, but may have greater price fluctuations and have a higher risk of default than investment grade securities. The market for high-yield securities may be less liquid due to such factors as interest rate sensitivity, negative perceptions of the junk bond markets generally, and less secondary market liquidity. This may make such securities more difficult to sell at an acceptable price, especially during periods of financial distress, increased market volatility, or significant market decline.

Defaulted Bonds Risk: Defaulted bonds are subject to greater risk of loss of income and principal than securities of issuers whose debt obligations are being met. Defaulted bonds are considered speculative with respect to the issuer’s ability to make interest payments and pay its obligations in full. The repayment of defaulted bonds therefore is subject to significant uncertainties, and in some cases, there may be no recovery of repayment. Defaulted bonds may be repaid only after lengthy workout or bankruptcy proceedings, which typically result in only partial recovery of cash payments or an exchange of the defaulted bond for other securities of the issuer or its affiliates.

Distressed Debt Risk: Investments in distressed bonds are speculative and involve substantial risks in addition to the risks of investing in high-yield debt securities. The anticipated transaction regarding these instruments may be unsuccessful, take considerable time or result in a distribution of cash or a new security or obligation in exchange for the distressed debt obligations, the value of which may be less than the Fund’s purchase price of such debt obligations. The Fund also may incur expenses trying to protect its interests in distressed debt. Additionally, the prices of distressed bonds are likely to be more sensitive to adverse economic changes or individual issuer developments than the prices of higher rated securities. During an economic downturn or substantial period of rising interest rates, distressed debt issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations. Moreover, it is unlikely that a liquid market will exist for the Fund to sell its holdings in distressed debt securities. If the Fund and other accounts managed by Lord Abbett invest in different parts of an issuer’s capital structure and the issuer encounters financial problems, decisions over the terms of any restructuring or workout are likely to raise conflicts of interest. The Fund may take actions adverse to other accounts or, to minimize such conflicts, may avoid making certain investments or taking certain actions, which could have the effect of limiting the Fund’s investment opportunities. Similarly, other accounts managed by Lord Abbett may take actions adverse to the Fund.

Credit Risk: Debt securities are subject to the risk that the issuer or guarantor of a security may not make interest and principal payments as they become due or may default altogether. In addition, if the market perceives a deterioration in the creditworthiness of an issuer, the value and liquidity of securities issued by that issuer may decline. To the extent that the Fund holds below investment grade securities, these risks may be heightened. Insured debt securities have the credit risk of the insurer in addition to the credit risk of the underlying investment being insured.

Interest Rate Risk: As interest rates rise, prices of bonds (including tax-exempt bonds) generally fall, typically causing the Fund’s investments to lose value. Additionally, rising interest rates or lack of market participants may lead to decreased liquidity in fixed income
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markets. Interest rate changes generally have a more pronounced effect on the market value of fixed-rate instruments, such as corporate bonds, than they have on floating rate instruments, and typically have a greater effect on the price of fixed income securities with longer durations. A wide variety of market factors can cause interest rates to rise, including central bank monetary policy, rising inflation, and changes in general economic conditions.

Floating Rate Interest Risk: Changes in short-term market interest rates may affect the yield on the Fund’s investments in floating rate debt. If short-term market interest rates fall, the yield on the Fund’s Shares will also fall. Conversely, when short-term market interest rates rise, the impact of rising rates may be delayed. Substantial increases in interest rates may cause an increase in issuer defaults, as issuers may lack resources to meet high debt service requirements.

Corporate Debt Securities Risk: The market value of corporate debt securities may be expected to rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate debt securities normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate debt securities. The market value of a corporate debt security also may be affected by factors directly relating to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with investments in corporate debt securities are described elsewhere in this prospectus in further detail. There is a risk that the issuers of corporate debt securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. High yield corporate bonds are often high risk and have speculative characteristics. High yield corporate bonds may be particularly susceptible to adverse issuer-specific developments. In addition, certain corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity and valuation/pricing transparency risks.

Liquidity Risk: Many of the Fund’s investments may be illiquid. Liquidity risk exists when particular investments are difficult to purchase or sell at the time that the Fund would like or at the price that the Fund believes such investments are currently worth. Illiquid securities may become harder to value, especially in changing markets. The Fund’s investments in illiquid securities may reduce the returns of the Fund because it may be unable to sell the illiquid securities at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer or due to geopolitical events.

To the extent that the Fund’s portfolio includes securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, senior loans, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Fund will tend to have the greatest exposure to liquidity risk. Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity.

The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.

Industry and Sector Risk: Although the Fund does not employ an industry or sector focus, its exposure to specific industries or sectors will increase from time to time based on the
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portfolio management team’s perception of investment opportunities. If the Fund overweights a single industry or sector relative to its benchmark index, the Fund will face an increased risk that the value of its portfolio will decrease because of events disproportionately affecting that industry or sector. Furthermore, investments in particular industries or sectors may be more volatile than the broader market as a whole.

Convertible Securities Risk: Convertible securities are subject to the risks affecting both equity and fixed income securities, including market, credit, liquidity, and interest rate risk. Convertible securities tend to be more volatile than other fixed income securities, and the markets for convertible securities may be less liquid than markets for common stocks or bonds. A significant portion of convertible securities have below investment grade credit ratings and are subject to increased credit and liquidity risks.

Contingent Convertible Securities Risk: CoCos have no stated maturity, have fully discretionary coupons, and are typically issued in the form of preferred equity or subordinated debt instruments. CoCos generally either convert into equity or have their principal written down upon the occurrence of certain triggering events (“triggers”) linked to regulatory capital thresholds or regulatory actions relating to the issuer’s continued viability. CoCos are subject to the risk that coupon (i.e., interest) payments may be cancelled by the issuer or a regulatory authority in order to help the issuer absorb losses. An investment by the Fund in CoCos is also subject to the risk that, in the event of the liquidation, dissolution or winding-up of an issuer prior to a trigger event, the Fund’s rights and claims will generally rank junior to the claims of holders of the issuer’s other debt obligations. In addition, if CoCos held by the Fund are converted into the issuer’s underlying equity securities following a trigger event, the Fund’s holding may be further subordinated due to the conversion from a debt to equity instrument. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk, liquidity risk and valuation risk. In certain circumstances, CoCos may write down to zero notwithstanding the fact that the equity shares continue to exist and have economic value and investors could lose the entire value of the investment, even as the issuer remains in business. An investment by the Fund in CoCos may result in losses to the Fund.

U.S. Government Securities Risk: The Fund may invest in debt securities issued or guaranteed by agencies, instrumentalities, and sponsored enterprises of the U.S. Government. Some U.S. Government securities are supported by the full faith and credit of the United States; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others are supported only by the credit of the issuing agency, instrumentality or enterprise. Although U.S. Government-sponsored enterprises, may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury or supported by the full faith and credit of the U.S. Government and involve increased credit risks. Although legislation has been enacted to support certain government sponsored entities, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities.

U.S. Government debt securities generally involve lower levels of credit risk than other types of debt securities of similar maturities, although, as a result, the yields available from U.S. Government debt securities are generally lower than the yields available from such other securities. Like other debt securities, the values of U.S. Government securities change as

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interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Mortgage-Related and Asset Backed Instruments and Other Collateralized Obligations Risk: Mortgage-related and other asset-backed instruments often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments, such as interest rate risk, credit risk, extension risk, and prepayment risk. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.

Privately Issued Mortgage-Related Securities Risk: There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Mortgage Market/Subprime Risk: The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain of the Fund’s mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) generally increased during that period and may increase again, and a decline in or flattening of housing and other real property values (as has been experienced during that period and may continue to be experienced in many real estate markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. In addition, mortgage loan originators may experience serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements may cause limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities.

Real Estate Risk: An investment in a REIT generally is subject to the risks that impact the value of the underlying properties or mortgages of the REIT. These risks include loss to casualty or condemnation, and changes in supply and demand, interest rates, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Other factors that may adversely affect REITs include poor performance by management of the REIT, changes to the tax laws, or failure by the REIT to qualify for favorable tax treatment under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and changes in local, regional, or general economic conditions.

Foreign and Emerging Market Company Risk: Investments in foreign companies and in U.S. companies with economic ties to foreign markets generally involve special risks. These companies may be more vulnerable to economic, political, and social instability and subject to less government supervision, lack of transparency, inadequate regulatory and accounting standards, and foreign taxes.

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The securities of foreign companies also may be subject to inadequate or otherwise unfavorable exchange control regulations, the imposition of economic sanctions or other government restrictions, and higher transaction and other costs, including transaction costs associated with currency exchange. To the extent the securities of foreign companies are traded on non-U.S. exchanges or markets, settlement, clearing, and registration of such securities transactions are subject to risks because registration systems may be less developed or subject to inadequate government supervision. This may result in significant delays or problems in registering the transfer of securities. If the Fund is delayed in settling a transaction, it may not receive any return on the invested assets or it may lose money if the value of the security declines.

Foreign company securities also include American Depositary Receipts (“ADRs”), Global Depositary Receipts (“GDRs”) and other similar depositary receipts. ADRs, GDRs and other similar depositary receipts may be less liquid than the underlying shares in their primary trading market. Foreign securities also may subject the Fund’s investments to changes in currency exchange rates. Emerging market securities generally are more volatile than other foreign securities, and are subject to greater liquidity, regulatory, and political risks. Investments in emerging markets may be considered speculative and generally are riskier than investments in more developed markets because such markets tend to develop unevenly and may never fully develop. Emerging markets are more likely to experience hyperinflation and currency devaluations. Securities of emerging market companies may have far lower trading volumes and less liquidity than securities of issuers in developed markets. Companies with economic ties to emerging markets may be susceptible to the same risks as companies organized in emerging markets.

Foreign Currency Risk: Investments in securities that are denominated or receiving revenues in foreign (including emerging market) currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedged positions, that the U.S. dollar will decline in value relative to the currency being hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time.

Non-U.S. Government and Supranational Debt Securities Risk: The Fund’s investments in the debt securities of foreign governments can involve a high degree of risk. The governmental entity that controls the repayment of debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt.

Governmental entities may be dependent on expected disbursements from other foreign governments, multilateral agencies, and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies, and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such governmental entity’s obligations. Failure to adhere to any such requirements may result in the cancellation of such other parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts, and, consequently, governmental entities may default on their debt. In addition, a holder of foreign government obligations (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities, and such holder’s interests could be adversely affected in the course of those restructuring arrangements. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of certain issuers of sovereign debt. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt. The sovereign debt of many non-U.S. governments, including their subdivisions and instrumentalities, is rated below investment grade. The risks associated with non-U.S. Government and supranational debt securities may be greater for debt securities issued or guaranteed by emerging and/or frontier countries.

Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, which may at times limit or preclude foreign investment in such sovereign debt and increase the Fund’s costs and expenses. Certain issuers may require governmental approval for the

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repatriation of investment income, capital, or the proceeds of sales of securities by foreign investors, and a government could impose temporary restrictions on foreign capital remittances. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. Investing in local markets may require the Fund to adopt special procedures, seek local government approvals, and/or take other actions, each of which may involve additional costs.

Municipal Securities Risk: Municipal securities are subject to the same risks affecting fixed income securities in general. In addition, the prices of municipal securities may be adversely affected by legislative or political changes, tax rulings, judicial action, changes in market and economic conditions, and the fiscal condition of the municipal issuer, including an insolvent municipality filing for bankruptcy. The Fund may be more sensitive to these events and conditions if it invests a substantial portion of its assets in the municipal securities of similar projects (such as those relating to education, health care, housing, transportation, and utilities), in particular types of municipal securities (such as general obligation bonds, private activity bonds, and special tax bonds) or in the securities of issuers located within a single state, municipality, territory (such as Puerto Rico), or geographic area. The market for municipal securities generally is less liquid than other securities markets, which may make it more difficult for the Fund to sell its municipal securities.

Nongovernmental users of facilities financed by tax-exempt revenue bonds (e.g., companies in the electric utility and health care industries) may have difficulty making payments on their obligations in the event of an economic downturn. This would negatively affect the valuation of municipal securities issued by such facilities.

Inflation-Linked Investments Risk: Unlike traditional fixed income securities, the principal and interest payments of inflation-linked investments are adjusted periodically based on the inflation rate. The value of the Fund’s inflation-linked investments may be vulnerable to changes in expectations of inflation or interest rates and there is no guarantee that the Fund’s use of these instruments will be successful.

Loans, Participations and Assignments Risk: In addition to credit risk and interest rate risk, the Fund’s exposure to loan interests may be subject to additional risks. For example, purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. There is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral could be liquidated. Investments in floating or adjustable rate loans are subject to increased credit and liquidity risks. Investments in loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund, such as additional exposure to the risks associated with the agent bank.

In connection with purchasing loan participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the loan participation. Loans, loan participations and loan assignments may be illiquid.

Some of the loans in which the Fund may invest or to which the Fund may gain exposure through its investments in collateralized debt obligations (“CDOs”), collateralized loan obligations (“CLOs”), or other types of structured securities may be covenant-lite loans, which contain fewer or less restrictive constraints on the borrower than certain other types of loans. Covenant-lite loans generally do not include terms which allow the lender to monitor the performance of the borrower and declare a default or force a borrower into bankruptcy restructuring if certain criteria are breached. Under such loans, lenders typically must rely on covenants that restrict a company from incurring additional debt or engaging in certain

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actions. Such covenants can only be breached by an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, the Fund may have fewer rights against a borrower when it invests in or has exposure to such loans and, accordingly, may have greater risk of loss on such investments as compared to investments in or exposure to loans with additional or more conventional covenants.

Call Risk: A substantial portion of bonds are “callable,” meaning they give the issuer the right to call or redeem the bonds before maturity. Issuers may call outstanding bonds when there is a decline in interest rates, when credit spreads change, or when the issuer’s credit quality improves. As interest rates decline, these bond issuers may pay off their loans early by buying back the bonds, thus depriving the Fund of above market interest rates. Moreover, the Fund may not recoup the full amount of its initial investment and may have to reinvest the prepayment proceeds in lower yielding securities, securities with greater credit risks, or other less attractive securities.

Derivatives Risk: The risks associated with derivatives may be different from and greater than the risks associated with directly investing in securities and other investments. Derivatives may increase the Fund’s volatility and reduce its returns.

Derivatives may not perform as expected and the Fund may not realize the intended benefits. Whether the Fund’s use of derivatives is successful may depend on, among other things, the portfolio managers’ ability to correctly forecast market movements, company and industry valuation levels and trends, changes in foreign exchange and interest rates, and other factors. If the portfolio managers incorrectly forecast these and other factors, the Fund’s performance could suffer. In addition, given their complexity, derivatives are subject to the risk that improper or misunderstood documentation may expose the Fund to losses.

Credit Default Swaps Risk: Credit default swap agreements may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller (if any), coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. When the Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage described herein since if an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation. The Fund may be unable to exit a credit default swap.

Structured Investments Risk: Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. Investors in structured products generally pay their share of the structured product’s administrative and other expenses. The prices of indices and securities underlying structured products (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the structured products owned by the Fund. Structured products generally entail risks associated with derivative instruments.

Counterparty Risk: The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund or held by special purpose or structured vehicles in which the Fund invests. In the event that the Fund enters into a derivative transaction with a counterparty that subsequently becomes
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insolvent or becomes the subject of an insolvency proceeding, the derivative transaction may be terminated in accordance with its terms and the Fund’s ability to realize its rights under the derivative instrument and its ability to distribute the proceeds could be adversely affected. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy, or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative transaction and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to any underlying security or asset. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances.

Other Investment Companies Risk: The Fund may invest in securities of other pooled investment vehicles (including those advised or subadvised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, BDCs, ETFs, and underlying funds. With respect to listed closed-end funds and ETFs, the market value of their shares may differ from the NAV of the particular fund. To the extent the Fund invests a portion of its assets in a pooled investment vehicle, those assets will be subject to the risks of the purchased fund’s portfolio securities. In addition, if the Fund invests in such investment companies or investment funds, the Fund’s shareholders will bear not only their proportionate share of the expenses of the Fund, but also will indirectly bear similar expenses of the underlying investment company. In addition, the securities of these pooled investment vehicles may also be leveraged and will therefore be subject to the same leverage risks described herein.

Private Credit Risk: The Fund intends to obtain exposure to select less liquid or illiquid private credit investments, generally involving corporate borrowers, through its investments in pooled investment vehicles, including vehicles managed by the Adviser. Typically, private credit investments are not traded in public markets and are illiquid, such that an underlying fund may not be able to resell some of its holdings for extended periods, which may be several years, or at the price at which the underlying fund is valuing its investments. An underlying fund may, from time to time or over time, focus its private credit investments in a particular industry or sector or select industries or sectors. Investment performance of such industries or sectors may thus at times have an out-sized impact on the performance of an underlying fund or the Fund. Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The issuers of the underlying fund’s private credit investment will often be leveraged, as a result of recapitalization transactions, and may not be rated by national credit rating agencies.

Private Placements Risk: In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities, and a liquid secondary market may never develop. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks.

LIBOR and Reference Benchmark Risk: Certain instruments in which the Fund may invest have historically relied upon LIBOR. As of June 30, 2023, the administrator of LIBOR ceased publication of U.S. dollar LIBOR settings. Alternative reference rates to LIBOR have been established in most major currencies. The transition away from LIBOR may lead to increased volatility and illiquidity in markets that relied on LIBOR and may adversely affect the Fund’s performance. The transition may also result in a reduction in the
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value of certain LIBOR-related investments held by the Fund or reduce the effectiveness of related transactions such as hedges. Any such effects of the transition away from LIBOR, as well as other unforeseen effects, could result in losses for the Fund.

Inflation/Deflation Risk: Inflation risk is the risk that the value of assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of payments at future dates. Deflation risk is the risk that prices throughout the economy decline over time. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio and Shares.

Risk of Regulatory Changes: Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the U.S. Commodity Futures Trading Commission (“CFTC”), the SEC, the U.S. Internal Revenue Service (“IRS”), the Fed or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. The European Union (the “EU”), the United Kingdom (the “UK”) and other jurisdictions have implemented or are in the process of implementing similar requirements. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

To the extent the Fund and the Adviser are or have historically been eligible for exemptions from certain regulations, there is no assurance that the Fund and the Adviser will continue to be eligible for such exemptions.

The CFTC and certain futures exchanges have established (and continue to evaluate and revise) limits, referred to as “position limits,” on the maximum net long or net short positions which any person or entity may hold or control in particular futures and options on futures contracts. In addition, federal position limits apply to swaps that are economically equivalent to futures contracts that are subject to CFTC-set limits. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of determining whether the applicable position limits have been exceeded, unless an exemption applies. Thus, even if the Fund does not intend to exceed applicable position limits, it is possible that positions of different clients managed by the Adviser and its affiliates may be aggregated for this purpose. It is possible that the trading decisions of the Adviser may have to be modified and positions held by the Fund may have to be liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the performance of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund’s investment strategy.

The SEC has in the past adopted interim rules requiring reporting of all short positions above a certain de minimis threshold and may adopt rules requiring monthly public disclosure in the future. In addition, other non-U.S. jurisdictions where the Fund may trade have adopted reporting requirements. If the Fund’s short positions or its strategy become generally known, it could have a significant effect on the Adviser’s ability to implement its investment strategy. Such reporting requirements may also limit the Adviser’s ability to access management and other personnel at certain companies where the Adviser seeks to take a short position. In addition, if other investors engage in copycat behavior by taking positions in the same issuers as the Fund, the cost of borrowing securities to sell short could increase drastically and the availability of such securities to the Fund could decrease drastically. Such events could make the Fund unable to execute its investment strategy. In addition, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) restrictions including bans on short sales of certain securities (including short positions acquired through swaps) in response to market events. Restrictions such as bans on short selling may have a material adverse effect on the Fund’s ability to execute its investment strategy and/or generate returns.

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Rule 18f-4 under the 1940 Act regulates registered investment companies’ use of derivatives and certain related instruments (e.g., reverse repurchase agreements). This rule, among other things, limits derivatives exposure through one of two value-at-risk tests, requires funds to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and subjects funds to certain reporting requirements in respect of derivatives. To the extent the Fund uses derivative instruments (excluding certain currency and interest rate hedging transactions) in a limited amount, it will not be subject to the full requirements of Rule 18f-4.

Repurchase Agreement Risk: The Fund may enter into repurchase agreements. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. These events could also trigger adverse tax consequences for the Fund.

Distribution Risk: The Fund’s distribution rate may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. The Fund may pay distributions from sources that may not be available in the future and that are unrelated to the Fund’s performance, such as from offering proceeds and/or borrowings.

Zero Coupon, Deferred Interest, Pay-In-Kind, and Capital Appreciation Bonds Risk: Zero coupon, deferred interest, and capital appreciation bonds are issued at a discount from their face value because interest payments typically are postponed until maturity. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. As the buyer of these types of securities, the Fund will recognize a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. Unlike securities that periodically pay interest to maturity, zero coupon, deferred interest, capital appreciation, and pay-in-kind securities involve the additional risk that the Fund will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Fund may obtain no return at all on its investment. The values of zero-coupon and pay-in-kind bonds are more volatile in response to interest rate changes than debt obligations of comparable maturities and credit qualities that make regular distributions of interest. Under many market and other conditions, the market for zero-coupon, deferred interest, capital appreciation and pay-in-kind securities may suffer decreased liquidity, making it difficult for the Fund to dispose of them or to determine their current value. Taxable income from these types of securities is accrued by the Fund without receiving regular interest payments in cash. As a result, the Fund may be required to sell portfolio securities in order to pay a dividend depending, among other things, upon the proportion of shareholders who elect to receive dividends in cash rather than reinvesting dividends in additional Shares of the Fund.

Leverage Risk: The Fund’s use of leverage creates the opportunity for increased net income to common Shares, but also creates special risks for shareholders. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. If shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage (including interest expenses on reverse repurchase agreements, dollar rolls and borrowings and the dividend rate on any outstanding preferred shares) could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing returns to shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the shareholders (and not by preferred shareholders, if any) and will reduce the investment return of the Shares. Therefore, the Fund’s use of leverage may result in losses. In addition, any preferred shares issued by the Fund are expected to pay cumulative dividends, which may tend to increase leverage risk.

Leverage creates several major types of risks for shareholders, including:

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●  the likelihood of greater volatility of NAV of Shares, and of the investment return to shareholders, than a comparable portfolio without leverage;

●  the possibility either that Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Shares will fluctuate because such costs vary over time; and

●  the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged.

If the costs of any leverage used by the Fund exceed the income from portfolio securities acquired through the use of such leverage, the Fund’s NAV would decline. A decline in the Fund’s NAV could affect the ability of the Fund to pay dividends or make distributions to shareholders. A failure by the Fund to distribute an adequate proportion of its net investment income in the form of dividends each taxable year would result in the Fund ceasing to qualify as a regulated investment company under the Code. See “Tax Matters” below for additional information. Also, the counterparties to the Fund’s leveraging transactions and any preferred shareholders of the Fund will have priority of payment over the Fund’s shareholders.

The use by the Fund of reverse repurchase agreements and dollar rolls to obtain leverage also involves special risks. For instance, the market value of the securities that the Fund is obligated to repurchase under a reverse repurchase agreement or dollar roll may decline below the repurchase price.

In addition to reverse repurchase agreements, dollar rolls and/or borrowings (or a future issuance of preferred shares), the Fund may engage in other transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), credit default swaps, total return swaps, basis swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions). The Fund’s use of such transactions gives rise to associated leverage risks described above, and may adversely affect the Fund’s income, distributions, and total returns to shareholders. The Fund may offset derivatives positions against one another or against other assets to manage effective market exposure resulting from derivatives in its portfolio. To the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it is leveraged through use of these derivative strategies.

Equity Securities Risk: Equity securities, as well as equity-like securities such as convertible debt securities, may experience significant volatility. Such securities may fall sharply in response to adverse events affecting overall markets, a particular industry or sector, or an individual company’s financial condition.

Reinvestment Risk: Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels, NAV and/or overall return of the Shares.

Tax Treatment Limitations and Potential Changes in Tax Treatment Risk: The Fund intends to continue to qualify as a “regulated investment company” under subchapter M of the Code. In order to qualify as a regulated investment company under subchapter M, at least 90% of the Fund’s gross income for each taxable year must be “qualifying income.” Although the Fund believes that its investment strategies with respect to derivatives,
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including CPI swaps, will generate qualifying income under current U.S. federal income tax law, the Fund’s use of these instruments is accompanied by the risk that the IRS may determine that such gain is non-qualifying income. The Fund’s intention to qualify for favorable tax treatment under the Code may limit the Fund’s ability to invest in certain investments, especially commodity related investments, which may offer the potential to hedge against inflation. In addition, the Fund’s transactions in futures, swaps and other derivatives could also result in the Fund realizing more short-term capital gain and ordinary income (both subject to ordinary income tax rates when distributed to shareholders) than otherwise would be the case if the Fund did not invest in such instruments. To the extent that the Fund invests in this manner, the realization of short-term gain and ordinary income may impact the amount, timing, and character of the Fund’s distributions to shareholders and the Fund’s after-tax returns.

Cyber Security Risk: As the use of technology has become more prevalent in the course of business, Lord Abbett and other service providers have become more susceptible to operational and information security risks. A shareholder and/or its account could be negatively impacted as a result. While Lord Abbett has established internal risk management security protocols designed to identify, protect against, detect, respond to, and recover from cyber security incidents, there are inherent limitations in such protocols including the possibility that certain threats and vulnerabilities have not been identified or made public due to the evolving nature of cyber security threats.

Operational Risk: The Fund is also subject to the risk of loss as a result of other services provided by Lord Abbett and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error, and system failures by a service provider, each of which may negatively affect the Fund’s performance.

Business Continuity Risk: Lord Abbett has developed a Business Continuity Program (the “Program”) that is designed to minimize the disruption of normal business operations in the event of an adverse incident impacting Lord Abbett, its affiliates, or the Fund. While Lord Abbett believes that the Program should enable it to reestablish normal business operations in a timely manner in the event of an adverse incident, there are inherent limitations in such programs (including the possibility that contingencies have not been anticipated and procedures do not work as intended) and, under some circumstances, Lord Abbett, its affiliates, and any vendors used by Lord Abbett, its affiliates, or the Fund could be prevented or hindered from providing services to the Fund for extended periods of time.

Market Disruption and Geopolitical Risk: Geopolitical and other events (e.g., wars, terrorism, natural disasters, epidemics, or pandemics) may disrupt securities markets and adversely affect global economies and markets, thereby decreasing the value of the Fund’s investments. Sudden or significant changes in the supply or prices of commodities or other economic inputs may have material and unexpected effects on both global securities markets and individual countries, regions, sectors, companies, or industries, which could significantly reduce the value of the Fund’s investments. Securities markets also may be susceptible to market manipulation or other fraudulent trading practices, which could disrupt the orderly functioning of markets, increase overall market volatility or reduce the value of investments traded in them, including investments of the Fund. Instances of fraud and other deceptive practices committed by senior management of certain companies in which the Fund invests may undermine Lord Abbett’s due diligence efforts with respect to such companies, and if such fraud is discovered, negatively affect the value of the Fund’s investments. Financial fraud also may impact the rates or indices underlying the Fund’s investments. War, terrorism, economic uncertainty, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, sanctions threatened or imposed by jurisdictions, including the United States, against a country or entities or
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individuals in a certain country (such as sanctions imposed against Russia, Russian entities, and Russian individuals in 2022) may impair the value and liquidity of securities issued by issuers in such country and may result in the Fund using fair valuation procedures to value such securities.

Valuation Risk: The valuation of the Fund’s investments involves subjective judgment. There can be no assurance that the Fund will value its investments in a manner that accurately reflects their current market values or that the Fund will be able to sell any investment at a price equal to the valuation ascribed to that investment for purposes of calculating the Fund’s NAV. Incorrect valuations of the Fund’s portfolio holdings could result in the Fund’s shareholder transactions being effected at a NAV that does not accurately reflect the underlying value of the Fund’s portfolio, resulting in the dilution of shareholder interests.

Affiliated Investment Funds Risk: To the extent the Fund invests in investment funds advised or subadvised by the Adviser or its affiliates, certain conflicts of interest will be present. The Adviser is subject to conflicts of interest in allocating portfolio assets among various investment companies because the fees payable to the Adviser by the underlying investment companies differ. The Adviser may have an incentive to select investment companies that will result in the greatest net management fee revenue to the Adviser and its affiliates, even if that results in increased expenses for the Fund. In addition, the Fund’s investments in affiliated investment companies may be beneficial to the Adviser in managing the underlying investment companies, by helping the underlying investment companies achieve economies of scale or by enhancing cash flows to the investment companies. In certain circumstances, the Adviser would have an incentive to delay or decide against the sale of interests held by the Fund in the underlying investment companies and may implement Fund changes in a manner intended to minimize the disruptive effects and added costs of those changes to the underlying investment companies. If the Fund invests in an investment company with higher expenses, the Fund’s performance would be lower than if the Fund had invested in an investment company with comparable performance but lower expenses.

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SUMMARY OF FUND EXPENSES

This table is intended to assist investors in understanding the various costs and expenses directly or indirectly associated with investing in the Fund. You may qualify for sales charge discounts if you and certain members of your family invest, or agree to invest in the future, at least $100,000 in the Fund. More information about these and other discounts is available from your financial professional and in “Sales Charge–Class A Shares” on page 56 of the prospectus.

Shareholder Transaction Expenses (Fees paid directly from your investment)
Class	A	I	U
Maximum Initial Sales Charge (Load) Imposed on Purchases (as a percentage of offering price)	2.50%	None(1)	None(1)
Maximum Deferred Sales Charge (Load) (as a percentage of offering price or repurchase proceeds, whichever is lower)	1.50%(2)	None	None
Dividend Reinvestment Fees	None	None	None
Repurchase Fee (as a percentage of amount redeemed)	None	None	None

Annual Fund Operating Expenses
(as a percentage of the net assets attributable to common Shares)
Class	A	I	U
Management Fees	1.25%	1.25%	1.25%
Distribution and Service (12b-1) Fees	0.75%	None	0.75%
Other Expenses(3)	0.39%	0.39%	0.39%
Total Annual Fund Operating Expenses	2.39%	1.64%	2.39%
Fee Waiver and/or Expense Reimbursement(4)	(1.39)%	(1.39)%	(1.39)%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement(4)	1.00%	0.25%	1.00%

(1)	While neither the Fund nor Lord Abbett Distributor impose an initial sales charge on Class I or Class U Shares, if you buy Class I or Class U Shares through certain financial firms, they may directly charge you transaction or other fees in such amount as they may determine. Please consult your financial firm for additional information.
(2)	A contingent deferred sales charge (“CDSC”) of 1.50% may be assessed on Class A Shares purchased without a sales charge if they are repurchased before the first day of the month of the one-year anniversary in which the purchase falls.
(3)	Other Expenses are estimated amounts for the current fiscal year, based on actual expenses from the fiscal year ended December 31, 2023.
(4)	For the period from May 1, 2024 through April 30, 2025, Lord Abbett has contractually agreed to waive its fees and/or reimburse expenses to the extent necessary to limit total net annual operating expenses (excluding acquired fund fees and expenses, distribution expenses, interest expense, taxes, expenses related to litigation and potential litigation, investment expenses (such as fees and expenses of outside legal counsel or third-party consultants, due diligence-related fees, and other costs, expenses and liabilities with respect to consummated and unconsummated investments) and extraordinary expenses) to an annual rate of 0.25% for each class of shares. This agreement may be terminated only by the Board.

Example

The following example is intended to help you understand the various costs and expenses that you, as a holder of Shares, would bear directly or indirectly. The example illustrates the expenses that you would pay on a $1,000 investment in the Shares, assuming a 5% annual return:

Class	1 Year	3 Years	5 Years	10 Years
Class A	$35	$85	$137	$280
Class I	$3	$38	$76	$183
Class U	$10	$61	$115	$262

The example above should not be considered a representation of future expenses. Actual expenses may be higher or lower than those shown. The example assumes that the Other Expenses set forth in the Annual Fund Operating Expenses table above are accurate, that the Total Annual Fund Operating Expenses (as described above) remain the same each year and that all dividends and distributions are reinvested at NAV. Actual expenses may be greater or less than those assumed. Moreover, the Fund’s actual rate of return may be greater or less than the hypothetical 5% annual return shown in the example.

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FINANCIAL HIGHLIGHTS

This table describes the Fund’s Class A Shares and Class I Shares performance for the fiscal periods indicated. Class U shares have not commenced operations. “Total Return” shows how much your investment in the Fund would have increased or decreased during each period without considering the effects of sales loads and assuming you had reinvested all dividends and distributions. These Financial Highlights have been audited by Deloitte & Touche LLP (“Deloitte”), the Fund’s independent registered public accounting firm, in conjunction with their annual audit of the Fund’s financial statements. Financial statements and the report of the independent registered public accounting firm thereon appear in the most recent annual report to shareholders and are incorporated by reference in the SAI, which is available upon request. Certain information reflects financial results for a single Fund share. Financial Highlights are provided for each class of Shares with operations during the fiscal periods indicated and Shares outstanding as of the end of the most recent fiscal period end.

CORPORATE OPPORTUNITIES FUND (formerly known as Special Situations Income Fund)

FINANCIAL HIGHLIGHTS

		Per Share Operating Performance:
		Investment operations:			Distributions to shareholders from:

	Net asset value, beginning of period	Net invest- ment income (loss)(a)	Net realized and unrealized gain (loss)	Total from invest- ment opera- tions	Net invest- ment income	Net realized gain		Total distri- butions
Class I
12/31/2023	$8.81	$0.96	$0.41	$1.37	$(0.94)	$—		$(0.94)
12/31/2022	9.92	0.64	(1.08)	(0.44)	(0.67)	—	(c)	(0.67)
9/8/2021 to 12/31/2021(d)	10.00	0.14	(0.11)	0.03	(0.11)	—		(0.11)
Class A
12/31/2023	8.81	0.91	0.39	1.30	(0.87)	—		(0.87)
12/31/2022	9.92	0.56	(1.07)	(0.51)	(0.60)	—	(c)	(0.60)
9/8/2021 to 12/31/2021(d)	10.00	0.10	(0.06)	0.04	(0.12)	—		(0.12)

(a)	Calculated based on average shares outstanding during the period.
(b)	Total return for Class A does not consider the effects of sales loads and assumes the reinvestment of all distributions. Total return for all other classes assumes the reinvestment of all distributions.
(c)	Amount less than $0.01.
(d)	Commenced on September 8, 2021.
(e)	Not annualized.
(f)	Annualized.
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CORPORATE OPPORTUNITIES FUND (formerly known as Special Situations Income Fund)

FINANCIAL HIGHLIGHTS (CONCLUDED)

				Ratios to Average Net Assets:						Supplemental Data:

	Net asset value, end of period	Total return (%)(b)		Total expenses after waivers and/or reim- bursements (%)		Total expenses (%)		Net investment income (loss) (%)		Net assets, end of period (000)	Portfolio turnover rate (%)
Class I
12/31/2023	$9.24	16.33		0.25		1.64		10.68		$77,743	105
12/31/2022	8.81	(4.54)		1.43		1.73		6.77		52,775	79
9/8/2021 to 12/31/2021(d)	9.92	0.51	(e)	1.50	(f)	1.65	(f)	4.31	(f)	59,093	30	(e)
Class A
12/31/2023	9.24	15.48		1.00		2.40		10.04		10,102	105
12/31/2022	8.81	(5.25)		2.18		2.49		6.02		882	79
9/8/2021 to 12/31/2021(d)	9.92	0.31	(e)	2.25	(f)	2.47	(f)	3.23	(f)	992	30	(e)
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THE FUND

The Fund is a closed-end management investment company registered under the 1940 Act. The Fund is diversified for purposes of the 1940 Act. Pursuant to guidance from the SEC, the Fund’s classification changed from a non-diversified fund to a diversified fund. As a result of this classification change, the Fund is limited in the proportion of its assets that may be invested in the securities of a single issuer. The Fund continuously offers its Shares and is operated as an “interval fund.” The Fund currently offers three classes of Shares: Class A, Class I, and Class U. Class U Shares have not commenced operations. The Fund was organized as a Delaware statutory trust on April 1, 2021, pursuant to the Amended and Restated Declaration and Agreement of Trust (the “Declaration of Trust”), which is governed by the laws of the State of Delaware. The Fund has a limited operating history. The Fund’s principal office is located at 30 Hudson Street, Jersey City, NJ 07302, and its telephone number is 888-522-2388.

USE OF PROCEEDS

The Fund invests the net proceeds of the continuous offering of Shares on an ongoing basis in accordance with its investment objective and policies as stated below. Pending the investment of the proceeds pursuant to the Fund’s investment objective and policies, the Fund may invest a portion of the proceeds of the offering, which may be a substantial portion, in short-term, high quality debt securities, money market securities, cash or cash equivalents. In addition, the Fund may maintain a portion of the proceeds in cash to meet operational needs. The Fund may be prevented from achieving its investment objective during any time in which the Fund’s assets are not substantially invested in accordance with its policies. It is currently anticipated that the Fund will be able to invest all or substantially all of the net proceeds according to its investment objective and policies within approximately three months after receipt of the proceeds, depending on the amount and timing of proceeds available to the Fund as well as the availability of investments consistent with the Fund’s investment objective and policies, and except to the extent proceeds are held in cash to pay dividends or expenses, satisfy repurchase offers or for temporary defensive purposes. A delay in the anticipated use of proceeds could lower returns and reduce the Fund’s distribution to shareholders.

THE FUND’S INVESTMENT OBJECTIVE, STRATEGIES, AND PRINCIPAL RISKS

Investment Objective

The Fund’s investment objective is total return. In pursuing its investment objective, the Fund will seek income as well as capital appreciation.

Investment Strategies

To pursue its objective, the Fund will invest its assets in bonds, loans and other fixed income instruments. In addition, the Fund will invest in derivative instruments intended to provide economic exposure to such securities. The Fund may invest at every level of the capital structure and in securities across developed and emerging markets. Under normal conditions, the Fund invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes, in corporate bonds and other corporate fixed income instruments, including equity investments in vehicles (including pooled investment vehicles) and derivative instruments, each of which are intended to provide economic exposure to such securities. The Fund has significant flexibility to adjust allocations over time while adapting to the market and economic environment. The Fund may invest in a wide variety of asset classes, sectors and capital structures, without any explicit duration target or liquidity limitations, in order to maximize exposure to industries and sectors identified by the Adviser as having the best risk/reward profiles, identify what the Adviser believes are the strongest candidates within those industries or sectors for investment, and select securities the Fund believes present the best risk/reward profiles within that industry or sector.

The Fund expects to invest in bonds, debt securities and other similar instruments of varying maturities issued by various U.S. and foreign (non-U.S.) public- or private-sector entities; bank loans (including, among others, senior loans, mezzanine loans, delayed funding loans, revolving credit facilities and loan participations and assignments); structured products, securitizations and other asset-backed securities issued on a public or private basis; corporate debt securities of U.S. and non-U.S. issuers, including convertible and CoCos and corporate commercial paper; municipal securities and other debt securities issued by states or local governments and their agencies, authorities and other government-sponsored enterprises, including taxable municipal securities; distressed securities, including publicly offered or privately placed debt securities and loans which, at the time of investment, are the subject of bankruptcy proceedings or otherwise in default as to the repayment of principal and/or payment of interest; obligations of foreign governments or their sub-divisions, agencies and government sponsored enterprises and obligations of international agencies and supranational entities; securities issued or guaranteed by the U.S. Government, its agencies or government-sponsored enterprises; loans held and/or originated by private financial institutions, including commercial and residential mortgage loans, corporate loans and consumer loans; payment-in-kind securities; zero-coupon bonds; inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or indexed securities; catastrophe bonds and other event-linked bonds; credit-linked notes; preferred securities; convertible debt and equity securities, including synthetic convertible securities and CoCos; trade claims and other similar direct obligations or claims against companies; and bank certificates of deposit, fixed time deposits and bankers’ acceptances.

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The Fund may invest in individual securities of any credit quality, maturity, or duration. At any given time and from time to time substantially all of the Fund’s portfolio may consist of high yield (or below investment grade) debt securities (commonly referred to as “junk” bonds). Below investment grade quality instruments are those that, at the time of investment, are rated Ba1 or lower by Moody’s and BB+ or lower by S&P or Fitch, or instruments comparably rated by other ratings agencies, or if unrated are determined by the Adviser to be of comparable quality. Instruments of below investment grade quality, commonly referred to as “junk” or “high yield” securities, are regarded as having predominantly speculative characteristics with respect to an issuer’s capacity to pay interest and repay principal.

The Fund may invest in debt securities of stressed and distressed issuers as well as in defaulted securities and debtor-in-possession financings, including those that are the subject of financial restructuring, bankruptcy proceedings or otherwise in default as to the repayment of principal and/or payment of interest. The Fund may invest in trade claims, including claims against companies in bankruptcy or reorganization proceedings. Trade claims generally include claims of suppliers for goods delivered and not paid, claims for unpaid services rendered, claims for contract rejection damages and claims related to litigation. The Fund may invest in any level of the capital structure of an issuer, including by investing in any class or tranche of mortgage-backed or asset-backed instruments. The rate of interest on an income-producing instrument may be fixed, floating, or variable. The Fund may invest in U.S. dollar and non-U.S. dollar denominated securities of issuers located anywhere in the world, including in emerging markets, and of issuers that operate in any industry.

The Fund may utilize various derivative strategies (both long and short positions) involving the purchase or sale of futures and forward contracts (including foreign currency exchange contracts), credit default swaps, call and put options, total return swaps, basis swaps and other swap agreements and other derivative instruments for investment purposes, leveraging purposes or in an attempt to hedge against market, credit, interest rate, currency and other risks in the portfolio. The Fund may purchase and sell securities on a when-issued, delayed delivery or forward commitment basis and may engage in short sales.

The Fund may invest in common stocks and shares of other investment companies (including those advised or subadvised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, BDCs, ETFs, and underlying funds. The Fund expects to obtain exposure to private credit indirectly by investing in pooled investment vehicles, including vehicles managed by the Adviser or its affiliates.

To the extent consistent with the liquidity requirements applicable to interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid securities. An illiquid security is a security that the Fund reasonably expects cannot be sold or disposed of in then-current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

The Fund may opportunistically add leverage to its portfolio by utilizing instruments such as reverse repurchase agreements, credit default swaps, dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into other transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Although it has no current intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio.

During temporary defensive periods or in order to keep the Fund’s cash fully invested, including during the period when the net proceeds of the offering of Shares are being invested, the Fund may deviate from its investment objective and policies. During such periods, the Fund may invest its cash balances in short-term taxable securities, U.S. Government securities, commercial paper, bankers’ acceptances, repurchase agreements, registered money market funds, and comparable foreign fixed income securities, among other instruments, or may hold significant positions in cash or cash equivalents for temporary defensive purposes. It is impossible to predict when, or for how long, the Fund will use these alternative strategies. There can be no assurance that such strategies will be successful.

Investment Process

On behalf of the Fund, Lord Abbett employs a process that combines top-down themes with bottom-up, fundamental credit research. The top-down process begins with an assessment of economic and capital market conditions to develop an outlook for the overall credit markets and industries within that investment universe. This analysis may also incorporate global market conditions and a view of the relative health of various global markets and regions. This top-down view guides the portfolio’s sector allocation, credit quality distribution, industry positioning, and overall risk profile.

The bottom-up process identifies securities the Fund believes present the best risk/reward profiles and utilizes the portfolio management team’s experience in corporate debt securities. This fundamental research for corporate debt includes: an understanding of the metrics of the industry; the state of the balance sheet; the quality of assets on the balance sheet; the quality of the cash flows; the quality and trustworthiness of management teams and their insightfulness in responding to changes in their industry; and the quality of documentation governing the security.
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Lord Abbett’s proprietary credit analytics platform integrates quantitative relative value metrics with analysts’ fundamental credit research opinions in an effort to select securities Lord Abbett believes present the best risk/reward profiles.

For structured products, Lord Abbett utilizes a combination of internally-developed analytical models and externally sourced systems that permits stress testing of such securities and evaluations of their intrinsic creditworthiness and valuation attractiveness. In addition to these systems, sector specialists that focus on structured products are responsible for conducting fundamental research of each security under consideration for inclusion in the portfolio. Fundamental research for structured products also includes analysis of cash flows, pre-payment risks, and the health of the markets affecting the underlying securities.

Lord Abbett incorporates proprietary quantitative risk reporting to ensure that the portfolio’s risk profile is consistent with the portfolio management team’s goal. This reporting measures and monitors interest rate and credit exposures. It also incorporates ratings-adjusted duration metrics, which account for varying correlations between credit spreads and interest rate movements across credit ratings.

Illiquidity risk will receive significant focus in the management and investment process of the Fund’s portfolio. Because the Fund, as an interval fund, is not required to redeem its Shares on a daily basis, and because of a desire to maximize risk-adjusted yield, the Fund may invest a significant portion of its portfolio in illiquid securities, which can often offer higher yield valuations versus liquid securities with a comparable risk profile. The incremental yield compensation that may be associated with illiquid assets can offset the higher transaction cost in purchasing and selling the asset as well as to offset the sometimes higher spread and price volatility of the illiquid asset.

The Fund’s investment team may also consider the risks and return potential presented by ESG factors in investment decisions. The Fund does not focus its analysis on any specific ESG factor but rather considers ESG factors where relevant or material, among other material factors, in the context of a particular investment opportunity.

Portfolio Composition

The Fund’s portfolio will be composed principally of the following investments. Further description of the Fund’s investment policies and restrictions and more detailed information about the Fund’s portfolio investments are contained in the SAI.

High-Yield Debt Securities

The Fund may invest without limit in instruments rated below investment grade (commonly referred to as “junk” bonds), considered to be those that are rated Ba1 or lower by Moody’s and BB+ or lower by S&P or Fitch or instruments comparably rated by other rating agencies, or in unrated instruments determined by the Adviser to be of comparable quality. Instruments rated Ba1 or lower by Moody’s are judged to have speculative elements; their future cannot be considered as well assured and often the protection of interest and principal payments may be very moderate. Instruments rated BB+ or lower by S&P or Fitch are regarded as having predominantly speculative characteristics and, while such obligations have less near-term vulnerability to default than other speculative grade debt, they face major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity to meet timely interest and principal payments.

Lower grade instruments, though higher yielding, are generally characterized by higher risk. They may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than certain lower yielding, higher rated instruments. The secondary market for lower grade instruments may be less liquid than that of higher rated instruments. Adverse conditions could make it difficult at times for the Fund to sell certain lower grade instruments or force the Fund to sell lower grade instruments at disadvantageous prices.

The prices of credit instruments generally are inversely related to interest rate changes; however, the price volatility caused by fluctuating interest rates of instruments also is inversely related to the coupon of such instruments. Accordingly, lower grade instruments may be relatively less sensitive to interest rate changes than higher quality instruments of comparable maturity, because of their higher coupon. The higher credit risk associated with lower grade instruments potentially can have a greater effect on the value of such instruments than may be the case with higher quality issues of comparable maturity, and may significantly affect the value of the Fund’s portfolio.

Investment Grade Fixed Income Securities

The Fund may also invest in investment grade fixed income securities. Investment grade fixed income securities are debt securities that are rated, at the time of purchase, within the four highest grades assigned by an independent rating agency, such as Moody’s (Aaa, Aa, A, Baa), S&P (AAA, AA, A, BBB), or Fitch (AAA, AA, A, BBB), or are unrated but determined by Lord Abbett to be of comparable quality.

Illiquid and Restricted Securities

The Fund may invest in securities that, at the time of investment, are illiquid. To the extent consistent with the liquidity requirements applicable to interval funds under Rule 23c-3 under the 1940 Act, the Fund may invest without limit in illiquid securities. An illiquid

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security is a security that the Fund reasonably expects cannot be sold or disposed of in then-current market conditions in seven calendar days or less without the sale or disposition significantly changing the market value of the security.

Investments currently considered to be illiquid include, among others, repurchase agreements not entitling the holder to repayment of principal and payment of interest within seven days, non-government stripped fixed-rate mortgage-backed securities, and over-the-counter options and other derivatives. Valuing illiquid securities typically requires greater judgment than valuing securities for which there is an active trading market. The market price of illiquid securities generally is more volatile than that of more liquid securities, which may adversely affect the price that the Fund pays for or recovers upon the sale of illiquid securities. Investment of the Fund’s assets in illiquid securities may restrict the Fund’s ability to take advantage of market opportunities.

The Fund also may invest without limit in securities that are unregistered (but are eligible for purchase and sale by certain qualified institutional buyers) or are held by control persons of the issuer and securities that are subject to contractual restrictions on their resale. The restriction on public sale may make it more difficult to value such securities, limit the Fund’s ability to dispose of them and lower the amount the Fund could realize upon their sale. Because they are not registered, restricted securities may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

Distressed and Defaulted Instruments

The Fund may invest in debt securities of stressed and distressed issuers as well as in defaulted securities and debtor-in-possession financings. Defaulted bonds are subject to greater risk of loss of income and principal than higher rated securities and are considered speculative. In the event of a default, the Fund may incur additional expenses to seek recovery. The repayment of defaulted bonds is subject to significant uncertainties, and, in some cases, there may be no recovery of repayment. The repayment of defaulted obligations is subject to significant uncertainties. Defaulted obligations might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments.

The Fund may invest in debt securities of stressed and distressed issuers, including those that are the subject of financial restructuring, bankruptcy proceedings or otherwise in default as to the repayment of principal and/or payment of interest. Distressed and defaulted instruments are speculative and involve substantial risks in addition to the risks of investing in below investment grade instruments. To the extent that the Fund holds distressed debt, that Fund will be subject to the risk that it may lose a portion or all of its investment in the distressed debt and may incur higher expenses trying to protect its interests in distressed debt. Investments in distressed and defaulted investments can result in greater costs to the Fund (such as legal fees associated with a bankruptcy or restructuring), which can increase Fund expenses and/or decrease the value of the Fund’s investments. Investments in stressed or distressed issuers may also increase the possibility that the Fund may be sued in connection with a workout, restructuring or similar transaction. The prices of distressed bonds are likely to be more sensitive to adverse economic changes or individual issuer developments than the prices of higher rated securities. During an economic downturn or substantial period of rising interest rates, distressed security issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet their projected business goals, or to obtain additional financing. The Fund may invest in additional securities of a defaulted issuer to retain a controlling stake in any bankruptcy proceeding or workout. Any distressed securities or any securities received in exchange for such securities may be subject to restrictions on resale. In any reorganization or liquidation proceeding, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Distressed instruments may be highly illiquid and the prices at which distressed instruments may be sold may represent a substantial discount to what the Adviser believes to be the ultimate value of such obligations.

Loans

The Fund may invest in loans, which include, among other things, loans to U.S. or foreign corporations, partnerships, other business entities, or to U.S. and non-U.S. governments. In addition to fixed rate and variable rate loans, the Fund may invest in floating or adjustable rate loans, including bridge loans, novations, assignments, and participations. The interest rates on floating or adjustable rate loans periodically are adjusted to a generally recognized base rate such as LIBOR or the prime rate as set by the Federal Reserve. The loans that the Fund may invest in include loans that are first lien, second lien, third lien or that are unsecured. In addition, the loans the Fund may invest in will usually be rated below investment grade or may also be unrated.

Loans typically have rates of interest which are determined daily, monthly, quarterly or semi-annually by reference to a base lending rate, plus a premium or credit spread. As a result, as short-term interest rates increase, interest payable to the Fund from its investments in loans should increase, and as short-term interest rates decrease, interest payable to the Fund from its investments in loans should decrease. Longer interest rate reset periods generally increase fluctuations in the Fund’s NAV as a result of changes in market interest rates. Currently, these base lending rates are primarily the LIBOR and secondarily the prime rate offered by one or more major U.S. banks and the certificate of deposit rate or other base lending rates used by commercial lenders.

Loans are subject to the risk of non-payment of scheduled interest or principal. Such non-payment would result in a reduction of income to the Fund, a reduction in the value of the investment and a potential decrease in the NAV of the Fund. To the extent a loan is secured, there can be no assurance that the liquidation of any collateral securing that loan would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments, or that such collateral could be readily liquidated. In the event

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of bankruptcy or insolvency of a borrower, the Fund could experience delays or limitations with respect to its ability to realize the benefits of the collateral of a secured loan. The collateral of a secured loan may lose all or substantially all of its value in the event of the bankruptcy or insolvency of a borrower. Some loans are subject to the risk that a court, pursuant to fraudulent conveyance or other similar laws, could subordinate such loans to presently existing or future indebtedness of the borrower or take other action detrimental to the holders of loans including, in certain circumstances, invalidating such loans or causing interest previously paid to be refunded to the borrower. If interest were required to be refunded, it could negatively affect the Fund’s performance.

The amount of public information available with respect to loans will generally be less extensive than that available for registered or exchange-listed securities. In evaluating the creditworthiness of borrowers, the Adviser will consider, and may rely in part, on analyses performed by others. To the extent that they are rated by a rating agency, many of the loans in which the Fund will invest will have been assigned below investment grade ratings by independent rating agencies. If the loans are not rated, they are likely to be the equivalent of below investment grade quality. The Adviser does not view ratings as the determinative factor in its investment decisions and may rely more upon its credit analysis abilities than upon ratings.

The Fund may invest in loans that do not have certain financial maintenance covenants, which are often referred to as “covenant-lite.” Such loans are widely held by loan market participants. Covenant-lite loans may still contain other important collateral protections, including (i) limitations on restricted payments, (ii) limitations on investments, (iii) limitations on additional debt and liens, and (iv) limitations on asset sales. While the Adviser will seek loans that provide attractive credit protection, the Fund is not limited in the amount of loans it may hold that are covenant-lite.

Loans are not registered with the SEC, or any state securities commission, and are not listed on any national securities exchange. There is less readily available or reliable information about most loans than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act or registered under the Exchange Act. No active trading market may exist for some loans, and some loans may be subject to restrictions on resale. A secondary market may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods, which may impair the ability to realize full value and thus cause material decline in the Fund’s NAV. In addition, the Fund may not be able to readily dispose of its loans at prices that approximate those at which the Fund could sell such loans if they were more widely-traded and, as a result of such illiquidity, the Fund may have to sell other investments or engage in borrowing transactions if necessary to raise cash to meet its obligations. During periods of limited supply and liquidity of loans, the Fund’s yield may be lower. See “Principal Risks of the Fund—Liquidity Risk.”

The Fund may purchase and retain in its portfolio loans where the borrower has experienced, or may be perceived to be likely to experience, credit problems, including involvement in or recent emergence from bankruptcy court proceedings or other forms of debt restructuring. Such investments may provide opportunities for enhanced income as well as capital appreciation, although they also will be subject to greater risk of loss. At times, in connection with the restructuring of a loan either outside of bankruptcy court or in the context of bankruptcy court proceedings, the Fund may determine or be required to accept equity securities or junior credit securities in exchange for all or a portion of a loan.

The Fund may use an independent pricing service or prices provided by dealers to value loans and other credit securities at their market value. The Fund will use the fair value method to value loans or other securities if market quotations for them are not readily available or are deemed unreliable. A security that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures.

DIP Financings

The Fund may invest in DIP financings. DIP financings are arranged when an entity seeks the protections of the bankruptcy court under Chapter 11 of the U.S. Bankruptcy Code. These financings allow the entity to continue its business operations while reorganizing under Chapter 11. Such financings constitute senior liens on unencumbered security (i.e., security not subject to other creditors’ claims). There is a risk that the entity will not emerge from Chapter 11 and be forced to liquidate its assets under Chapter 7 of the U.S. Bankruptcy Code. In the event of liquidation, the Fund’s only recourse will be against the property securing the DIP financing.

Delayed Funding Loans and Revolving Credit Facilities

The Fund may enter into, or acquire participations in, delayed funding loans and revolving credit facilities, in which a bank or other lender agrees to make loans up to a maximum amount upon demand by the borrower during a specified term. These commitments may have the effect of requiring the Fund to increase its investment in a company at a time when it might not be desirable to do so (including at a time when the company’s financial condition makes it unlikely that such amounts will be repaid). Delayed funding loans and revolving credit facilities are subject to credit, interest rate and liquidity risk and the risks of being a lender.

Structured Products

The Fund may invest without limit in structured products, including CLOs and other collateralized obligations.

A CLO is a type of structured product that issues securities collateralized by a pool of loans, which may include, among others, domestic and foreign senior secured loans, senior unsecured loans, second lien loans, and subordinate corporate loans. The underlying

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loans may be rated below investment grade by a rating agency. A CLO is not merely a conduit to a portfolio of loans; it is a pooled investment vehicle that may be actively managed by the collateral manager. Therefore, an investment in a CLO can be viewed as investing in (or through) another investment adviser and is subject to the layering of fees associated with such an investment.

The cash flows from a CLO are divided into two or more classes called “tranches,” each having a different risk-reward structure in terms of the right (or priority) to receive interest payments from the CLO. The risks of an investment in a CLO depend largely on the type of the collateral held in the CLO portfolio and the tranche of securities in which the Fund invests. Generally, the risks of investing in a CLO can be summarized as a combination of economic risks of the underlying loans combined with the risks associated with the CLO structure governing the priority of payments.

Other structured products in which the Fund may invest include CDOs, CBOs, CMOs, and securities issued by government, government-related, and/or private entities, including commercial mortgage-backed securities (“CMBS”) and residential mortgage-backed securities (“RMBS”). A CDO is a security backed by pools of corporate or sovereign bonds, bank loans to corporations, or a combination of bonds and loans, many of which may be unsecured. A CBO is an obligation of a trust or other special purpose vehicle backed by a pool of fixed income securities, which are often a diversified pool of securities that are high risk and below investment grade. These securities are collateralized by many different types of fixed income securities, including high-yield debt, trust preferred securities, and emerging market debt, which are subject to varying degrees of credit and counterparty risk. A CMO is a security that is collateralized by whole loan mortgages or mortgage pass-through securities. CMOs, CDOs and CBOs are structured similarly to CLOs and carry additional risks that include, but are not limited to, the risks of investing in CLOs described above and the risks associated with the pool of underlying securities.

CMBS include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. Many of the risks of investing in CMBS reflect the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments and the ability of a property to attract and retain tenants. CMBS may be less liquid and exhibit greater price volatility than other types of mortgage or asset-backed instruments.

RMBS include securities that reflect an interest in, and are secured by, mortgage loans on residential real property. Similar to the risks of investing in CMBS, many of the risks of investing in RMBS reflect the risks of investing in the real estate securing the underlying mortgage loans. RMBS are particularly susceptible to prepayment risks, as residential mortgage loans generally do not impose prepayment penalties.

Derivatives

The Fund may use derivatives, which are financial instruments that derive their value from the value of an underlying asset, reference rate, or index. The Fund may use derivatives (both long and short positions) for investment purposes, leveraging purposes, or to hedge against various portfolio risks such as market, credit, interest rate, and currency risks. The Fund may use derivatives for hedging purposes, including protecting the Fund’s unrealized gains by hedging against possible adverse fluctuations in the securities markets or changes in interest rates or currency exchange rates that may reduce the market value of the Fund’s investment portfolio. The Fund also may use derivatives for non-hedging purposes to enhance returns, efficiently invest excess cash, or quickly gain market exposure. For example, the Fund may invest in or sell short U.S. Treasury futures, securities index futures, other futures, and currency forwards to adjust the Fund’s related exposures or for other portfolio management reasons. Regulatory developments could adversely affect the value or performance of the Fund. See “Risk of Regulatory Changes.”

The Fund also may use derivatives to manage the effective duration of its portfolio. The Fund may engage in derivative transactions on an exchange or in OTC market.

The types of derivative instruments that the Fund may use include:

●	Futures and Options on Futures. The Fund may enter into futures contracts and options on futures contracts, which involve the purchase or sale of a contract to buy or sell a specified security or other financial instrument or asset at a specific future date and price on an exchange. The Fund may enter into such contracts as a substitute for taking a position in any underlying asset or to increase returns. An option on a futures contract gives the purchaser the right to buy or sell a futures contract in exchange for the payment of a premium.

●	Swaps. The Fund may enter into interest rate, equity index, credit, currency, and total return swap agreements, and swaptions (options on swaps) and similar transactions. The Fund may enter into these swap transactions for hedging purposes or in an attempt to obtain a particular return when it is considered desirable to do so. The Fund may, for hedging, investment or leveraging purposes, make use of credit default swaps, which are contracts whereby one party makes periodic payments to a counterparty in exchange for the right to receive from the counterparty a payment equal to the par (or other agreed-upon) value of a referenced debt obligation in the event of a default or other credit event by the issuer of the debt obligation. An OTC swap transaction involves an agreement between two parties to exchange different cash flows based on a specified or “notional” amount. The cash flows exchanged in a specific transaction may be, among other things, payments that are the equivalent of interest on a principal amount, payments that would compensate the purchaser for losses on a defaulted security or basket of securities, or payments
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reflecting the performance of one or more specified currencies, securities or indices. The Fund may enter into OTC swap transactions with counterparties that generally are banks, securities dealers or their respective affiliates. Certain types of swaps, such as interest rate swaps, may be cleared through clearing houses.

●	Foreign Currency Forward Contracts and Options. The Fund may use foreign currency forward contracts and options to hedge the risk to the portfolio that foreign exchange price movements will be unfavorable for U.S. investors. Under some circumstances, the Fund may commit a substantial portion or the entire value of its portfolio to the completion of forward contracts. Generally, these instruments allow the Fund to lock in a specified exchange rate for a period of time. Foreign currency forward contracts also may be used to increase the Fund’s exposure to foreign currencies that Lord Abbett believes may rise in value relative to the U.S. dollar or to shift the Fund’s exposure to foreign currency fluctuations from one country to another.

●	Options. The Fund may purchase call and put options and write (i.e., sell) call and put option contracts in accordance with its investment objective and policies. A “call option” is a contract sold for a price giving its holder the right to buy a specific number of securities at a specific price prior to a specified date. A “covered call option” is a call option issued on securities already owned by the writer of the call option for delivery to the holder upon the exercise of the option. A “put option” gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying securities at the exercise price at any time during the option period.

The Fund may purchase and sell call and put options in respect of specific securities (or groups or “baskets” of specific securities) or securities indices, currencies, or futures. The Fund also may enter into OTC options contracts, which are available for a greater variety of securities, and a wider range of expiration dates and exercise prices, than are exchange-traded options. Successful use by the Fund of options and options on futures will depend on Lord Abbett’s ability to predict correctly movements in the prices of individual securities, the relevant securities market generally, foreign currencies or interest rates.

Lord Abbett is registered with the CFTC as a commodity pool operator (“CPO”) under the Commodity Exchange Act (“CEA”). However, with respect to the Fund, Lord Abbett has filed a claim of exclusion from the definition of the term CPO and therefore, Lord Abbett is not subject to registration or regulation as a pool operator under the CEA with respect to the Fund.

Other Investment Companies

The Fund may invest in shares of other pooled investment vehicles (including those advised or subadvised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, BDCs, ETFs, and underlying funds to the extent that such investments are consistent with the Fund’s investment objective, strategies and policies. The Fund expects to obtain exposure to private credit indirectly by investing in pooled investment vehicles, including vehicles managed by the Adviser. The Fund may also invest in other investment funds to gain exposure to particular asset classes, to gain broad market or sector exposure, including during periods when it has large amounts of uninvested cash or when the Adviser believes share prices of other investment companies offer attractive values. The securities of other investment funds may be leveraged, in which case the NAV and/or market value of the investment company’s shares will be more volatile than unleveraged investments. See “Principal Risks of the Fund—Leverage Risk.”

Foreign (Non-U.S.) Securities

The Fund may invest without limit in instruments of corporate and other foreign (non-U.S.), including emerging market, issuers and in instruments traded principally outside of the U.S. The Fund considers emerging market countries to be those not classified as a Developed Market by MSCI. Some non-U.S. investments may be less liquid and more volatile than securities of comparable U.S. issuers. Similarly, there is less volume and liquidity in most foreign securities markets than in the U.S. and, at times, greater price volatility than in the U.S. Evidences of ownership of such securities usually is held outside the U.S. For these and other reasons, the Fund will be subject to additional risks if it makes investments outside the U.S., which include possible adverse political and economic developments, seizure or nationalization of foreign deposits and adoption of governmental restrictions which might adversely affect or restrict the payment of principal and interest on the foreign securities to investors located outside the country of the issuer, whether from currency blockage or otherwise. Because non-U.S. investments may trade on days when the Fund’s Shares are not priced, NAV can change at times when Shares cannot be sold.

U.S. and Foreign (Non-U.S.) Currency Transactions

The Fund may invest in U.S. dollar-denominated or non U.S.-dollar denominated securities without limit. The Fund may hold non-U.S. currencies without holding any bonds or other income-producing securities denominated in those currencies. Investments in securities denominated in foreign currencies may decline in value relative to the U.S. dollar. In the case of hedged positions, the U.S. dollar may decline in value relative to the currency being hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time. Although the Fund is not required to hedge its exposure to any currency, it may choose to do so. The Fund may engage in foreign currency transactions on a spot (cash) basis, and also may enter into foreign exchange forward contracts and invest in foreign currency futures contracts and options on foreign currencies and futures. The Fund may use these currency-related transactions to hedge the risk to the portfolio that foreign exchange price movements will be unfavorable for U.S. investors. Generally, foreign exchange forward contracts, foreign currency futures contracts and options on foreign currencies and futures allow the Fund to lock in a specified exchange rate for a period of time. Foreign currency positions also may be used to increase the Fund’s exposure to

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foreign currencies that the portfolio management team believes may rise in value relative to the U.S. dollar or to shift the Fund’s exposure to foreign currency fluctuations from one country to another.

Government Securities

The Fund may invest in both U.S. Government securities and non-U.S. sovereign government securities. The Fund’s investments in U.S. Government securities may include debt securities issued or guaranteed by the U.S. Government or its agencies and instrumentalities. The Fund’s investments in non-U.S. sovereign government securities may include debt securities issued or guaranteed by non-U.S. sovereign governments, their agencies, authorities, political subdivisions, or instrumentalities, and supranational agencies. Supranational agencies are organizations that are designed or supported by one or more governments or governmental agencies to promote economic development. Examples of supranational agencies include the Asian Development Bank, the European Bank for Reconstruction and Development, and the World Bank.

Convertible Securities and Synthetic Convertible Securities

The Fund may invest in convertible securities, which are corporate securities, usually preferred stocks or bonds, that are exchangeable at the option of the holder for a fixed number of other securities, usually common stocks, at a set price or formula (the “conversion price”). Convertible securities may provide investors the opportunity to participate in rising markets and potential protection in declining markets. Convertible securities are often rated below investment grade or not rated because they fall below debt obligations and just above common equity in order of preference or priority on the issuer’s balance sheet.

The Fund may invest in synthetic convertible securities, which are created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, that is, an income-producing component and a convertible component. The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments. The convertible component is achieved by purchasing warrants or options to buy common stock at a certain exercise price, or options on a stock index. The Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times. The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value.

Contingent Convertible Securities

The Fund may invest in CoCos. CoCos are preferred equity or subordinated debt instruments that are designed to behave like bonds in times of economic health yet absorb losses when a pre-determined trigger event occurs. CoCos are either convertible into equity at a predetermined share price or written down in value (potentially to zero) based on the specific terms of the individual security if a pre-specified trigger event occurs. Trigger events vary by instrument and are defined by the documents governing the contingent convertible security. Such trigger events may include a decline in the issuer’s capital below a specified threshold level, an increase in the issuer’s risk weighted assets, the share price of the issuer falling to a particular level for a certain period of time and certain regulatory events. In addition, CoCos have no stated maturity and have fully discretionary coupons.

Municipal Bonds

Municipal bonds share the attributes of fixed income securities in general, but are generally issued by states, municipalities and other political subdivisions, agencies, authorities and instrumentalities of states and multi-state agencies or authorities, and may be either taxable or tax-exempt instruments. The municipal bonds that the Fund may purchase include without limitation general obligation bonds and limited obligation bonds (or revenue bonds), including industrial development bonds issued pursuant to former federal tax law. General obligation bonds are obligations involving the credit of an issuer possessing taxing power and are payable from such issuer’s general revenues and not from any particular source. Limited obligation bonds are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise or other specific revenue source. Tax exempt private activity bonds and industrial development bonds generally are also limited obligation bonds and thus are not payable from the issuer’s general revenues. The credit and quality of private activity bonds and industrial development bonds are usually related to the credit of the corporate user of the facilities. Payment of interest on and repayment of principal of such bonds is the responsibility of the corporate user (and/or any guarantor).

Inflation-Linked Instruments

Inflation-linked instruments are securities whose interest and principal value are periodically adjusted according to the rate of inflation. The Fund’s investments in inflation-linked instruments may include inflation-indexed fixed income securities and inflation-linked derivatives.

The Fund may invest in inflation-linked fixed income securities, which are securities whose principal and/or interest payments are adjusted for inflation, unlike traditional fixed income securities that make fixed or variable principal and interest payments. The Fund may invest in TIPS, which are U.S. Government bonds whose principal automatically is adjusted for inflation as measured by the CPI for All Urban Consumers, and other inflation-indexed securities issued by the U.S. Department of Treasury. In addition to investing in

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TIPS, the Fund also may invest in sovereign inflation-indexed fixed income securities (sometimes referred to as “linkers”) issued by non-U.S. governments. The Fund may also invest in inflation-linked derivatives, including CPI swaps. A CPI swap is a contract in which one party agrees to pay a fixed rate in exchange for a variable rate, which is the rate of change in the CPI during the life of the contract. Payments are based on a specified notional amount of principal. As described in more detail below, the Fund may invest in other types of derivatives.

Reverse Repurchase Agreements and Dollar Rolls

The Fund may enter into reverse repurchase agreements and dollar rolls, which are forms of borrowing. In a reverse repurchase agreement, the Fund sells a security to a securities dealer or bank for cash and also agrees to repurchase the same security at an agreed upon price on an agreed upon date. Reverse repurchase agreements expose the Fund to credit risk (that is, the risk that the counterparty will fail to resell the security to the Fund). Engaging in reverse repurchase agreements also may involve the use of leverage, in that the Fund may reinvest the cash it receives in additional securities.

Under a reverse repurchase agreement, the Fund sells securities to a bank or broker dealer and agrees to repurchase the securities at a mutually agreed future date and price. A dollar roll is similar to a reverse repurchase agreement except that the counterparty with which the Fund enters into a dollar roll transaction is not obligated to return the same securities as those originally sold by the Fund, but only securities that are “substantially identical.” Generally, the effect of a reverse repurchase agreement or dollar roll transaction is that the Fund can recover and reinvest all or most of the cash invested in the portfolio securities involved during the term of the agreement and still be entitled to the returns associated with those portfolio securities, thereby resulting in a transaction similar to a borrowing and giving rise to leverage for the Fund. The Fund will incur interest expense as a cost of utilizing reverse repurchase agreements and dollar rolls. In the event the buyer of securities under a reverse repurchase agreement or dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the agreement may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

Trade Claims

The Fund may invest in trade claims, including trade claims against companies in bankruptcy or reorganization proceedings. Trade claims may be purchased directly from the creditor or through brokers. An investment in trade claims is very speculative and carries a high degree of risk. Trade claims are illiquid instruments which generally do not pay interest and there can be no guarantee that the debtor will ever be able to satisfy the obligation on the trade claim. Additionally, there can be restrictions on the purchase, sale, and/or transferability of trade claims during all or part of a bankruptcy proceeding. The markets in trade claims generally are not regulated by U.S. federal securities laws or the SEC.

Trade claims are typically unsecured and may be subordinated to other unsecured obligations of a debtor, and generally are subject to defenses of the debtor with respect to the underlying transaction giving rise to the trade claim. Although the Adviser endeavors to protect against such risks in connection with the evaluation and purchase of claims, trade claims are subject to risks not generally associated with standardized securities and instruments due to the idiosyncratic nature of the claims purchased. These risks include the risk that the debtor may contest the allowance of the claim due to disputes the debtor has with the original claimant or the inequitable conduct of the original claimant, or due to administrative errors in connection with the transfer of the claim. Recovery on allowed trade claims also may be impaired if the anticipated dividend payable on unsecured claims in the bankruptcy is not realized or if the timing of the bankruptcy distribution is delayed. As a result of the foregoing factors, trade claims are also subject to the risk that if the Fund does receive payment, it may be in an amount less than what the Fund paid for or otherwise expects to receive in respect of the claim. In addition, because they are not negotiable instruments, trade claims are typically less liquid than negotiable instruments. Given these factors, trade claims often trade at a discount to other pari passu instruments.

Equity Securities

The Fund may invest in equity securities. Equity securities in which the Fund may invest include common stocks, preferred stocks, equity interests in trusts (including REITs and privately offered trusts), partnerships, joint ventures, limited liability companies and vehicles with similar legal structures, and other instruments with similar characteristics. The Fund considers equity securities to include warrants, rights offerings, convertible securities, and investments that convert into the equity securities described above as well as equity securities the Fund has received through the conversion of a convertible security held by the Fund or in connection with the restructuring of a security. The Fund also may invest in ETFs. The Fund may invest in securities of public and private companies with any market capitalization, including small, medium, and large capitalizations.

Leverage

The Fund may opportunistically add leverage to its portfolio by utilizing instruments such as reverse repurchase agreements, credit default swaps, dollar rolls or borrowings, such as through bank loans or commercial paper and/or other credit facilities. The Fund may also enter into transactions other than those noted above that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), total return swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions. Although it has no current

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intention to do so, the Fund may also determine to issue preferred shares or other types of senior securities to add leverage to its portfolio.

The net proceeds the Fund obtains from credit default swaps, reverse repurchase agreements, dollar rolls or other forms of leverage utilized will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus. Under the 1940 Act, the Fund is not permitted to incur certain forms of indebtedness, including through the issuance of debt securities, unless immediately after the issuance of the leverage the Fund has satisfied the asset coverage test with respect to senior securities representing indebtedness prescribed by the 1940 Act; that is, the value of the Fund’s total assets less all liabilities and indebtedness not represented by senior securities (for these purposes, “total net assets”) is at least 300% of the senior securities representing indebtedness (effectively limiting the use of leverage through senior securities representing indebtedness to 33⅓% of the Fund’s total net assets, including assets attributable to such leverage). In addition, the Fund is not permitted to declare any cash dividend or other distribution on Shares unless, at the time of such declaration, this asset coverage test is satisfied.

Reverse repurchase agreements, dollar rolls and other such instruments, even if covered, may represent a form of economic leverage and create special risks. The use of these forms of leverage may increase the volatility of the Fund’s investment portfolio and could result in larger losses to shareholders than if these strategies were not used. To the extent that the Fund engages in borrowings, it may prepay a portion of the principal amount of the borrowing to the extent necessary in order to maintain the required asset coverage. Failure to maintain certain asset coverage requirements could result in an event of default under the agreement governing a leverage facility.

Leveraging is a speculative technique and there are special risks and costs involved. There is no assurance that the Fund will issue preferred shares or utilize any other forms of leverage (such as the use of derivatives strategies). If used, there can be no assurance that the Fund’s leveraging strategies will be successful or result in a higher yield on your Shares. When leverage is used, the NAV of the Shares and the yield to shareholders will be more volatile and could result in larger losses to shareholders than if these strategies were not used. In addition, interest and other expenses borne by the Fund with respect to its use of reverse repurchase agreements, dollar rolls, borrowings or any other forms of leverage are borne by the shareholders and result in a reduction of the NAV of the Shares.

Preferred Securities

Preferred securities represent an equity interest in a company that generally entitles the holder to receive, in preference to the holders of common stock, dividends and a fixed share of the proceeds resulting from liquidation of the company. Unlike common stock, preferred securities usually do not have voting rights. Preferred securities in some instances are convertible into common stock. Some preferred securities also entitle their holders to receive additional liquidation proceeds on the same basis as holders of a company’s common stock. Some preferred securities offer a fixed rate of return with no maturity date. Because they never mature, these preferred securities may act like long-term bonds, can be more volatile than other types of preferred securities and may have heightened sensitivity to changes in interest rates. Other preferred securities have a variable dividend, generally determined on a quarterly or other periodic basis, either according to a formula based upon a specified premium or discount to the yield on particular U.S. Treasury securities or based on an auction process, involving bids submitted by holders and prospective purchasers of such securities. Although they are equity securities, preferred securities have certain characteristics of both debt securities and common stock. They are like debt securities in that their stated income is generally contractually fixed. They are like common stock in that they do not have rights to precipitate bankruptcy proceedings or collection activities in the event of missed payments. Furthermore, preferred securities have many of the key characteristics of equity due to their subordinated position in an issuer’s capital structure and because their quality and value are heavily dependent on the profitability of the issuer rather than on any legal claims to specific assets or cash flows. Because preferred securities represent an equity ownership interest in a company, their value usually will react more strongly than bonds and other debt instruments to actual or perceived changes in a company’s financial condition or prospects, or to fluctuations in the equity markets.

Short-Term and Temporary Defensive Investments

In an attempt to respond to adverse market, economic, political, or other conditions, the Fund may invest some or all of its assets in short-term taxable securities, U.S. Government securities, commercial paper, bankers’ acceptances, repurchase agreements, registered money market funds, and comparable foreign fixed income securities or may hold significant positions in cash or cash equivalents for temporary defensive purposes. Taking a temporary defensive position could prevent the Fund from achieving its investment objective.

Portfolio Turnover

The length of time the Fund has held a particular security is not generally a consideration in investment decisions. A change in the securities held by the Fund is known as “portfolio turnover.” The Fund may engage in frequent and active trading of portfolio securities to achieve its investment objective, particularly during periods of volatile market movements. High portfolio turnover (e.g., over 100%) generally involves greater expenses for the Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities. Sales of portfolio securities may also result in realization of taxable capital gains, including short-term capital gains (which are generally treated as ordinary income upon

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distribution in the form of dividends). The trading costs and tax effects associated with portfolio turnover may adversely affect the Fund’s performance.

Principal Risks of the Fund

The NAV of the Shares will fluctuate with and be affected by, among other things, various principal investment risks of the Fund and its investments, which are summarized below.

Portfolio Management Risk: The strategies used and investments selected by the Fund’s portfolio management team may fail to produce the intended result and the Fund may not achieve its objective. The securities selected for the Fund may not perform as well as other securities that were not selected for the Fund. As a result, the Fund may suffer losses or underperform other funds with the same investment objective or strategies, and may generate losses even in a favorable market.

Market Risk: The market values of securities will fluctuate, sometimes sharply and unpredictably, based on overall economic conditions, governmental actions or intervention, market disruptions caused by trade disputes or other factors, political developments, and other factors. Changes in the financial condition of a single issuer can impact a market as a whole. For many fixed income securities, market risk is significantly, but not necessarily exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a decrease in the value of investments in bonds and other debt securities, while a fall in rates typically causes an increase in value. Equity securities have experienced significantly more volatility in returns than fixed income securities over the long term, although under certain market conditions fixed income securities may have comparable or greater price volatility. In addition, data imprecision, technology malfunctions, operational errors, and similar factors may adversely affect a single issuer, a group of issuers, an industry, or the market as a whole. A slower-growth or recessionary economic environment could have an adverse effect on the prices of the various securities held by the Fund. Economies and financial markets throughout the world are becoming increasingly interconnected, which raises the likelihood that events or conditions in one country or region will adversely affect markets or issuers in other countries or regions.

Issuer Risk: The value of a security may decline for a number of reasons that directly relate to the issuer, such as management performance, financial leverage and reduced demand for the issuer’s goods or services, as well as the historical and prospective earnings of the issuer and the value of its assets. A change in the financial condition of a single issuer may affect securities markets as a whole. These risks can apply to the Shares issued by the Fund and to the issuers of securities and other instruments in which the Fund invests.

Repurchase Offers Risk: As described in the section entitled “Periodic Repurchase Offers” beginning on page 62 of this prospectus, the Fund is an “interval fund” and, in order to provide liquidity to shareholders, the Fund, subject to applicable law, conducts quarterly repurchase offers of the Fund’s outstanding Shares at NAV, subject to approval of the Board. In all cases such repurchases will be for at least 5% and not more than 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act. The Fund currently expects to conduct quarterly repurchase offers for 5% of its outstanding Shares under ordinary circumstances. The Fund believes that these repurchase offers are generally beneficial to the Fund’s shareholders and repurchases generally will be funded from available cash or sales of portfolio securities.

Repurchase offers and the need to fund repurchase obligations may affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities (with associated imputed transaction costs, which may be significant), and, unless offset by sufficient sales of Fund Shares, may limit the ability of the Fund to participate in new investment opportunities or to achieve its investment objective. The Fund may accumulate cash by holding back (i.e., not reinvesting) payments received in connection with the Fund’s investments. The Fund believes that payments received in connection with the Fund’s investments will generate sufficient cash to meet the maximum potential amount of the Fund’s repurchase obligations. If at any time cash and other liquid assets held by the Fund are not sufficient to meet the Fund’s repurchase obligations, the Fund intends, if necessary, to sell investments. If the Fund employs investment leverage, repurchases of Shares would compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income.

The repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratio. In addition, the repurchase of Shares by the Fund may increase the Fund’s portfolio turnover rate, which may result in increased transaction costs and reduced returns to shareholders.

If a repurchase offer is oversubscribed, the Board may determine to increase the amount repurchased by up to 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline. In the event that the Board determines not to repurchase more than the repurchase offer amount, or if shareholders tender more than the repurchase offer amount plus 2% of the Fund’s outstanding Shares as of the date of the Repurchase Request Deadline, the Fund will repurchase the Shares tendered on a pro rata basis, and shareholders will have to wait until the next repurchase offer to make another repurchase request. As a result, shareholders may be unable to liquidate all or a given percentage of their investment in the Fund during a particular repurchase offer. Some shareholders, in

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anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarter to ensure the repurchase of a specific number of Shares, thereby increasing the likelihood that proration will occur. A shareholder may be subject to market and other risks, and the NAV of Shares tendered in a repurchase offer may decline between the Repurchase Request Deadline and the date on which the NAV for tendered Shares is determined. The NAV on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a shareholder submits a repurchase request. To the extent that the Fund invests a portion of its portfolio in foreign markets, there is the risk of a possible decrease in Share value as a result of currency fluctuations between the date of tender and the Repurchase Pricing Date.

In addition, the repurchase of Shares by the Fund may be a taxable event to shareholders, potentially including even shareholders who do not tender any Shares in such repurchase. Furthermore, the Fund’s use of cash to repurchase Shares could adversely affect its ability to satisfy the distribution requirements for treatment as a regulated investment company. The Fund could also recognize income or gain in connection with its sale or other disposal of portfolio securities to fund Share repurchases. Any such income would be taken into account in determining whether such distribution requirements are satisfied and would need to be distributed to shareholders (in taxable distributions) in order to eliminate a Fund-level tax. See “Tax Matters” below.

Fixed Income Securities Risk: The Fund is subject to the general risks and considerations associated with investing in debt securities, including the risk that issuers will fail to make timely payments of principal or interest or default altogether. Typically, shorter-term bonds are less volatile than longer-term bonds; however, longer-term bonds typically offer higher yields and more stable interest income than shorter-term bonds due to their longer term and extended fixed payment schedule. Lower-rated securities in which the Fund may invest may be more volatile and may decline more in price in response to negative issuer developments or general economic news than higher rated securities. In addition, as interest rates rise, the Fund’s investments typically will lose value.

High-Yield Securities Risk: High-yield securities (commonly referred to as “junk” bonds) typically pay a higher yield than investment grade securities, but may have greater price fluctuations and have a higher risk of default than investment grade securities. The market for high-yield securities may be less liquid due to such factors as specific industry developments, interest rate sensitivity, negative perceptions of the junk bond markets generally, and less secondary market liquidity, and may be subject to greater credit risk than investment grade securities. Below investment grade securities may be highly speculative and have poor prospects for reaching investment grade standing. Issuers of below investment grade securities generally are not as strong financially as those issuers with higher credit ratings, and are more likely to encounter financial difficulties, especially during periods of rising interest rates or other unfavorable economic or market conditions. Below investment grade securities are subject to the increased risk of an issuer’s inability to meet principal and interest obligations and a greater risk of default. Some issuers of below investment grade securities may be more likely to default as to principal or interest payments after the Fund purchases their securities. A default, or concerns in the market about an increase in risk of default or the deterioration in the creditworthiness of an issuer, may result in losses to the Fund. The Fund may incur higher expenses to protect its interests in such securities and may lose its entire investment in defaulted bonds.

The secondary market for high-yield securities is concentrated in relatively few market makers and is dominated by institutional investors, including mutual funds, insurance companies, and other financial institutions. As a result, the secondary market for such securities is not as liquid as, and is more volatile than, the secondary market for higher rated securities. In addition, market trading volume for lower rated securities is generally lower and the secondary market for such securities could shrink or disappear suddenly and without warning as a result of adverse market or economic conditions, independent of any specific adverse changes in the condition of a particular issuer. Because of the lack of sufficient market liquidity, the Fund may incur losses because it may be required to effect sales at a disadvantageous time and then only at a substantial drop in price. These factors may have an adverse effect on the market price and the Fund’s ability to dispose of particular portfolio investments. A less liquid secondary market also may make it more difficult for the Fund to obtain precise valuations of the below investment grade securities in its portfolio.

Defaulted Bonds Risk: Defaulted bonds are subject to greater risk of loss of income and principal than securities of issuers whose debt obligations are being met. Defaulted bonds are considered speculative with respect to the issuer’s ability to make interest payments and/or pay its obligations in full. In the event of a default, the Fund may incur additional expenses to seek recovery. Because the issuer of such securities is in default and is likely to be in distressed financial condition, the repayment of defaulted bonds is subject to significant uncertainties, and in some cases, there may be no recovery of repayment. Defaulted bonds might be repaid only after lengthy workout or bankruptcy proceedings, during which the issuer might not make any interest or other payments.

Workout or bankruptcy proceedings could adversely affect the Fund’s rights in collateral relating to a loan, delay or limit the Fund’s ability to collect the principal and interest payments on that borrower’s loans, and typically result in only partial recovery of cash payments or an exchange of the defaulted bond for other securities of the issuer or its affiliates, which securities may in turn be illiquid, subject to restrictions on resale and/or speculative.

Distressed Debt Risk: Investments in distressed bonds are speculative and involve substantial risks in addition to the risks of investing in high-yield debt securities. The anticipated transaction regarding these instruments may be unsuccessful, take considerable time or result in a distribution of cash or a new security or obligation in exchange for the distressed debt obligations, the value of which may be less than the Fund’s purchase price of such debt obligations. The Fund also may incur expenses trying to protect its interests in distressed debt and will be subject to the risk that it may lose a portion or all of its investment in the distressed debt.

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Additionally, the prices of distressed bonds are likely to be more sensitive to adverse economic changes or individual issuer developments than the prices of higher rated securities. During an economic downturn or substantial period of rising interest rates, distressed debt issuers may experience financial stress that would adversely affect their ability to service their principal and interest payment obligations, to meet their projected business goals, or to obtain additional financing. The Fund may invest in additional securities of a defaulted issuer to retain a controlling stake in any bankruptcy proceeding or workout. Any distressed securities or any securities received in exchange for such securities may be subject to restrictions on resale. In any reorganization or liquidation proceeding, the Fund may lose its entire investment or may be required to accept cash or securities with a value less than its original investment. Moreover, it is unlikely that a liquid market will exist for the Fund to sell its holdings in distressed debt securities and any distressed securities or any securities received in exchange for such securities may be subject to restrictions on resale. If the Fund and other accounts managed by Lord Abbett invest in different parts of an issuer’s capital structure and the issuer encounters financial problems, decisions over the terms of any restructuring or workout are likely to raise conflicts of interest. The Fund may take actions adverse to other accounts or, to minimize such conflicts, may avoid making certain investments or taking certain actions, which could have the effect of limiting the Fund’s investment opportunities. Similarly, other accounts managed by Lord Abbett may take actions adverse to the Fund.

Credit Risk: Debt securities are subject to the risk that the issuer or guarantor of a security may not make interest and principal payments as they become due or may default altogether. Litigation, legislation or other political events, business or economic conditions, or the bankruptcy of the issuer could have a significant effect on an issuer’s ability to make payments of principal and interest. In addition, if the market perceives a deterioration in the creditworthiness of an issuer, the value and liquidity of securities issued by that issuer may decline. Credit risk varies based on the economic and fiscal conditions of each issuer. To the extent the Fund holds below investment grade securities, these risks may be heightened. The credit quality of the Fund’s portfolio securities or instruments may meet the Fund’s credit quality requirements at the time of purchase but then deteriorate thereafter, and such a deterioration can occur rapidly. In certain instances, the downgrading or default of a single holding or guarantor of the Fund’s holding may impair the Fund’s liquidity and have the potential to cause significant NAV deterioration. Insurance or other credit enhancements supporting the Fund’s investment may be provided by either U.S. or foreign entities. These securities have the credit risk of the entity providing the credit support in addition to the credit risk of the underlying investment that is being enhanced. Credit support provided by foreign entities may be less certain because of the possibility of adverse foreign economic, political or legal developments that may affect the ability of the entity to meet its obligations. A change in the credit rating or the market’s perception of the creditworthiness of any of the bond insurers that insure securities in the Fund’s portfolio may affect the value of the securities they insure, the Fund’s share prices, and Fund performance. A downgrading of an insurer’s credit rating or a default by the insurer could reduce the credit rating of an insured bond and, therefore, its value. The Fund also may be adversely affected by the inability of an insurer to meet its insurance obligations.

Interest Rate Risk: As interest rates rise, prices of bonds (including tax-exempt bonds) generally fall, typically causing the Fund’s investments to lose value. Additionally, rising interest rates or lack of market participants may lead to decreased liquidity in fixed income markets. Interest rate changes generally have a more pronounced effect on the market value of fixed-rate instruments, such as corporate bonds, than they have on floating rate instruments, and typically have a greater effect on the price of fixed income securities with longer durations. Interest rate changes can be sudden and unpredictable, and the Fund may lose money as a result of movements in interest rates. A wide variety of market factors can cause interest rates to rise, including central bank monetary policy, rising inflation, and changes in general economic conditions. To the extent the Fund invests in floating rate instruments, changes in short-term market interest rates may affect the yield on those investments. If short-term market interest rates fall, the yield on the Fund’s shares will also fall. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on the floating rate debt in the Fund’s portfolio, the impact of rising rates may be delayed. To the extent the Fund invests in fixed rate instruments, fluctuations in the market price of such investments may not affect interest income derived from those instruments, but may nonetheless affect the Fund’s NAV, especially if the instrument has a longer maturity. Substantial increases in interest rates may cause an increase in issuer defaults, as issuers may lack resources to meet higher debt service requirements. During periods of rising inflation, fixed income securities markets may experience heightened levels of interest rate volatility and liquidity risk.

Floating Rate Interest Risk: Changes in short-term market interest rates may affect the yield on the Fund’s investments in floating rate debt. If short-term market interest rates fall, the yield on the Fund’s Shares will also fall. Conversely, when short-term market interest rates rise, because of the lag between changes in such short-term rates and the resetting of the floating rates on the floating rate debt in the Fund’s portfolio, the impact of rising rates may be delayed. Substantial increases in interest rates may cause an increase in issuer defaults, as issuers may lack resources to meet high debt service requirements.

Corporate Debt Securities Risk: The market value of corporate debt securities generally may be expected to rise and fall inversely with interest rates. The value of intermediate- and longer-term corporate debt securities normally fluctuates more in response to changes in interest rates than does the value of shorter-term corporate debt securities. The market value of a corporate debt security also may be affected by factors directly relating to the issuer, such as investors’ perceptions of the creditworthiness of the issuer, the issuer’s financial performance, perceptions of the issuer in the market place, performance of management of the issuer, the issuer’s capital structure and use of financial leverage and demand for the issuer’s goods and services. Certain risks associated with

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investments in corporate debt securities are described elsewhere in this prospectus in further detail. There is a risk that the issuers of corporate debt securities may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. The Fund may invest in below investment grade corporate bonds, often referred to as “high yield” securities or “junk bonds.” High yield corporate bonds are often high risk and have speculative characteristics. High yield corporate bonds may be particularly susceptible to adverse issuer-specific developments. In addition, certain corporate debt securities may be highly customized and as a result may be subject to, among others, liquidity and valuation/pricing transparency risks.

Liquidity Risk: To the extent consistent with the applicable liquidity requirements for interval funds under Rule 23c-3 of the 1940 Act, the Fund may invest without limit in illiquid securities. Liquidity risk exists when particular investments are difficult to purchase or sell at the time that the Fund would like or at the price that the Fund believes such investments are currently worth. Many of the Fund’s investments may be illiquid. Illiquid securities may become harder to value, especially in changing markets. The Fund’s investments in illiquid securities may reduce the returns of the Fund because it may be unable to sell the illiquid securities at an advantageous time or price or possibly require the Fund to dispose of other investments at unfavorable times or prices in order to satisfy its obligations, which could prevent the Fund from taking advantage of other investment opportunities. Additionally, the market for certain investments may become illiquid under adverse market or economic conditions independent of any specific adverse changes in the conditions of a particular issuer or due to geopolitical events such as sanctions, trading halts, or wars. Bond markets have consistently grown over the past three decades while the capacity for traditional dealer counterparties to engage in fixed income trading has not kept pace and in some cases has decreased. As a result, dealer inventories of corporate bonds, which provide a core indication of the ability of financial intermediaries to “make markets,” are at or near historic lows in relation to market size. Because market makers seek to provide stability to a market through their intermediary services, the significant reduction in dealer inventories could potentially lead to decreased liquidity and increased volatility in the fixed income markets. Such issues may be exacerbated during periods of economic uncertainty. In such cases, the Fund, due to limitations on investments in illiquid securities and the difficulty in purchasing and selling such securities or instruments, may be unable to achieve its desired level of exposure to a certain sector.

To the extent that the Fund’s principal investment strategies involve securities of companies with smaller market capitalizations, foreign (non-U.S.) securities, Rule 144A securities, senior loans, illiquid sectors of fixed income securities, derivatives or securities with substantial market and/or credit risk, the Fund will tend to have the greatest exposure to liquidity risk. Further, fixed income securities with longer durations until maturity face heightened levels of liquidity risk as compared to fixed income securities with shorter durations until maturity.

The risks associated with illiquid instruments may be particularly acute in situations in which the Fund’s operations require cash (such as in connection with repurchase offers) and could result in the Fund borrowing to meet its short-term needs or incurring losses on the sale of illiquid instruments. It may also be the case that other market participants may be attempting to liquidate fixed income holdings at the same time as the Fund, causing increased supply in the market and contributing to liquidity risk and downward pricing pressure.

Industry and Sector Risk: Although the Fund does not employ an industry or sector focus, the percentage of the Fund’s assets invested in specific industries or sectors will increase from time to time based on the portfolio management team’s perception of investment opportunities. The Fund may be overweight in certain industries and sectors at various times relative to its benchmark index. If the Fund invests a significant portion of its assets in a particular industry or sector, the Fund is subject to the risk that companies in the same industry or sector are likely to react similarly to legislative or regulatory changes, adverse market conditions, increased competition, or other factors generally affecting that market segment. In such cases, the Fund would be exposed to an increased risk that the value of its overall portfolio will decrease because of events that disproportionately affect certain industries and/or sectors. The industries and sectors in which the Fund may be overweighted will vary. Furthermore, investments in particular industries or sectors may be more volatile than the broader market as a whole, and the Fund’s investments in these industries and sectors may be disproportionately susceptible to losses even if not overweighted.

Convertible Securities Risk: Convertible securities are subject to the risks affecting both equity and fixed income securities, including market, credit, liquidity, and interest rate risk. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality and less potential for gains or capital appreciation in a rising stock market than equity securities. They tend to be more volatile than other fixed income securities, and the markets for convertible securities may be less liquid than markets for common stocks or bonds. To the extent that the Fund invests in convertible securities and the investment value of the convertible security is greater than its conversion value, its price will likely increase when interest rates fall and decrease when interest rates rise. If the conversion value exceeds the investment value, the price of the convertible security will tend to fluctuate directly with the price of the underlying equity security. A significant portion of convertible securities have below investment grade credit ratings and are subject to increased credit and liquidity risks. Synthetic convertible securities and convertible structured notes may present a greater degree of market risk, and may be more volatile, less liquid and more difficult to price accurately than less complex securities. These factors may cause the Fund to perform poorly compared to other funds, including funds that invest exclusively in fixed income securities. In addition, a convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security’s governing instrument. If a convertible security held by the Fund is called for redemption, the Fund will be required to convert the security into the underlying common stock, sell it to a third party, or permit the issuer to

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redeem the security. Any of these actions could have an adverse effect on the Fund’s ability to achieve its investment objective, which, in turn, could result in losses to the Fund.

The Fund may invest in synthetic convertible securities, which are created through a combination of separate securities that possess the two principal characteristics of a traditional convertible security, that is, an income-producing component and a convertible component. The income-producing component is achieved by investing in non-convertible, income-producing securities such as bonds, preferred stocks and money market instruments. The convertible component is achieved by purchasing warrants or options to buy common stock at a certain exercise price, or options on a stock index. The Fund may also purchase synthetic securities created by other parties, typically investment banks, including convertible structured notes. The income-producing and convertible components of a synthetic convertible security may be issued separately by different issuers and at different times. The values of synthetic convertible securities will respond differently to market fluctuations than a traditional convertible security because a synthetic convertible is composed of two or more separate securities or instruments, each with its own market value. Synthetic convertible securities are also subject to the risks associated with derivatives. In addition, if the value of the underlying common stock or the level of the index involved in the convertible element falls below the strike price of the warrant or option, the warrant or option may lose all value.

Contingent Convertible Securities Risk: CoCos have no stated maturity, have fully discretionary coupons and are typically issued in the form of preferred equity or subordinated debt instruments. CoCos generally either convert into equity or have their principal written down upon the occurrence of certain triggering events (“triggers”) linked to regulatory capital thresholds or regulatory actions relating to the issuer’s continued viability. As a result, an investment by the Fund in CoCos is subject to the risk that coupon (i.e., interest) payments may be cancelled by the issuer or a regulatory authority in order to help the issuer absorb losses. An investment by the Fund in CoCos is also subject to the risk that, in the event of the liquidation, dissolution or winding-up of an issuer prior to a trigger event, the Fund’s rights and claims will generally rank junior to the claims of holders of the issuer’s other debt obligations. In addition, if CoCos held by the Fund are converted into the issuer’s underlying equity securities following a trigger event, the Fund’s holding may be further subordinated due to the conversion from a debt to equity instrument. Further, the value of an investment in CoCos is unpredictable and will be influenced by many factors and risks, including interest rate risk, credit risk, market risk, liquidity risk and valuation risk. In certain circumstances, CoCos may write down to zero notwithstanding the fact that the equity shares continue to exist and have economic value and investors could lose the entire value of the investment, even as the issuer remains in business. An investment by the Fund in CoCos may result in losses to the Fund.

U.S. Government Securities Risk: The Fund may invest in debt securities issued or guaranteed by agencies, instrumentalities and sponsored enterprises of the U.S. Government. Some U.S. Government securities, such as U.S. Treasury bills, notes and bonds, and mortgage-related securities guaranteed by the GNMA, are supported by the full faith and credit of the United States; others, such as those of the FHLBs or the FHLMC, are supported by the right of the issuer to borrow from the U.S. Treasury; others, such as those of the FNMA, are supported by the discretionary authority of the U.S. Government to purchase the agency’s obligations; and still others, such as those of the Student Loan Marketing Association, are supported only by the credit of the issuing agency, instrumentality or enterprise. Although U.S. Government-sponsored enterprises, such as the FHLBs, FHLMC, FNMA and the Student Loan Marketing Association, may be chartered or sponsored by Congress, they are not funded by Congressional appropriations, and their securities are not issued by the U.S. Treasury or supported by the full faith and credit of the U.S. Government and involve increased credit risks. Although legislation has been enacted to support certain government sponsored entities, including the FHLBs, FHLMC and FNMA, there is no assurance that the obligations of such entities will be satisfied in full, or that such obligations will not decrease in value or default. It is difficult, if not impossible, to predict the future political, regulatory or economic changes that could impact the government sponsored entities and the values of their related securities or obligations. In addition, certain governmental entities, including FNMA and FHLMC, have been subject to regulatory scrutiny regarding their accounting policies and practices and other concerns that may result in legislation, changes in regulatory oversight and/or other consequences that could adversely affect the credit quality, availability or investment character of securities issued by these entities.

U.S. Government debt securities generally involve lower levels of credit risk than other types of debt securities of similar maturities, although, as a result, the yields available from U.S. Government debt securities are generally lower than the yields available from such other securities. Like other debt securities, the values of U.S. Government securities change as interest rates fluctuate. Fluctuations in the value of portfolio securities will not affect interest income on existing portfolio securities but will be reflected in the Fund’s NAV.

Mortgage-Related and Asset Backed Instruments and Other Collateralized Obligations Risk: The Fund may invest in a variety of mortgage-related and other asset-backed instruments issued by government agencies or other governmental entities or by private originators or issuers.

The mortgage-related assets in which the Fund may invest include, but are not limited to, any security, instrument or other asset that is related to U.S. or non-U.S. mortgages, including those issued by private originators or issuers, or issued or guaranteed as to principal or interest by the U.S. Government or its agencies or instrumentalities or by non-U.S. governments or authorities, such as, without limitation, assets representing interests in, collateralized or backed by, or whose values are determined in whole or in part by reference to any number of mortgages or pools of mortgages or the payment experience of such mortgages or pools of mortgages, including real estate mortgage investment conduits (“REMICs”), which could include Re-REMICs, mortgage pass-through securities, inverse

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floaters, CMOs, CLOs, multiclass pass-through securities, private mortgage pass-through securities, stripped mortgage securities (generally interest-only and principal-only securities), mortgage-related asset backed securities and mortgage-related loans (including through participations, assignments, originations and whole loans), including commercial and residential mortgage loans.

The Fund may also invest in other types of asset-backed securities, including CDOs, which include CBOs, CLOs and other similarly structured securities.

Mortgage-related and other asset-backed instruments represent interests in “pools” of mortgages or other assets such as consumer loans or receivables held in trust and often involve risks that are different from or possibly more acute than risks associated with other types of debt instruments. Generally, rising interest rates tend to extend the duration of fixed rate mortgage-related assets, making them more sensitive to changes in interest rates. As a result, in a period of rising interest rates, the Fund may exhibit additional volatility since individual mortgage holders are less likely to exercise prepayment options, thereby putting additional downward pressure on the value of these securities and potentially causing the Fund to lose money. This is known as extension risk. Mortgage-backed securities can be highly sensitive to rising interest rates, such that even small movements can cause the Fund to lose value. Mortgage-backed securities, and in particular those not backed by a government guarantee, are subject to credit risk. When interest rates decline, borrowers may pay off their mortgages sooner than expected. This can reduce the returns of the Fund because the Fund may have to reinvest that money at the lower prevailing interest rates. The Fund’s investments in other asset-backed instruments are subject to risks similar to those associated with mortgage-related assets, as well as additional risks associated with the nature of the assets and the servicing of those assets. Payment of principal and interest on asset-backed instruments may be largely dependent upon the cash flows generated by the assets backing the instruments, and asset-backed instruments may not have the benefit of any security interest in the related assets.

Privately Issued Mortgage-Related Securities Risk: There are no direct or indirect government or agency guarantees of payments in pools created by non-governmental issuers. Privately issued mortgage-related securities are also not subject to the same underwriting requirements for the underlying mortgages that are applicable to those mortgage-related securities that have a government or government-sponsored entity guarantee. As a result, the mortgage loans underlying privately issued mortgage-related securities may have less favorable collateral, credit risk or other underwriting characteristics than government or government-sponsored mortgage-related securities and have wider variances in a number of terms, including interest rate, term, size, purpose and borrower characteristics. Mortgage pools underlying privately mortgage-related securities more frequently include second mortgages, high loan-to-value ratio mortgages and manufactured housing loans, in addition to commercial mortgages and other types of mortgages where a government or government-sponsored entity guarantee is not available.

Privately issued mortgage-related securities are not traded on an exchange and there may be a limited market for the securities, especially when there is a perceived weakness in the mortgage and real estate market sectors. Without an active trading market, mortgage-related securities held in the Fund’s portfolio may be particularly difficult to value because of the complexities involved in assessing the value of the underlying mortgage loans.

Mortgage Market/Subprime Risk: The mortgage markets in the United States and in various foreign countries have experienced extreme difficulties in the past that adversely affected the performance and market value of certain of the Fund’s mortgage-related investments. Delinquencies and losses on residential and commercial mortgage loans (especially subprime and second-lien mortgage loans) generally increased during that period and may increase again, and a decline in or flattening of housing and other real property values (as has been experienced during that period and may continue to be experienced in many real estate markets) may exacerbate such delinquencies and losses. Borrowers with adjustable rate mortgage loans are more sensitive to changes in interest rates, which affect their monthly mortgage payments, and may be unable to secure replacement mortgages at comparably low interest rates. In addition, mortgage loan originators may experience serious financial difficulties or bankruptcy. Reduced investor demand for mortgage loans and mortgage-related securities and increased investor yield requirements may cause limited liquidity in the secondary market for mortgage-related securities, which can adversely affect the market value of mortgage-related securities.

Real Estate Risk: An investment in a REIT generally is subject to the risks that impact the value of the underlying properties or mortgages of the REIT. These risks include loss to casualty or condemnation, and changes in supply and demand, interest rates, zoning laws, regulatory limitations on rents, property taxes, and operating expenses. Other factors that may adversely affect REITs include poor performance by management of the REIT, extended vacancies, failure to collect rents, the ability of the company to finance property purchases and renovations, changes to the tax laws, failure by the REIT to qualify for favorable tax treatment under the Code, and changes in local, regional, or general economic conditions. REITs also are subject to default or prepayments by borrowers and self-liquidation, and are heavily dependent on cash flow. Some REITs lack diversification because they invest in a limited number of properties, a narrow geographic area, or a single type of property. Mortgage REITs may be impacted by the quality of the credit extended. REITs may be more volatile and/or more illiquid than other types of equity securities. In addition, the Fund’s shareholders will indirectly bear their proportionate share of the REIT’s fees and expenses, as well as their proportionate share of the Fund’s fees and expenses.

Foreign and Emerging Market Company Risk: Investments in foreign (including emerging market) companies and in U.S. companies with economic ties to foreign markets generally involve special risks that can increase the likelihood that the Fund will lose

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money or experience volatility in the values of its portfolio assets. As compared with companies organized and operated in the U.S., foreign companies may be more vulnerable to economic, political, and social instability and subject to less government supervision, lack of transparency, and inadequate regulatory, reporting, accounting, auditing, and financial standards. Investments in securities of foreign companies may be subject to foreign withholding or other taxes. There may be less publicly available financial and other information regarding foreign issuers.

The securities of foreign companies also may be subject to inadequate or otherwise unfavorable exchange control regulations (including limitations on currency movements and exchanges), the imposition of economic sanctions or threat thereof or other government restrictions, and higher transaction and other costs, including transaction costs associated with currency exchange. To the extent the securities of foreign companies are traded on non-U.S. exchanges or markets, settlement, clearing, and registration of such securities transactions are subject to risks because registration systems may be less developed or subject to inadequate government supervision. This may result in significant delays or problems in registering the transfer of securities. If the Fund is delayed in settling a transaction, it may not receive any return on the invested assets or it may lose money if the value of the security declines.

There is a risk that a foreign government may take action that impedes or prevents the Fund from taking income and/or capital gains earned in the local currency and converting into U.S. dollars (i.e., “repatriating” local currency investments or profits), including temporary restrictions on foreign capital remittances. Certain foreign countries have sought to maintain foreign exchange reserves and/or address the economic volatility and dislocations caused by the large intentional capital flows by controlling or restricting the conversion of the local currency into other currencies. This risk tends to become more acute when economic conditions otherwise worse. There can be no assurance that if the Fund earns income or capital gains in a foreign currency or Lord Abbett otherwise seeks to withdraw the Fund’s investments from a given foreign country, capital controls imposed by such country will not prevent, or cause significant expense in, doing so.

Investments in foreign companies also may be adversely affected by governmental actions such as the nationalization of companies or industries, expropriation of assets, or confiscatory taxation. In the event of nationalization, expropriation or other confiscation, the Fund could lose its entire investment in a foreign company. Some foreign countries also have policies or restrictions that may restrict the Fund’s investment opportunities, including restrictions on investing in issuers or industries deemed sensitive to relevant national interests, requirements that government approval be obtained prior to investment by foreign persons, or impositions of penalties for increases in the value of the Fund’s investment. Any of these actions could severely affect securities prices or impair the Fund’s ability to purchase or sell non-U.S. securities or transfer the Fund’s assets or income back into the U.S, or otherwise adversely affect the Fund’s operations. In addition, due to differences in legal systems, there is the risk that there may be difficulty in enforcing contractual obligations and obtaining and enforcing court judgments outside the U.S, which may affect the value of the Fund’s foreign investments.

Foreign company securities also include ADRs, GDRs and other similar depositary receipts. ADRs, GDRs and other similar depositary receipts may be less liquid than the underlying shares in their primary trading market. Foreign company securities also may be subject to thin trading volumes and reduced liquidity, which may lead to greater price fluctuation. A change in the value of a foreign currency relative to the U.S. dollar will change the value of securities held by the Fund that are denominated in that foreign currency, including the value of any income distributions payable to the Fund as a holder of such securities. Currency exchange rates may fluctuate significantly over short periods of time for a number of reasons, including changes in interest rates and the overall economic health of the issuer. Devaluation of a currency by a country’s government or banking authority also will have an adverse impact on the U.S. dollar value of any investments denominated in that currency. These and other factors can materially adversely affect the prices of securities the Fund holds, impair the Fund’s ability to buy or sell securities at their desired price or time, or otherwise adversely affect the Fund’s operations. The Fund may invest in securities of issuers whose economic fortunes are linked to non-U.S. markets, but which principally are traded on a U.S. securities market or exchange and denominated in U.S. dollars. To the extent the Fund invests in this manner, the percentage of the Fund’s assets that is exposed to the risks associated with foreign companies may exceed the percentage of the Fund’s assets that is invested in foreign securities that are principally traded outside of the U.S.

The Fund’s investments in emerging market companies generally are subject to heightened risks compared to its investments in developed market companies. Investments in emerging markets may be considered speculative and generally are riskier than investments in more developed markets because they tend to develop unevenly and may never fully develop. Emerging markets are more likely to experience hyperinflation and currency devaluations. Securities of emerging market companies may have far lower trading volumes, tend to be less liquid, especially subject to greater price volatility, have a smaller market capitalization, have less government regulation, and may not be subject to as extensive and frequent accounting, financial, and other reporting requirements as securities issued in more developed countries. Further, investing in the securities of issuers located in certain emerging countries may present a greater risk of loss resulting from problems in security registration and custody, substantial economic or political disruptions, terrorism, armed conflicts and other geopolitical events, and the impact of tariffs and other restrictions on trade or economic sanctions. In addition, pandemics and outbreaks of contagious diseases may exacerbate pre-existing problems in emerging market countries with less established health care systems.

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Foreign Currency Risk: Investments in securities that are denominated or receiving revenues in foreign (including emerging market) currencies are subject to the risk that those currencies will decline in value relative to the U.S. dollar, or, in the case of hedged positions, that the U.S. dollar will decline in value relative to the currency being hedged. Foreign currency exchange rates may fluctuate significantly over short periods of time. A decline in the value of foreign currencies relative to the U.S. dollar will reduce the value of securities that are denominated in those currencies. The Fund may engage in foreign currency hedging transactions to attempt to protect the Fund from adverse currency movements. Such transactions include the risk that Lord Abbett will not accurately predict currency movements. As a result, the Fund may experience significant losses or see its return reduced. Also, it may be difficult or impractical to hedge currency risk in many developing or emerging markets. The risks associated with exposure to emerging market currencies may be heightened in comparison to those associated with exposure to developed market currencies.

Non-U.S. Government and Supranational Debt Securities Risk: Debt securities of governmental (or supranational) issuers in all non-U.S. countries, including emerging market countries, may include, among others:

●	fixed income securities issued or guaranteed by governments, governmental agencies or instrumentalities, and political subdivisions located in non-U.S. (including emerging market) countries;

●	fixed income securities issued by government owned, controlled, or sponsored entities located in non-U.S. (including emerging market) countries;

●	interests in entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by any of the above issuers;

●	Brady Bonds (which are described below);

●	participations in loans between non-U.S. (including emerging market) governments and financial institutions; and

●	fixed income securities issued by supranational entities such as the World Bank or the European Economic Community. A supranational entity is a bank, commission, or company established or financially supported by the national governments of one or more countries to promote reconstruction or development.

Investment in the debt securities of foreign governments can involve a high degree of risk. The governmental entity that controls the repayment of debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity’s willingness or ability to repay principal and interest due in a timely manner may be affected by many factors. A country whose exports are concentrated in a few commodities could be vulnerable to a decline in the international price of such commodities, and increased protectionism on the part of a country’s trading partners, or political changes in those countries, could also adversely affect its exports. Such events could diminish the credit standing of a particular local government or agency.

Governmental entities may be dependent on expected disbursements from other foreign governments, multilateral agencies, and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies, and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such governmental entity’s obligations. Failure to adhere to any such requirements may result in the cancellation of such other parties’ commitments to lend funds to the governmental entity, which may further impair such debtor’s ability or willingness to timely service its debts, and, consequently, governmental entities may default on their debt. In addition, a holder of foreign government obligations (including the Fund) may be requested to participate in the rescheduling of such debt and to extend further loans to governmental entities, and such holder’s interests could be adversely affected in the course of those restructuring arrangements. Obligations arising from past restructuring agreements may affect the economic performance and political and social stability of certain issuers of sovereign debt. In the event of a default by a governmental entity, there may be few or no effective legal remedies for collecting on such debt. The sovereign debt of many non-U.S. governments, including their subdivisions and instrumentalities, is rated below investment grade. The risks associated with non-U.S. Government and supranational debt securities may be greater for debt securities issued or guaranteed by emerging and/or frontier countries.

Foreign investment in certain sovereign debt is restricted or controlled to varying degrees, which may at times limit or preclude foreign investment in such sovereign debt and increase the Fund’s costs and expenses. Certain countries in which the Fund may invest (i) require governmental approval prior to investments by foreign persons; (ii) limit the amount of investment by foreign persons in a particular issuer; (iii) limit investment by foreign persons to only a specific class of securities of an issuer that may have less advantageous rights than the classes available for purchase by domiciliaries of the countries; or (iv) impose additional taxes on foreign investors. Further, certain issuers may require governmental approval for the repatriation of investment income, capital, or the proceeds of sales of securities by foreign investors, and a government could impose temporary restrictions on foreign capital remittances. The Fund could be adversely affected by delays in, or a refusal to grant, any required governmental approval for repatriation of capital, as well as by the application to the Fund of any restrictions on investments. Investing in local markets may require the Fund to adopt special procedures, seek local government approvals, and/or take other actions, each of which may involve additional costs.

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Sovereign debt securities include Brady Bonds, which are securities created through the exchange of existing commercial bank loans to public and private entities for new bonds in connection with a debt restructuring plan for emerging market countries announced by former U.S. Secretary of the Treasury Nicholas F. Brady. Brady Bonds arose from an effort in the 1980s to reduce the debt held by less developed countries that were frequently defaulting on loans. Brady Bonds may be collateralized or uncollateralized, are issued in various currencies (primarily the U.S. dollar), and are traded in the OTC secondary market. Certain Brady Bonds are collateralized in full as to principal due at maturity by zero coupon obligations issued or guaranteed by the U.S. Government or its agencies or instrumentalities having the same maturity. Brady Bonds are not, however, considered to be securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities. Brady Bonds do not have a long payment history and are subject to, among other things, the risk of default. In light of the history of defaults by the issuers of Brady Bonds, investments in Brady Bonds may be viewed as speculative regardless of the current credit rating of the issuer. The valuation of Brady Bonds generally depends on the following components: the collateralized repayment of principal at final maturity; the collateralized interest payments; the uncollateralized interest payments; and any uncollateralized repayment of principal at maturity.

Municipal Securities Risk: Municipal securities are subject to the same risks affecting fixed income securities in general. In addition, the prices of municipal securities may be adversely affected by legislative or political changes, tax rulings, judicial action, changes in market and economic conditions, and the fiscal condition of the municipal issuer, including an insolvent municipality filing for bankruptcy. The Fund may be more sensitive to these events and conditions if it invests a substantial portion of its assets in the municipal securities of similar projects (such as those relating to education, health care, housing, transportation, and utilities), in particular types of municipal securities (such as general obligation bonds, private activity bonds, and special tax bonds) or in the securities of issuers located within a single state, municipality, territory (such as Puerto Rico), or geographic area. The market for municipal securities generally is less liquid than other securities markets, which may make it more difficult for the Fund to sell its municipal securities. The differences between the price at which an obligation can be purchased and the price at which it can be sold may widen during periods of market distress. Less liquid obligations can become more difficult to value and be subject to erratic price movements.

Specific risks are associated with different types of municipal securities. For example, with respect to general obligation bonds, the full faith, credit, and taxing power of the municipality that issues a general obligation bond supports payment of interest and repayment of principal. Timely payments depend on the issuer’s credit quality, ability to raise tax revenues, and ability to maintain an adequate tax base. Certain of the municipalities in which the Fund invests may experience significant financial difficulties, which may lead to bankruptcy or default. With respect to revenue bonds, payments of interest and principal are made only from the revenues generated by a particular facility or class of facilities, the proceeds of a special tax, or other revenue source, and depend on the money earned by that source. Nongovernmental users of facilities financed by tax-exempt revenue bonds (e.g., companies in the electric utility and health care industries) may have difficulty making payments on their obligations in the event of an economic downturn. This would negatively affect the valuation of municipal securities issued by such facilities. In addition, each industry is subject to its own risks: the electric utility industry is subject to rate regulation vagaries, while the health care industry faces two main challenges – affordability and access.

Private activity bonds are issued by municipalities and other public authorities to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its full faith, credit, and taxing power for repayment. If the private enterprise defaults on its payments, the Fund may not receive any income or get its money back from the investment. In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer generally will appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, if the issuer does not fulfill its payment obligation, it may be difficult to sell the property and the proceeds of a sale may not cover the Fund’s loss. Variable rate demand obligations are floating rate securities that combine an interest in a long-term municipal bond with a right to demand payment before maturity from a bank or other financial institution. If the bank or financial institution is unable to pay, the Fund may lose money. Special tax bonds are usually backed and payable through a single tax, or series of special taxes such as incremental property taxes. The failure of the tax levy to generate adequate revenue to pay the debt service on the bonds may cause the value of the bonds to decline.

Inflation-Linked Investments Risk: Unlike traditional fixed income securities, the principal and interest payments of inflation-linked investments are adjusted periodically based on the inflation rate. As inflation increases, the value of the Fund’s assets can decline as can the value of the Fund’s distributions. Although the Fund invests in inflation-linked investments, the value of its securities may be vulnerable to changes in expectations of inflation or interest rates. Although inflation-linked investments are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to a decline in value. If interest rates rise because of reasons other than inflation (for example, because of changes in currency exchange rates), investors in these securities may not be protected to the extent that the increase is not reflected in the security’s inflation measure. There is no guarantee that the Fund will generate returns that exceed the rate of inflation in the U.S. economy over time or that the Fund’s use of inflation-linked investments will be successful. Furthermore, during periods of deflation or periods when the actual rate of inflation is lower than anticipated, the Fund is likely to underperform funds that hold fixed income securities similar to those held by the Fund but do not hold inflation-linked investments.

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Loans, Participations and Assignments Risk: Loan interests may take the form of direct interests acquired during a primary distribution and may also take the form of assignments of, novations of or participations in a loan acquired in secondary markets. In addition to credit risk and interest rate risk, the Fund’s exposure to loan interests may be subject to additional risks. For example, purchasers of loans and other forms of direct indebtedness depend primarily upon the creditworthiness of the corporate borrower for payment of principal and interest. If the Fund does not receive scheduled interest or principal payments on such indebtedness, the Fund’s share price and yield could be adversely affected. Loans that are fully secured offer the Fund more protection than an unsecured loan in the event of non-payment of scheduled interest or principal. However, there is no assurance that the liquidation of collateral from a secured loan would satisfy the corporate borrower’s obligation, or that the collateral can be liquidated. Investments in floating or adjustable rate loans are subject to increased credit and liquidity risks.

Investments in loans through a purchase of a loan or a direct assignment of a financial institution’s interests with respect to a loan may involve additional risks to the Fund. For example, if a loan is foreclosed, the Fund could become owner, in whole or in part, of any collateral, and would bear the costs and liabilities associated with owning and disposing of the collateral. In addition, it is conceivable that under emerging legal theories of lender liability, the Fund could be held liable as co-lender. It is unclear whether loans and other forms of direct indebtedness offer securities law protections against fraud and misrepresentation. In the absence of definitive regulatory guidance, the Fund will rely on Lord Abbett’s research in an attempt to avoid situations where fraud or misrepresentation could adversely affect the Fund. The purchaser of an assignment typically succeeds to all the rights and obligations under the loan agreement with the same rights and obligations as the assigning lender. Assignments may, however, be arranged through private negotiations between potential assignees and potential assignors, and the rights and obligations acquired by the purchaser of an assignment may differ from, and be more limited than, those held by the assigning lender.

In connection with purchasing loan participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement relating to the loan, nor any rights of set-off against the borrower, and the Fund may not directly benefit from any collateral supporting the loan in which it has purchased the loan participation. As a result, the Fund may be subject to the credit risk of both the borrower and the lender that is selling the participation. In the event of the insolvency of the lender selling a participation, the Fund may be treated as a general creditor of the lender and may not benefit from any set-off between the lender and the borrower. Certain loan participations may be structured in a manner designed to prevent purchasers of participations from being subject to the credit risk of the lender with respect to the participation, but even under such a structure, in the event of the lender’s insolvency, the lender’s servicing of the participation may be delayed and the assignability of the participation impaired.

The Fund may have difficulty disposing of loans and loan participations because to do so it will have to assign or sell such securities to a third party. Because there is no liquid market for many such investments, the Fund anticipates that such securities could be sold only to a limited number of institutional investors. The lack of a liquid secondary market may have an adverse impact on the value of such securities and the Fund’s ability to dispose of particular loans and loan participations when that would be desirable, including in response to a specific economic event such as a deterioration in the creditworthiness of the borrower. The lack of a liquid secondary market for loans and loan participations also may make it more difficult for the Fund to assign a value to these securities for purposes of valuing the Fund’s portfolio.

To the extent the Fund invests in loans, including bank loans, the Fund may be subject to greater levels of credit risk, call risk, settlement risk and liquidity risk than funds that do not invest in such securities. These instruments are considered predominantly speculative with respect to an issuer’s continuing ability to make principal and interest payments and may be more volatile than other types of securities. The Fund may also be subject to greater levels of liquidity risk than funds that do not invest in loans. In addition, the loans in which the Fund invests may not be listed on any exchange and a secondary market for such loans may be comparatively illiquid relative to markets for other more liquid fixed income securities. Consequently, transactions in loans may involve greater costs than transactions in more actively traded securities. Restrictions on transfers in loan agreements, a lack of publicly-available information, irregular trading activity and wide bid/ask spreads among other factors, may, in certain circumstances, make loans more difficult to sell at an advantageous time or price than other types of securities or instruments. These factors may result in the Fund being unable to realize full value for the loans and/or may result in the Fund not receiving the proceeds from a sale of a loan for an extended period after such sale, each of which could result in losses to the Fund. Loans may have extended trade settlement periods, including settlement periods of greater than 7 days. This extended settlement process can (i) increase the counterparty risk borne by the Fund; (ii) leave the Fund unable to timely exercise voting and other rights as a holder of loans it has agreed to purchase; (iii) delay the Fund from realizing the proceeds of a sale of a loan; (iv) inhibit the Fund’s ability to resell a loan that it has agreed to purchase if conditions change (leaving the Fund more exposed to price fluctuations); (v) prevent the Fund from timely collecting principal and interest payments; and (vi) expose the Fund to adverse tax or regulatory consequences. To the extent the extended loan settlement process gives rise to short-term liquidity needs, such as the need to satisfy redemption requests, the Fund may hold cash, sell investments, or temporarily borrow from banks or other lenders. If an issuer of a loan prepays or redeems the loan prior to maturity, the Fund will have to reinvest the proceeds in other loans or similar instruments that may pay lower interest rates. Because of the risks involved in investing in loans, an investment in the Fund, to the extent it invests in such instruments, should be considered speculative. Investors in bank loans may not be afforded the protections of the anti-fraud provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, because loans may not be considered “securities” under such laws.

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The Fund’s investments in subordinated and unsecured loans generally are subject to similar risks as those associated with investments in secured loans. Subordinated or unsecured loans are lower in priority of payment to secured loans and are subject to the additional risk that the cash flow of the borrower and property securing the loan or debt, if any, may be insufficient to meet scheduled payments after giving effect to the senior secured obligations of the borrower. This risk is generally higher for subordinated unsecured loans or debt, which are not backed by a security interest in any specific collateral. Subordinated and unsecured loans generally have greater price volatility than secured loans and may be less liquid. There is also a possibility that originators will not be able to sell participations in subordinated or unsecured loans, which would create greater credit risk exposure for the holders of such loans. Subordinated and unsecured loans share the same risks as other below investment grade securities.

Some of the loans in which the Fund may invest or to which the Fund may gain exposure through its investments in CDOs, CLOs, or other types of structured securities may be covenant-lite loans, which contain fewer or less restrictive constraints on the borrower than certain other types of loans. Covenant-lite loans generally do not include terms which allow the lender to monitor the performance of the borrower and declare a default or force a borrower into bankruptcy restructuring if certain criteria are breached. Under such loans, lenders typically must rely on covenants that restrict a company from incurring additional debt or engaging in certain actions. Such covenants can only be breached by an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, the Fund may have fewer rights against a borrower when it invests in or has exposure to such loans and, accordingly, may have greater risk of loss on such investments as compared to investments in or exposure to loans with additional or more conventional covenants.

There may be less readily available information about most loans and the underlying borrowers than is the case for many other types of securities, including securities issued in transactions registered under the Securities Act, or registered under the Exchange Act, and borrowers subject to the periodic reporting requirements of Section 13 of the Exchange Act. Loans may be issued by companies that are not subject to SEC reporting requirements and therefore may not be required to file reports with the SEC or may file reports that are not required to comply with SEC form requirements. In addition, such companies may be subject to a less stringent liability disclosure regime than companies subject to SEC reporting requirements. Loans may not be considered “securities,” and purchasers, such as the Fund, therefore may not be entitled to rely on the anti-fraud protections of the federal securities laws. Instead, in such cases, the Fund generally will rely on the contractual provisions in the loan agreement itself, and common-law fraud protections under applicable state law. Because there is limited public information available regarding loan investments, the Fund is particularly dependent on the analytical abilities of the Fund’s portfolio managers.

Economic exposure to loan interests through the use of derivative transactions may involve greater risks than if the Fund had invested in the loan interest directly during a primary distribution or through assignments of, novations of or participations in a loan acquired in secondary markets since, in addition to the risks described above, certain derivative transactions may be subject to leverage risk and greater illiquidity risk, counterparty risk, valuation risk and other risks.

Call Risk: A substantial portion of bonds are “callable,” meaning they give the issuer the right to call or redeem the bonds before maturity. Issuers may call outstanding bonds when there is a decline in interest rates, when credit spreads change, or when the issuer’s credit quality improves. As interest rates decline, these bond issuers may pay off their loans early by buying back the bonds, thus depriving the Fund of above market interest rates. Moreover, the Fund may not recoup the full amount of its initial investment and may have to reinvest the prepayment proceeds in lower-yielding securities, securities with greater credit risks, or other less attractive securities.

Derivatives Risk: The risks associated with derivatives may be different from and greater than the risks associated with directly investing in securities and other investments. Derivatives may increase the Fund’s volatility and reduce its returns. The risks associated with derivatives include, among other things, the following:

●	The risk that the value of a derivative may not correlate with the value of the underlying asset, rate, or index in the manner anticipated by the portfolio management team and may be more sensitive to changes in economic or market conditions than anticipated.

●	Derivatives may be difficult to value, especially under stressed or unforeseen market conditions.

●	The risk that the counterparty may fail to fulfill its contractual obligations under the derivative contract. Central clearing of derivatives is intended to decrease counterparty risk but does not eliminate it.

●	The risk that there will not be a liquid trading market for the derivative, or that the Fund will otherwise be unable to sell or otherwise close a derivatives position when desired, exposing the Fund to additional losses.

●	Because derivatives generally involve a small initial investment relative to the risk assumed (known as leverage), derivatives can magnify the Fund’s losses and increase its volatility.

●	The Fund’s use of derivatives may affect the amount, timing, and character of distributions, and may cause the Fund to realize more short-term capital gain and ordinary income than if the Fund did not use derivatives.
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There is no assurance that the Fund will be able to employ its derivatives strategies successfully. Derivatives may not perform as expected and the Fund may not realize the intended benefits. Whether the Fund’s use of derivatives is successful may depend on, among other things, the portfolio managers’ ability to correctly forecast market movements, company and industry valuation levels and trends, changes in foreign exchange and interest rates, and other factors. If the portfolio managers incorrectly forecast these and other factors, the Fund’s performance could suffer. Although hedging may reduce or eliminate losses, it also may reduce or eliminate gains. When used for hedging purposes, the changes in value of a derivative may not correlate as expected with the currency, security, portfolio, or other risk being hedged. When used as an alternative or substitute for, or in combination with, direct investments, the return provided by the derivative may not provide the same return as direct investment. In addition, given their complexity, derivatives are subject to the risk that improper or misunderstood documentation may expose the Fund to losses.

The U.S. Government has enacted legislation that provides for additional regulation of the derivatives market, including clearing, margin, reporting, and registration requirements. The EU, UK and other jurisdictions have implemented or are in the process of implementing similar requirements, which will affect the Fund when it enters into a derivatives transaction with a counterparty organized in such a jurisdiction or otherwise subject to that jurisdiction’s derivatives regulations. The ultimate impact of these requirements on the Fund remains unclear. It is possible that government regulation of various types of derivative instruments could potentially limit or restrict the ability of the Fund to use these instruments as a part of its investment strategy, increase the costs of using these instruments, make them less effective, or otherwise adversely affect their value. Limits or restrictions applicable to the counterparties with which the Fund engages in derivative transactions could also prevent the Fund from using these instruments or affect the pricing or other factors relating to these instruments.

Credit Default Swaps Risk: Credit default swap agreements (including a swap on a credit default index, sometimes referred to as a credit default swap index) may involve greater risks than if the Fund had invested in the reference obligation directly since, in addition to general market risks, credit default swaps are subject to illiquidity risk, counterparty risk and credit risk. A buyer generally also will lose its investment and recover nothing should no credit event occur and the swap is held to its termination date. If a credit event were to occur, the value of any deliverable obligation received by the seller (if any), coupled with the upfront or periodic payments previously received, may be less than the full notional value it pays to the buyer, resulting in a loss of value to the seller. When the Fund acts as a seller of a credit default swap, it is exposed to many of the same risks of leverage described herein since if an event of default occurs, the seller must pay the buyer the full notional value of the reference obligation.

Although the Fund may seek to realize gains by selling credit default swaps that increase in value, to realize gains on selling credit default swaps, an active secondary market for such instruments must exist or the Fund must otherwise be able to close out these transactions at advantageous times. In addition to the risk of losses described above, if no such secondary market exists or the Fund is otherwise unable to close out these transactions at advantageous times, selling credit default swaps may not be profitable for the Fund.

The Fund will be subject to credit risk with respect to the counterparties to the credit default swap contract (whether a clearing corporation in the case of a cleared credit default swap or another third party in the case of an uncleared credit default swap). If a counterparty’s credit becomes significantly impaired, multiple requests for collateral posting in a short period of time could increase the risk that the Fund may not receive adequate collateral. The Fund may exit its obligations under a credit default swap only by terminating the contract and paying applicable breakage fees, or by entering into an offsetting credit default swap position, which may cause the Fund to incur more losses. The Fund may be unable to exit a credit default swap.

The Fund’s return from investment in a credit default swap index may not match the return of the referenced index. Further, investment in a credit default swap index could result in losses if the referenced index does not perform as expected. Unexpected changes in the composition of the index may also affect performance of the credit default swap index. If a referenced index has a dramatic intraday move that causes a material decline in the Fund’s net assets, the terms of the Fund’s credit default swap index may permit the counterparty to immediately close out the transaction. In that event, the Fund may be unable to enter into another credit default swap index or otherwise achieve desired exposure, even if the referenced index reverses all or a portion of its intraday move.

Structured Investments Risk: The Fund may invest in structured products, including, structured notes, credit-linked notes and other types of structured products. Holders of structured products bear risks of the underlying investments, index or reference obligation and are subject to counterparty risk. The Fund may have the right to receive payments only from the structured product, and generally does not have direct rights against the issuer or the entity that sold the assets to be securitized. While certain structured products enable the investor to acquire interests in a pool of securities without the brokerage and other expenses associated with directly holding the same securities, investors in structured products generally pay their share of the structured product’s administrative and other expenses. Although it is difficult to predict whether the prices of indices and securities underlying structured products will rise or fall, these prices (and, therefore, the prices of structured products) are generally influenced by the same types of political and economic events that affect issuers of securities and capital markets generally. If the issuer of a structured product uses shorter term financing to purchase longer term securities, the issuer may be forced to sell its securities at below market prices if it experiences difficulty in obtaining such financing, which may adversely affect the value of the structured products owned by the Fund. Structured products generally entail risks associated with derivative instruments.

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Counterparty Risk: The Fund will be subject to credit risk with respect to the counterparties to the derivative contracts and other instruments entered into by the Fund or held by special purpose or structured vehicles in which the Fund invests. In the event that the Fund enters into a derivative transaction with a counterparty that subsequently becomes insolvent or becomes the subject of an insolvency proceeding, the derivative transaction may be terminated in accordance with its terms and the Fund’s ability to realize its rights under the derivative instrument and its ability to distribute the proceeds could be adversely affected. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, the Fund may experience significant delays in obtaining any recovery (including recovery of any collateral it has provided to the counterparty) in a dissolution, assignment for the benefit of creditors, liquidation, winding-up, bankruptcy, or other analogous proceeding. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative transaction would typically be terminated at its fair market value. If the Fund is owed this fair market value in the termination of the derivative transaction and its claim is unsecured, the Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to any underlying security or asset. The Fund may obtain only a limited recovery or may obtain no recovery in such circumstances. When the Fund enters into a cleared derivative transaction, it is subject to the credit risk of the clearinghouse and the member of the clearinghouse through which it holds its position.

Other Investment Companies Risk: The Fund may invest in securities of other pooled investment vehicles (including those advised or subadvised by the Adviser or its affiliates), including mutual funds, money market funds, closed-end funds, BDCs, ETFs, and underlying funds. With respect to listed closed-end funds and ETFs, the market value of their shares may differ from the NAV of the particular fund. To the extent the Fund invests a portion of its assets in a pooled investment vehicle, those assets will be subject to the risks of the purchased fund’s portfolio securities. In addition, if the Fund invests in such investment companies or investment funds, the Fund’s shareholders will bear not only their proportionate share of the expenses of the Fund, but also will indirectly bear similar expenses of the underlying investment company. In addition, the securities of these pooled investment vehicles may also be leveraged and will therefore be subject to the same leverage risks described herein.

Private Credit Risk: The Fund intends to obtain exposure to select less liquid or illiquid private credit investments, generally involving corporate borrowers, through its investments in pooled investment vehicles, including vehicles managed by the Adviser. Typically, private credit investments are not traded in public markets and are illiquid, such that an underlying fund may not be able to resell some of its holdings for extended periods, which may be several years, or at the price at which the underlying fund is valuing its investments. An underlying fund may, from time to time or over time, focus its private credit investments in a particular industry or sector or select industries or sectors. Investment performance of such industries or sectors may thus at times have an out-sized impact on the performance of an underlying fund or the Fund. Additionally, private credit investments can range in credit quality depending on security-specific factors, including total leverage, amount of leverage senior to the security in question, variability in the issuer’s cash flows, the size of the issuer, the quality of assets securing debt and the degree to which such assets cover the subject company’s debt obligations. The issuers of the underlying fund’s private credit investment will often be leveraged, as a result of recapitalization transactions, and may not be rated by national credit rating agencies.

Private Placements Risk: A private placement involves the sale of securities that have not been registered under the Securities Act, or relevant provisions of applicable non-U.S. law, to certain institutional and qualified individual purchasers, such as the Fund. In addition to the general risks to which all securities are subject, securities received in a private placement generally are subject to strict restrictions on resale, and there may be no liquid secondary market or ready purchaser for such securities, and a liquid secondary market may never develop. Therefore, the Fund may be unable to dispose of such securities when it desires to do so, or at the most favorable time or price. Private placements may also raise valuation risks.

LIBOR and Reference Benchmark Risk: Certain instruments in which the Fund may invest have historically relied upon LIBOR. LIBOR was an average interest rate that banks charged one another for the use of short-term money. In connection with the global transition away from LIBOR led by regulators and market participants, LIBOR was last published on a representative basis at the end of June 2023. Alternative reference rates to LIBOR have been established in most major currencies. Markets in these new rates are developing, but questions around liquidity and how to appropriately mitigate any economic value transfer as a result of the transition remain a concern. The U.S. federal government enacted legislation to establish a process for replacing LIBOR in certain existing contracts that did not already provide for the use of a clearly defined or practicable fallback replacement benchmark rate as described in the legislation. In connection with this legislation, the Federal Reserve Board effectively automatically replaced the U.S. dollar LIBOR benchmark rate in such contracts, as of June 30, 2023, with the Secured Overnight Financing Rate (“SOFR”), a replacement rate published by the Federal Reserve Bank of New York, including certain spread adjustments and benchmark replacement conforming changes. In connection with these changes, interest rate or other provisions included in relevant contracts or other arrangements entered into by a Fund may need to be renegotiated. The transition away from LIBOR and the use of replacement rates may adversely effect transactions that used LIBOR as a reference rate, financial institutions, funds and other market participants that engaged in such transactions, and the financial markets generally. The impact of the transition away from LIBOR on the Fund or the financial instruments in which the Fund invests cannot yet be fully determined.

In addition, interest rates or other types of rates and indices which are classed as “benchmarks” have been the subject of ongoing national and international regulatory reform, including under the European Union regulation on indices used as benchmarks in

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financial instruments and financial contracts (known as the “Benchmarks Regulation”). The Benchmarks Regulation has been enacted into United Kingdom law by virtue of the European Union (Withdrawal) Act 2018 (as amended), subject to amendments made by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 (SI 2019/657) and other statutory instruments. Following the implementation of these reforms, the manner of administration of benchmarks has changed and may further change in the future, with the result that relevant benchmarks may perform differently than in the past, the use of benchmarks that are not compliant with the new standards by certain supervised entities may be restricted, and certain benchmarks may be eliminated entirely. Additionally, there could be other consequences which cannot be predicted.

Inflation/Deflation Risk: Inflation risk is the risk that the value of assets or income from investments will be worth less in the future. Inflation rates may change frequently and drastically as a result of various factors and the Fund’s investments may not keep pace with inflation, which may result in losses to Fund investors or adversely affect the real value of shareholders’ investments in the Fund. During periods of inflation, fixed income securities markets may experience heightened levels of interest rate volatility and liquidity risk. Deflation risk is the risk that the prices of goods or services throughout the economy decline over time—the opposite of inflation. Deflation may have an adverse effect on the creditworthiness of issuers and may make issuer default more likely, which may result in a decline in the value of the Fund’s portfolio.

Risk of Regulatory Changes: Legal, tax and regulatory changes could occur and may adversely affect the Fund and its ability to pursue its investment strategies and/or increase the costs of implementing such strategies. New (or revised) laws or regulations may be imposed by the CFTC, the SEC, the IRS, the Fed or other banking regulators, other governmental regulatory authorities or self-regulatory organizations that supervise the financial markets that could adversely affect the Fund. In particular, these agencies have implemented or are in the process of implementing a variety of relatively new rules pursuant to financial reform legislation in the United States. The EU, UK (and other jurisdictions) have implemented or are in the process of implementing similar requirements. The Fund also may be adversely affected by changes in the enforcement or interpretation of existing statutes and rules by these governmental regulatory authorities or self-regulatory organizations.

In addition, the securities and futures markets are subject to comprehensive statutes, regulations and margin requirements. The CFTC, the SEC, the Federal Deposit Insurance Corporation, other regulators and self-regulatory organizations and exchanges are authorized under these statutes, regulations and otherwise to take extraordinary actions in the event of market emergencies. To the extent the Fund and the Adviser are or have historically been eligible for exemptions from certain regulations, there is no assurance that the Fund and the Adviser will continue to be eligible for such exemptions.

The CFTC and certain futures exchanges have established (and continue to evaluate and revise) limits, referred to as “position limits,” on the maximum net long or net short positions which any person or entity may hold or control in particular futures and options on futures contracts.

In addition, federal position limits apply to swaps that are economically equivalent to futures contracts that are subject to CFTC-set limits. All positions owned or controlled by the same person or entity, even if in different accounts, must be aggregated for purposes of determining whether the applicable position limits have been exceeded, unless an exemption applies. Thus, even if the Fund does not intend to exceed applicable position limits, it is possible that positions of different clients managed by the Adviser and its affiliates may be aggregated for this purpose. It is possible that the trading decisions of Adviser may have to be modified and that positions held by the Fund may have to be liquidated in order to avoid exceeding such limits. The modification of investment decisions or the elimination of open positions, if it occurs, may adversely affect the performance of the Fund. A violation of position limits could also lead to regulatory action materially adverse to the Fund’s investment strategy.

The SEC has in the past adopted interim rules requiring reporting of all short positions above a certain de minimis threshold and may adopt rules requiring monthly public disclosure in the future. In addition, other non-U.S. jurisdictions where the Fund may trade have adopted reporting requirements. If the Fund’s short positions or its strategy become generally known, it could have a significant effect on the Adviser’s ability to implement its investment strategy. In particular, it would make it more likely that other investors could cause a short squeeze in the securities held short by the Fund forcing the Fund to cover its positions at a loss. Such reporting requirements may also limit the Adviser’s ability to access management and other personnel at certain companies where the Adviser seeks to take a short position. In addition, if other investors engage in copycat behavior by taking positions in the same issuers as the Fund, the cost of borrowing securities to sell short could increase drastically and the availability of such securities to the Fund could decrease drastically. Such events could make the Fund unable to execute its investment strategy. In addition, the SEC and regulatory authorities in other jurisdictions may adopt (and in certain cases, have adopted) restrictions including bans on short sales of certain securities (including short positions acquired through swaps) in response to market events. Restrictions such as bans on short selling may have a material adverse effect on the Fund’s ability to execute its investment strategy and/or generate returns.

Rules implementing the credit risk retention requirements of the Dodd-Frank Act, for asset-backed securities require the sponsor of certain securitization vehicles (or a majority owned affiliate of such sponsor) to retain, and to refrain from transferring, selling, conveying to a third party, or hedging 5% of the credit risk in assets transferred, sold, or conveyed through the issuance of the asset-backed securities of such vehicle, subject to certain exceptions. The rules apply to offerings of RMBS occurring on and after December 24, 2015 and to offerings of other types of asset-backed securities occurring on and after December 24, 2016, subject to

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certain exceptions. In addition, a refinancing of, or a significant amendment to, a securitization that closed prior to such date may in certain cases result in the application of the rules to a securitization that was previously not subject to the Dodd-Frank risk retention requirements. The impact of the risk retention rules on the securitization markets remains uncertain. These requirements may increase the costs to originators, securitizers, and, in certain cases, collateral managers of securitization vehicles in which the Fund may invest, which costs could be passed along to such Fund as an investor in such vehicles. In addition, the costs imposed by the risk retention rules on originators, securitizers and/or collateral managers may result in a reduction of the number of new offerings of asset-backed securities and thus in fewer investment opportunities for the Fund. A reduction in the number of new securitizations could also reduce liquidity in the markets for certain types of financial assets that are typically held by securitization vehicles, which in turn could negatively affect the returns on the Fund’s investment in asset-backed securities.

Rule 18f-4 under the 1940 Act regulates registered investment companies’ use of derivatives and certain related instruments (e.g., reverse repurchase agreements). This rule, among other things, limits derivatives exposure through one of two value-at-risk tests, requires funds to adopt and implement a derivatives risk management program (including the appointment of a derivatives risk manager and the implementation of certain testing requirements), and subjects funds to certain reporting requirements in respect of derivatives. To the extent the Fund uses derivative instruments (excluding certain currency and interest rate hedging transactions) in a limited amount, it will not be subject to the full requirements of Rule 18f-4.

Repurchase Agreement Risk: The Fund may enter into repurchase agreements, in which the Fund purchases a security from a bank or broker-dealer, which agrees to repurchase the security at the Fund’s cost plus interest within a specified time. If the party agreeing to repurchase should default, the Fund will seek to sell the securities which it holds. This could involve procedural costs or delays in addition to a loss on the securities if their value should fall below their repurchase price. Repurchase agreements maturing in more than seven days and which may not be terminated within seven days at approximately the amount at which the Fund has valued the agreements are considered illiquid securities. These events could also trigger adverse tax consequences for the Fund.

Distribution Risk: The Fund’s distribution rate may be affected by numerous factors, including but not limited to changes in realized and projected market returns, fluctuations in market interest rates, Fund performance, and other factors. To the extent the Fund does maintain stable distributions, such distributions may affect the ability of the Fund to be fully invested or may force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s performance. The Fund may make distributions in excess of its net income, resulting in a return of capital to shareholders. Diminution in the size of the Fund through returns of capital may limit the ability of the Fund to participate in new investment opportunities. Distributions that are returns of capital for tax purposes will reduce a shareholder’s tax basis in outstanding shares of the Fund and will result in capital gain to the shareholder to the extent such distributions exceed the shareholder’s tax basis in Fund Shares.

Zero Coupon, Deferred Interest, Pay-In-Kind, and Capital Appreciation Bonds Risk: Zero coupon, deferred interest, and capital appreciation bonds are issued at a discount from their face value because interest payments typically are postponed until maturity. These securities also may take the form of debt securities that have been stripped of their unmatured interest coupons, the coupons themselves, or receipts or certificates representing interests in such stripped debt obligations or coupons. Pay-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. Similar to zero coupon bonds and deferred interest bonds, pay-in-kind securities are designed to give an issuer flexibility in managing cash flow. Pay-in-kind securities that are debt securities can be either senior or subordinated debt. As the buyer of these types of securities, the Fund will recognize a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. The discount varies depending on the time remaining until maturity, as well as market interest rates, liquidity of the security, and the issuer’s perceived credit quality. The discount in the absence of financial difficulties of the issuer typically decreases as the final maturity date approaches. Moreover, unlike securities that periodically pay interest to maturity, zero coupon, deferred interest, capital appreciation, and pay-in-kind securities involve the additional risk that the Fund will realize no cash until a specified future payment date unless a portion of such securities is sold and, if the issuer of such securities defaults, the Fund may obtain no return at all on its investment. The values of zero-coupon and pay-in-kind bonds are more volatile in response to interest rate changes than debt obligations of comparable maturities and credit qualities that make regular distributions of interest. Under many market and other conditions, the market for zero-coupon, deferred interest and capital appreciation bonds and pay-in-kind securities may suffer decreased liquidity, making it difficult for the Fund to dispose of them or to determine their current value.

Taxable income from these types of securities is accrued by the Fund without receiving regular interest payments in cash. As a result, the Fund may be required to sell portfolio securities in order to pay a dividend depending, among other things, upon the proportion of shareholders who elect to receive dividends in cash rather than reinvesting dividends in additional Shares of the Fund.

In particular, pay-in-kind securities will give rise to taxable income which is required to be distributed for the Fund to maintain its qualification for treatment as a regulated investment company under the Code and avoid a Fund level tax even though the Fund holding the security receives no interest payments in cash on the security during the year. This may have a negative impact on the liquidity of the Fund because the Fund may be required to pay out as an income distribution an amount which is greater than the total amount of cash interest the Fund actually received in order to make the requisite distributions.

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Pay-in-kind securities generally carry higher interest rates compared to bonds that make cash payments of interest to reflect the time-value of money on deferred interest payments and increased credit risk of borrowers who may need to defer interest payments. Pay-in-kind securities generally involve significantly greater credit risk than coupon loans because the Fund receives no cash payments until the maturity date or a specified cash payment date. Even if accounting conditions are met for accruing income payable at a future date under a pay-in-kind bond, the issuer could still default when the collection date occurs at the maturity of or payment date for the pay-in-kind bond. Pay-in-kind bonds may be difficult to value accurately because they involve ongoing judgments as to the collectability of the deferred payments and the value of any associated collateral. If the issuer of a pay-in-kind security defaults the Fund may lose its entire investment. Generally, the deferral of pay-in-kind interest will increase the loan to value ratio, which is a measure of the riskiness of a loan or bond.

Leverage Risk: The Fund’s use of leverage creates the opportunity for increased net income to common Shares, but also creates special risks for shareholders. To the extent used, there is no assurance that the Fund’s leveraging strategies will be successful. Leverage is a speculative technique that may expose the Fund to greater risk and increased costs. The net proceeds that the Fund obtains from its use of reverse repurchase agreements, credit default swaps, dollar rolls and/or borrowings (as well as from any future issuance of preferred shares) will be invested in accordance with the Fund’s investment objective and policies as described in this prospectus and any prospectus supplement. Interest or other expenses payable by the Fund with respect to its reverse repurchase agreements, credit default swaps, dollar rolls and borrowings (or dividends payable with respect to any outstanding preferred shares) will generally be based on shorter-term interest rates that would be periodically reset. So long as the Fund’s portfolio investments provide a higher rate of return (net of applicable Fund expenses) than the interest rates and other costs to the Fund of such leverage, the investment of the proceeds thereof will generate more income than will be needed to pay the costs of the leverage. If so, and all other things being equal, the excess may be used to pay higher dividends to shareholders than if the Fund were not so leveraged. If, however, shorter-term interest rates rise relative to the rate of return on the Fund’s portfolio, the interest and other costs to the Fund of leverage (including interest expenses on reverse repurchase agreements, dollar rolls and borrowings and the dividend rate on any outstanding preferred shares) could exceed the rate of return on the debt obligations and other investments held by the Fund, thereby reducing returns to shareholders. In addition, fees and expenses of any form of leverage used by the Fund will be borne entirely by the shareholders (and not by preferred shareholders, if any) and will reduce the investment return of the Shares. Therefore, there can be no assurance that the Fund’s use of leverage will result in a higher yield on the Shares, and it may result in losses. In addition, any preferred shares issued by the Fund are expected to pay cumulative dividends, which may tend to increase leverage risk.

Leverage creates several major types of risks for shareholders, including:

●	the likelihood of greater volatility of NAV of Shares, and of the investment return to shareholders, than a comparable portfolio without leverage;

●	the possibility either that Share dividends will fall if the interest and other costs of leverage rise, or that dividends paid on Shares will fluctuate because such costs vary over time; and

●	the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged.

If the costs of any leverage used by the Fund exceed the income from portfolio securities acquired through the use of such leverage, the Fund’s NAV would decline. A decline in the Fund’s NAV could affect the ability of the Fund to pay dividends or make distributions to shareholders. A failure by the Fund to distribute an adequate proportion of its net investment income in the form of dividends each taxable year would result in the Fund ceasing to qualify as a regulated investment company under the Code. See “Tax Matters” below for additional information. Also, the counterparties to the Fund’s leveraging transactions and any preferred shareholders of the Fund will have priority of payment over the Fund’s shareholders.

The use by the Fund of reverse repurchase agreements and dollar rolls to obtain leverage also involves special risks. For instance, the market value of the securities that the Fund is obligated to repurchase under a reverse repurchase agreement or dollar roll may decline below the repurchase price.

In addition to reverse repurchase agreements, dollar rolls and/or borrowings (or a future issuance of preferred shares), the Fund may engage in other transactions that may give rise to a form of leverage including, among others, futures and forward contracts (including foreign currency exchange contracts), credit default swaps, total return swaps, basis swaps and other derivative transactions, loans of portfolio securities, short sales and when-issued, delayed delivery and forward commitment transactions). The Fund’s use of such transactions gives rise to associated leverage risks described above, and may adversely affect the Fund’s income, distributions and total returns to shareholders. The Fund may offset derivatives positions against one another or against other assets to manage effective market exposure resulting from derivatives in its portfolio. To the extent that any offsetting positions do not behave in relation to one another as expected, the Fund may perform as if it is leveraged through use of these derivative strategies.

Equity Securities Risk: Investments in equity securities represent ownership in a company that fluctuates in value with changes in the company’s financial condition. Equity markets may experience significant volatility at times and may fall sharply in response to adverse events. Certain segments of the equity market may react differently than other segments and U.S. markets may react

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differently than foreign markets. Individual equity prices also may experience dramatic movements in price. Price movements may result from factors affecting individual companies, sectors, or industries selected for the Fund’s portfolio or the securities market as a whole, including periods of slower growth or recessionary economic conditions, future expectations of poor economic conditions, changes in political or social conditions, and lack of investor confidence. In addition, individual equity interests may be adversely affected by factors such as reduced sales, increased costs, or a negative outlook for the future performance of the company. As compared with preferred stock and debt, common stock generally involves greater risk and has lower priority when liquidation, bankruptcy, and dividend payments are made. Preferred stock may be subordinated to bonds or other debt instruments in a company’s capital structure and is typically less liquid than common stock. Because convertible securities have certain features that are common to fixed income securities and may be exchanged for common stock, they are subject to the risks affecting both equity and fixed income securities, including market, credit and interest rate risk.

Reinvestment Risk: Income from the Fund’s portfolio will decline if and when the Fund invests the proceeds from matured, traded or called debt obligations at market interest rates that are below the portfolio’s current earnings rate. For instance, during periods of declining interest rates, an issuer of debt obligations may exercise an option to redeem securities prior to maturity, forcing the Fund to invest in lower-yielding securities. The Fund also may choose to sell higher yielding portfolio securities and to purchase lower yielding securities to achieve greater portfolio diversification, because the portfolio managers believe the current holdings are overvalued or for other investment-related reasons. A decline in income received by the Fund from its investments is likely to have a negative effect on dividend levels, NAV and/or overall return of the Shares.

Tax Treatment Limitations and Potential Changes in Tax Treatment Risk: The Fund intends to continue to qualify as a “regulated investment company” under subchapter M of the Code. In order to qualify as a regulated investment company under subchapter M, at least 90% of the Fund’s gross income for each taxable year must be “qualifying income.” Although the Fund believes that its investment strategies with respect to derivatives, including CPI swaps, will generate qualifying income under current U.S. federal income tax law, the Fund’s use of these instruments is accompanied by the risk that the IRS may determine that such gain is non-qualifying income. The Fund’s intention to qualify for favorable tax treatment under the Code may limit the Fund’s ability to invest in certain investments, especially commodity related investments, which may offer the potential to hedge against inflation. In addition, the Fund’s transactions in futures, swaps and other derivatives could also result in the Fund realizing more short-term capital gain and ordinary income (both subject to ordinary income tax rates when distributed to shareholders) than otherwise would be the case if the Fund did not invest in such instruments. To the extent that the Fund invests in this manner, the realization of short-term gain and ordinary income may impact the amount, timing, and character of the Fund’s distributions to shareholders and the Fund’s after-tax returns.

ESG Integration Risk: The Fund integrates material ESG factors alongside other fundamental research inputs to attempt to gain a more complete understanding of an issuer’s potential risk and return profile (“ESG Integration”). While Lord Abbett views ESG Integration as having the potential to contribute to the Fund’s long-term performance, ESG factors may not be considered for each and every investment decision, and there is no guarantee that if ESG factors are integrated they will result in better performance. There are no restrictions on the investment universe of the Fund by reference to ESG factors. To the extent that ESG factors are used, the relevance they are given, if any, overall or individually, for a particular decision is dependent on the portfolio management team’s assessment of their financial materiality and relevance to that investment decision. The Fund can and does invest in companies even if there is a financially material ESG risk. There also is no guarantee that the portfolio management team’s investment decisions will mitigate or prevent market risks from adversely affecting the Fund’s portfolio, including ESG risks. In evaluating a company, Lord Abbett may rely on information and data obtained through voluntary or third-party reporting that may be incomplete, inaccurate or unavailable, which could cause Lord Abbett to incorrectly assess a company’s ESG risks. Norms differ by region, and a company’s ESG policies or Lord Abbett’s assessment of a company’s ESG policies may change over time.

Cyber Security Risk: As the use of technology has become more prevalent in the course of business, Lord Abbett and other service providers have become more susceptible to operational and information security risks. Cyber incidents can result from deliberate attacks or unintentional events and include, but are not limited to, gaining unauthorized access to electronic systems for purposes of misappropriating assets, personally identifiable information (“PII”) or proprietary information (e.g., trading models and algorithms), corrupting data, or causing operational disruption, for example, by compromising trading systems or accounting platforms. The use of artificial intelligence (“AI”) applications could also result in cybersecurity incidents that implicate personal data. Other ways in which the business operations of Lord Abbett, other service providers, or issuers of securities in which Lord Abbett invests a shareholder’s assets may be impacted include interference with a shareholder’s ability to value its portfolio, the unauthorized release of PII or confidential information, and violations of applicable privacy, recordkeeping and other laws. A shareholder and/or its account could be negatively impacted as a result.

While Lord Abbett has established internal risk management security protocols designed to identify, protect against, detect, respond to and recover from cyber security incidents, there are inherent limitations in such protocols including the possibility that certain threats and vulnerabilities have not been identified or made public due to the evolving nature of cyber security threats. Furthermore, Lord Abbett cannot control the cyber security systems of third party service providers or issuers. Any problems relating to the performance and effectiveness of security procedures used by a Fund or its service providers to protect the Fund’s assets, such as algorithms, codes,

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passwords, multiple signature systems, encryption and telephone call-backs, may have an adverse impact on a Fund or its investors. Furthermore, as a Fund’s assets grow, it may become a more appealing target for cybersecurity threats such as hackers and malware. There currently is no insurance policy available to cover all of the potential risks associated with cyber incidents. Unless specifically agreed by Lord Abbett separately or required by law, Lord Abbett is not a guarantor against, or obligor for, any damages resulting from a cyber-security-related incident.

Artificial Intelligence Risk: Lord Abbett may utilize AI in its business operations, and the challenges with properly managing its use could result in reputational harm, competitive harm, and legal liability, and/or an adverse effect on Lord Abbett’s business operations. If the content, analyses, or recommendations that AI applications assist Lord Abbett in producing are or are alleged to be deficient, inaccurate, or biased, the Fund may be adversely affected. Additionally, AI tools used by Lord Abbett may produce inaccurate, misleading or incomplete responses that could lead to errors in Lord Abbett’s and its employees’ decision-making, portfolio management or other business activities, which could have a negative impact on the performance of the Fund. Such AI tools could also be used against Lord Abbett or the Fund and its investments in criminal or negligent ways. Lord Abbett’s competitors or other third parties could incorporate AI into their products more quickly or more successfully, which could impair Lord Abbett’s ability to compete effectively. Legal and regulatory changes, particularly related to information privacy and data protection, may have an impact on AI, and may additionally impact Lord Abbett and the Fund.

Operational Risk: The Fund is also subject to the risk of loss as a result of other services provided by Lord Abbett and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error, and system failures by a service provider; each of which may negatively affect the Fund’s performance. For example, trading delays or errors could prevent the Fund from benefiting from potential investment gains or avoiding losses. In addition, a service provider may be unable to provide a NAV for the Fund or share class on a timely basis. Similar types of operational risks also are present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund’s investment in such securities to lose value.

Business Continuity Risk: Lord Abbett has developed a Business Continuity Program (the “Program”) that is designed to minimize the disruption of normal business operations in the event of an adverse incident impacting Lord Abbett, its affiliates, or the Fund. While Lord Abbett believes that the Program should enable it to reestablish normal business operations in a timely manner in the event of an adverse incident, there are inherent limitations in such programs (including the possibility that contingencies have not been anticipated and procedures do not work as intended) and under some circumstances, Lord Abbett, its affiliates, and any vendors used by Lord Abbett, its affiliates, or the Fund could be prevented or hindered from providing services to the Fund for extended periods of time. These circumstances may include, without limitation, acts of God, acts of governments, any act of declared or undeclared war or of a public enemy (including acts of terrorism), power shortages or failures, utility or communication failure or delays, labor disputes, strikes, shortages, supply shortages, system failures or malfunctions. The Fund’s ability to recover any losses or expenses it incurs as a result of a disruption of business operations may be limited by the liability, standard of care, and related provisions in its contractual arrangements with Lord Abbett and other service providers.

Market Disruption and Geopolitical Risk: Geopolitical and other events (e.g., wars, terrorism, natural disasters, epidemics or pandemics) may disrupt securities markets and adversely affect global economies and markets, thereby decreasing the value of the Fund’s investments. Sudden or significant changes in the supply or prices of commodities or other economic inputs may have material and unexpected effects on both global securities markets and individual countries, regions, sectors, companies, or industries, which could significantly reduce the value of the Fund’s investments. Wars, terrorist attacks, natural disasters, epidemics or pandemics could result in unplanned or significant securities market closures or declines. Securities markets also may be susceptible to market manipulation or other fraudulent trading practices, which could disrupt the orderly functioning of markets, increase overall market volatility, or reduce the value of investments traded in them, including investments of the Fund. Instances of fraud and other deceptive practices committed by senior management of certain companies in which the Fund invests may undermine Lord Abbett’s due diligence efforts with respect to such companies, and if such fraud is discovered, negatively affect the value of the Fund’s investments. Financial fraud also may impact the rates or indices underlying the Fund’s investments.

Raising the U.S. Government debt ceiling has become increasingly politicized. Any failure to increase the total amount that the U.S. Government is authorized to borrow could lead to a default on U.S. Government obligations. A default by the U.S. Government would be highly disruptive to the U.S. and global securities markets and could significantly reduce the value of the Fund’s investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could adversely affect the U.S. economy, decrease the value of many Fund investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets.

On January 31, 2020, the UK left the EU (commonly known as “Brexit”). An agreement between the UK and the EU governing their future trade relationship became effective on January 1, 2021, but critical aspects of the relationship remain unresolved and subject to further negotiation and agreement. Brexit has resulted in volatility in European and global markets and could have negative long-term impacts on financial markets in the UK and throughout Europe. There is still considerable uncertainty relating to the potential consequences of the exit, how the negotiations for new trade agreements will be conducted, and whether the UK’s exit will increase

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the likelihood of other countries also departing the EU. Any further exits from the EU, or the possibility of such exits, or the abandonment of the euro, the common currency of the EU, may cause additional market disruption globally and introduce new legal and regulatory uncertainties.

Substantial government interventions (e.g., currency controls) also could adversely affect the Fund. War, terrorism, economic uncertainty, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, sanctions threatened or imposed by jurisdictions, including the United States, against a country or entities or individuals in another country (such as sanctions imposed against Russia, Russian entities and Russian individuals in connection with Russia’s invasion of Ukraine in 2022) may impair the value and liquidity of securities issued by issuers in such country and may result in the Fund using fair valuation procedures to value such securities. Even if a Fund does not have significant investments in Russian securities, sanctions, or the threat of sanctions (including any Russian retaliatory responses to such sanctions), may cause volatility in regional and global markets and may negatively impact the performance of various sectors and industries, as well as companies in other countries, including through global supply chain disruptions, increased inflationary pressures and reduced economic activity, which could have a negative effect on the performance of the Fund. Furthermore, if after investing in the Fund an investor is included on a sanctions list, the Fund may be required to cease any further dealings with the investor’s interest in the Fund until such sanctions are lifted or a license is sought under applicable law to continue dealings. Although Lord Abbett expends significant effort to comply with the sanctions regimes in the countries where it operates, one of these rules could be violated by Lord Abbett’s or the Fund’s activities or investors, which would adversely affect the Fund.

In addition, natural and environmental disasters, (e.g., earthquakes, tsunamis, hurricanes), epidemics or pandemics, and systemic market dislocations such as those occurring in connection with the 2008 Global Financial Crisis, have been highly disruptive to economies and markets, adversely affecting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment, and other factors affecting the value of the Fund’s investments. During such market disruptions, the Fund’s exposure to the risks described elsewhere in the “Principal Risks” section of the prospectus will likely increase. Market disruptions and sudden government interventions can also prevent the Fund from implementing its investment strategies and achieving its investment objective. To the extent the Fund has focused its investments in the stock index of a particular region, adverse geopolitical and other events in that region could have a disproportionate impact on the Fund.

In March 2023, the shut-down of certain financial institutions raised economic concerns over disruption in the U.S. banking system. There can be no certainty that the actions taken by the U.S. government to strengthen public confidence in the U.S. banking system will be effective in mitigating the effects of financial institution failures on the economy and restoring public confidence in the U.S. banking system. Other adverse developments that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, may reduce liquidity in the market generally or have other adverse effects on the economy, a Fund or issuers in which a Fund invests. In addition, issuers in which a Fund invests and the Fund may not be able to identify all potential solvency or stress concerns with respect to a financial institution or to transfer assets from one bank or financial institution to another in a timely manner in the event such bank or financial institution comes under stress or fails.

The impact of the COVID-19 outbreak, and the effects of other infectious illness outbreaks, epidemics, or pandemics, may be short term or may continue for an extended period of time. For example, a global pandemic or other widespread health crises could negatively affect the global economy, the economies of individual countries, and the financial performance of individual issuers, sectors, industries, asset classes, and markets in significant and unforeseen ways. Health crises caused by outbreaks of disease may also exacerbate other pre-existing political, social, and economic risks in certain countries or globally. The foregoing could disrupt the operations of the Fund and its service providers, adversely affect the value and liquidity of the Fund’s investments, and negatively impact the Fund’s performance and your investment in the Fund.

Valuation Risk: The valuation of the Fund’s investments involves subjective judgment. There can be no assurance that the Fund will value its investments in a manner that accurately reflects their current market values or that the Fund will be able to sell any investment at a price equal to the valuation ascribed to that investment for purposes of calculating the Fund’s NAV. Incorrect valuations of the Fund’s portfolio holdings could result in the Fund’s shareholder transactions being effected at a NAV that does not accurately reflect the underlying value of the Fund’s portfolio, resulting in the dilution of shareholder interests.

Affiliated Investment Funds Risk: To the extent the Fund invests in investment funds advised or subadvised by the Adviser or its affiliates, certain conflicts of interest will be present. The Adviser is subject to conflicts of interest in allocating portfolio assets among various investment companies because the fees payable to the Adviser by the underlying investment companies differ. The Adviser may have an incentive to select investment companies that will result in the greatest net management fee revenue to the Adviser and its affiliates, even if that results in increased expenses for the Fund. In addition, the Fund’s investments in affiliated investment companies may be beneficial to the Adviser in managing the underlying investment companies, by helping the underlying investment companies achieve economies of scale or by enhancing cash flows to the investment companies. In certain circumstances, the Adviser would have an incentive to delay or decide against the sale of interests held by the Fund in the underlying investment companies and may implement Fund changes in a manner intended to minimize the disruptive effects and added costs of those changes to the

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underlying investment companies. If the Fund invests in an investment company with higher expenses, the Fund’s performance would be lower than if the Fund had invested in an investment company with comparable performance but lower expenses.

Anti-Takeover Provisions

The Declaration of Trust includes provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status. The Trustees are elected for indefinite terms and do not stand for reelection on a regular basis, although they may stand for reelection in connection with the election of another Trustee. A Trustee may be removed from office without cause only by a vote of two-thirds of the remaining Trustees or by a vote of the holders of at least two-thirds of Shares. These voting thresholds are not required under Delaware or federal law. The anti-takeover provisions in the Declaration of Trust promote stability in the governance of the Fund and limit the risk that the Fund will be subject to changes in control, operational changes or other changes that may not be in the best interests of shareholders. However, these anti-takeover provisions may also inhibit certain changes of control that could benefit shareholders, such as by leading to improvements in Fund operations, by leading to increased returns of capital to shareholders or through other means. The Declaration of Trust, including the anti-takeover provisions contained therein, was considered and ratified by the Board. See “Anti-Takeover and Other Provisions in the Declaration of Trust.”

MANAGEMENT OF THE FUND

Trustees and Officers

Pursuant to the Declaration of Trust and the Fund’s By-laws (the “By-laws”), the Board oversees the management of the business and affairs of the Fund. The Board appoints officers who are responsible for the day-to-day operations of the Fund and who execute policies authorized by the Board. The Board consists of eleven Trustees, ten of whom are considered “independent persons” (as defined in the 1940 Act). The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The SAI provides additional information about the Trustees.

Investment Adviser

The Fund’s investment adviser is Lord Abbett, which is located at 30 Hudson Street, Jersey City, NJ 07302. Founded in 1929, Lord Abbett manages one of the nation’s oldest mutual fund complexes and manages approximately $199.0 billion in assets across a full range of mutual funds, institutional accounts, and separately managed accounts, including $1.2 billion for which Lord Abbett provides investment models to managed account sponsors as of March 31, 2024. Subject to the supervision of the Board, Lord Abbett is responsible for managing the investment activities of the Fund and the Fund’s business affairs and other administrative matters.

Management Fee

Under the Management Agreement between Lord Abbett and the Fund, on behalf of the Fund, Lord Abbett is entitled to an annual management fee, payable on a monthly basis, at the annual rate of 1.25% of the Fund’s average daily total managed assets, including assets attributable to leverage (e.g., borrowing). Total managed assets include total assets of the Fund (including assets attributable to any reverse repurchase agreements, dollar roll transactions, or similar transactions, borrowings and preferred shares that may be outstanding, if any) minus accrued liabilities (other than liabilities representing reverse repurchase agreements, dollar roll transactions, or similar transactions, and borrowings.

The Fund pays all expenses attributable to its operations not expressly assumed by Lord Abbett, including, without limitation, Distribution and Servicing Plan expenses, independent Trustees’ fees and expenses, association membership dues, legal and auditing fees, taxes, transfer and dividend disbursing agent fees, shareholder servicing costs, expenses relating to shareholder meetings, expenses of registering its Shares under federal and state securities laws, expenses of preparing, printing and mailing prospectuses and shareholder reports to shareholders, insurance premiums, and other expenses connected with executing portfolio transactions.

A discussion regarding the considerations of the Board for approving the Management Agreement between Lord Abbett and the Fund is available in the Fund’s semi-annual report to shareholders for the six-month period ended June 30th .

Administrative Services

Pursuant to an Administrative Services Agreement with the Fund, Lord Abbett provides certain administrative services such as Fund accounting, financial reporting, tax, shareholder servicing, technology, legal, compliance, and Blue Sky services.

Portfolio Managers

The Fund is managed by experienced portfolio managers responsible for investment decisions together with a team of investment professionals who provide issuer, industry, sector, and macroeconomic research and analysis. The following individuals are jointly and primarily responsible for the day-to-day management of the Fund.

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Name	Since	Recent Professional Experience
Todd L. Solomon	Inception (September 2021)	Mr. Solomon joined Lord Abbett in 2019, and is a Portfolio Manager for Lord Abbett’s taxable-fixed income strategies. His previous experience includes serving as Director of Research at TCW Distressed LLC; Managing Principal at Halcyon Capital Management LLC; Senior Vice President at Triage Capital Management LLC; Associate, Global Communications Group at Solomon Smith Barney; Associate, Investment Banking at Natwest Markets; and Analyst, Private Placement Group at Chase Securities. He has worked in the financial services industry since 1994. He earned a BA in managerial economics from Union College and an MBA from Columbia Business School at Columbia University.
Eric P. Kang	2022	Mr. Kang joined Lord Abbett in 2015, and is a Portfolio Manager, and was named Partner in 2023. Prior to his current role, he worked as a Research Analyst for the Credit Research team, which supports all the taxable fixed income capabilities. His previous experience includes serving as Principal, Senior Analyst at MidOcean Credit Partners; Senior Analyst at Bell Point Capital Management; Analyst, Fundamental Credit Group at Citadel Investment Group; Vice President and Associate, Principal Credit Group at Merrill Lynch; and Analyst, Investment Banking at Donaldson, Lufkin & Jenrette. He began his career in the financial services industry in 1999. He earned a BS in economics from the Wharton School of Business at the University of Pennsylvania and an MBA from the Darden School of Business at the University of Virginia.
Kearney M. Posner	2022	Ms. Posner joined Lord Abbett in 2015, is a Portfolio Manager and was named Partner in 2022. Her previous experiences includes serving as Director, Leveraged Finance, Associate Director, Middle Market Leveraged Finance, and Associate, High Yield Research at Metropolitan Life Insurance Company; Assistant Vice President, Financial Guaranty at Radian Group; Analyst, Private Wealth Management at Goldman Sachs & Co.; and Analyst, Fixed Income Investment Banking at Painewebber Inc. She has worked in the financial services industry since 1999. She earned a BS in international economics from Georgetown University and an MBA from the Wharton School of Business at the University of Pennsylvania. She also is a holder of the Chartered Financial Analyst® (CFA) designation.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers, and ownership of Fund Shares by the portfolio managers.

Control Persons and Principal Holders of Securities

Shareholders beneficially owning more than 25% of outstanding Shares may be in control and may be able to affect the outcome of certain matters presented for a shareholder vote.

As of March 31, 2024, to the best of the Fund’s knowledge, the following persons or entities owned of record or were known by the Fund to beneficially own more than 25% of the Fund’s outstanding shares.

THE DOW FOUNDATION	45.73%
59 N BEACH ROAD
HOBE SOUND, FL 33455-2101

CHARLES SCHWAB & CO INC	30.77%
211 MAIN STREET
SAN FRANSISCO, CA 94105-1901

As of March 31, 2024, to the best of the Fund’s knowledge, the following persons or entities owned of record or were known by the Fund to beneficially own 5% or more of the specified class of the Fund’s outstanding shares:

LORD, ABBETT & CO. LLC 30 HUDSON ST JERSEY CITY NJ 07302-3900	Class A	5.97%

STIFEL NICOLAUS & COMPANY, INC A/C 3345-1025 STIFEL NICOLAUS & COMPANY, INC 501 NORTH BROADWAY ST LOUIS MO 63102	Class A	9.76%

STIFEL NICOLAUS & COMPANY, INC A/C 5062-9150 STIFEL NICOLAUS & COMPANY, INC 501 NORTH BROADWAY ST LOUIS MO 63102	Class A	6.91%
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STIFEL NICOLAUS & COMPANY, INC A/C 2941-1582 STIFEL NICOLAUS & COMPANY, INC 501 NORTH BROADWAY ST LOUIS MO 63102	Class A	6.56%

STIFEL NICOLAUS & COMPANY, INC A/C 1730-5260 STIFEL NICOLAUS & COMPANY, INC 501 NORTH BROADWAY ST LOUIS MO 63102	Class A	6.52%

STIFEL NICOLAUS & COMPANY, INC A/C 7821-3758 STIFEL NICOLAUS & COMPANY, INC 501 NORTH BROADWAY ST LOUIS MO 63102	Class A	6.56%

STIFEL NICOLAUS & COMPANY, INC A/C 8318-6763 STIFEL NICOLAUS & COMPANY, INC 501 NORTH BROADWAY ST LOUIS MO 63102	Class A	20.66%

THE DOW FOUNDATION 59 N BEACH RD HOBE SOUND FL 33455-2101	Class I	54.01%

CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCOUNT FOR BENEFIT OF CUSTOMERS 211 MAIN STREET SAN FRANCISCO CA 94105-1901	Class I	36.34%

As of March 31, 2024, the Fund’s officers and Trustees, as a group, owned less than 1% of each class of each Fund’s outstanding shares.

Lord Abbett’s seed capital may represent ownership of up to 100% of certain share classes during the Fund’s initial phases of operations. It is anticipated that over time this percentage will decrease.

Additional Information

The Trustees are generally responsible for overseeing the management of the Fund. The Trustees authorize the Fund to enter into service agreements with the Adviser, Lord Abbett Distributor, and other service providers in order to provide, and in some cases authorize service providers to procure through other parties, necessary or desirable services on behalf of the Fund. Shareholders are not intended to be third-party beneficiaries of such service agreements.

Neither this prospectus, the Fund’s SAI, any contracts filed as exhibits to the Fund’s registration statement, nor any other communications or disclosure documents from or on behalf of the Fund creates a contract between a shareholder of the Fund and the Fund, a service provider to the Fund, and/or the Trustees or officers of the Fund, other than pursuant to any rights under federal or state law. The Trustees may amend this prospectus, the SAI, and any other contracts to which the Fund is a party, and interpret the investment objective, policies, restrictions and contractual provisions applicable to the Fund without shareholder input or approval, except in circumstances in which shareholder approval is specifically required by law (such as changes to fundamental investment policies) or where a shareholder approval requirement is specifically disclosed in the Fund prospectus or SAI.

PLAN OF DISTRIBUTION

Lord Abbett Distributor is the principal underwriter and distributor of the Fund’s Shares pursuant to a distribution agreement (the “Distribution Agreement”) with the Fund. Lord Abbett Distributor, located at 30 Hudson Street, Jersey City, NJ 07302, is a broker-dealer registered with the SEC and is a member of FINRA. Lord Abbett Distributor is a wholly-owned subsidiary of Lord Abbett. Lord Abbett Distributor does not participate in the distribution of non-Lord Abbett managed products.

Lord Abbett Distributor acts as the distributor of Shares for the Fund on a best efforts basis pursuant to the terms of the Distribution Agreement. Lord Abbett Distributor is not obligated to sell any specific amount of Shares of the Fund.

Shares of the Fund will be continuously offered through Lord Abbett Distributor. As discussed below, the Fund may authorize one or more intermediaries (e.g., broker-dealers and other financial firms) to receive orders on its behalf. The Shares will be offered at NAV per share calculated each regular business day, plus any applicable sales load. Please see “Net Asset Value” below.

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The Fund and Lord Abbett Distributor will have the sole right to accept orders to purchase Shares and reserve the right to reject any order in whole or in part.

No market currently exists for the Fund’s Shares. The Fund will not list its Shares for trading on any securities exchange. There is currently no secondary market for the Fund’s Shares and the Fund does not anticipate that a secondary market will develop for its Shares. Neither the Adviser nor Lord Abbett Distributor intends to make a market in the Fund’s Shares.

Pursuant to the Distribution Agreement, the Fund has agreed to indemnify Lord Abbett Distributor and certain of Lord Abbett Distributor’s affiliates against certain liabilities, including certain liabilities arising under the Securities Act. To the extent consistent with applicable law, Lord Abbett Distributor has agreed to indemnify the Fund and each Trustee against certain liabilities under the Securities Act and in connection with the services rendered to the Fund.

Share Classes

The Fund has adopted a Multi-Class Plan in accordance with Rule 18f-3 under the 1940 Act. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 18f-3 as a condition of an exemptive order under the 1940 Act which permits it to have, among other things, a multi-class structure and distribution and shareholder servicing fees. Under the Multi-Class Plan, Shares of each class of the Fund represent an equal pro rata interest in the Fund and, generally, have identical voting, distribution, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (a) each class has a different designation; (b) each class of Shares bears any class-specific expenses; and (c) each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class, and shall have exclusive voting rights on any matter submitted to shareholders that relates solely to that class.

Class A Shares, Class I Shares, and Class U Shares of the Fund are offered in this prospectus. Each share class represents an investment in the same portfolio of investments, but each class has its own expense structure and arrangements for shareholder services or distribution, which allows you to choose the class that best fits your situation and eligibility requirements.

Class I Shares are generally offered for investment to investors such as pension and profit sharing plans, employee benefit trusts, endowments, foundations, corporations and institutions. Class I Shares may also be offered to investors participating in fee-based advisory programs that have (or whose trading agents have) an agreement with Lord Abbett Distributor and to investors that are clients of certain registered investment advisers that have an agreement with Lord Abbett Distributor, if it so deems appropriate. Class I Shares are also offered to the Trustees and certain employees and former partners of Lord Abbett and their extended family members. For these purposes, “extended family members” shall include such person’s spouse or domestic partner, as recognized by applicable state law, children, siblings, current brother/sister-in-laws, parents, and current father/mother-in-laws. Further information about Shares that are offered in conjunction with a retirement plan can be obtained directly from such retirement plan.

Class A and Class U Shares are primarily offered and sold to retail investors by broker-dealers which are members of FINRA and which have agreements with Lord Abbett Distributor, but may be available through other financial firms, including banks and trust companies and to specified benefit plans and other retirement accounts.

Intra-Fund Share Class Conversions

Conversions at the Request of a Financial Intermediary. Subject to the conditions set forth in this paragraph, shares of one class of the Fund may be converted into (i.e., reclassified as) shares of a different class of the Fund at the request of a shareholder’s financial intermediary. To qualify for a conversion, the shareholder must satisfy the conditions for investing in the class into which the conversion is sought (as described in this prospectus and the SAI). Also, shares are not eligible to be converted until any applicable CDSC period has expired. No sales charge will be imposed on the conversion of shares. The financial intermediary making the conversion request must submit the request in writing. In addition, the financial intermediary or other responsible party must process and report the transaction as a conversion. The value of the shares received during a conversion will be based on the relative NAV of the shares being converted and the shares received as a result of the conversion. It generally is expected that conversions will not result in taxable gain or loss.

Purchasing Shares

The following section provides basic information about how to purchase Shares of the Fund. The Fund generally is not offered to investors resident outside the U.S.

Initial Purchases. Lord Abbett Distributor acts as an agent for the Fund to work with financial intermediaries that buy and sell Shares of the Fund on behalf of their clients. Generally, Lord Abbett Distributor does not sell Fund Shares directly to investors. Initial purchases of Fund Shares may be made through any financial intermediary that has a sales agreement with Lord Abbett Distributor. Such financial intermediaries are authorized to designate other intermediaries to receive purchase orders on the Fund’s behalf. Unless you are investing in the Fund through a retirement and benefit plan, fee-based program or other financial intermediary, you and your investment professional may fill out the application and send it to the Fund at the address below. To open an account through a retirement and benefit plan, fee-based program or other type of financial intermediary, you should contact your financial intermediary for instructions on opening an account.

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Regular Mail:

Lord Abbett Funds Service Center

P.O. Box 534489

Pittsburgh, PA 15253-4489

Overnight Mail:

Lord Abbett Funds Service Center

Attention: 534489

500 Ross Street 154-0520

Pittsburgh, PA 15262

Please do not send account applications or purchase, exchange, or redemption orders to Lord Abbett’s offices in Jersey City, NJ.

Additional Purchases. You may make additional purchases of Fund Shares by contacting your investment professional or financial intermediary. If you have direct account privileges with the Fund, you may make additional purchases by:

●	Telephone. If you have established a bank account of record, you may purchase Fund Shares by telephone. You or your investment professional should call the Fund at 888-522-2388.

●	Online. If you have established a bank account of record, you may submit a request online to purchase Fund Shares by accessing your account online. Please log onto www.lordabbett.com and enter your account information and personal identification data.

●	Mail. You may submit a written request to purchase Fund Shares by indicating the name(s) in which the account is registered, the Fund’s name, the class of Shares, your account number, and the dollar amount you wish to purchase. Please include a check for the amount of the purchase, which may be subject to a sales charge. If purchasing Fund Shares by mail, your purchase order will not be accepted or processed until such orders are received by the Fund at the applicable address listed above.

●	Wire. You may purchase Fund Shares via wire by sending your purchase amount to: BNY Mellon, NA, routing number: 011001234, bank account number: 030600, FBO: BNY Mellon Investment Servicing (US) Inc. as Agent FBO Lord Abbett Consolidated, Ref: shareholder name, the complete name of the Fund and the class of Shares you wish to purchase and your Lord Abbett account number.

Good Order. “Good order” generally means that your purchase request includes: (1) the name of the Fund; (2) the class of Shares to be purchased; (3) the dollar amount of Shares to be purchased; (4) your properly completed account application or investment stub; and (5) a check payable to the name of the Fund or a wire transfer received by the Fund. In addition, for your purchase request to be considered in good order, you must satisfy any eligibility criteria and minimum investment requirements applicable to the Fund and share class you are seeking to purchase. An initial purchase order submitted directly to the Fund, or the Fund’s authorized agent (or the agent’s designee), must contain: (1) an application completed in good order with all applicable requested information; and (2) payment by check or instructions to debit your checking account along with a canceled check containing account information. Additional purchase requests must include all required information and the proper form of payment (i.e., check or wired funds).

Initial and additional purchases of Fund Shares are executed at the NAV next determined after the Fund, its authorized agent or an authorized financial intermediary or such financial intermediary’s authorized designee receives your purchase request in good order. The Fund reserves the right to modify, restrict or reject any purchase order (including exchanges). All purchase orders are subject to acceptance by the Fund.

Investment Minimums

Class I Shares. The following investment minimums apply for purchases of Class I Shares:

Initial Investment	Subsequent Investments
$1 million per account	None

Class A and Class U Shares. The following investment minimums apply for purchases of Class A and Class U Shares:

Initial Investment	Subsequent Investments
$2,500 per account	$100

The initial investment minimums may be modified for certain financial firms that submit orders on behalf of their customers. The Fund or Lord Abbett Distributor may lower or waive the minimum initial investment for certain categories of investors at their discretion. The initial investment minimums may also be modified for the Trustees and certain employees and former partners of Lord Abbett and their extended family members. For these purposes, “extended family members” shall include such person’s spouse or domestic partner, as recognized by applicable state law, children, siblings, current brother/sister-in-laws, parents, and current father/mother-in-laws. Please see the SAI for details.

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The Fund and Lord Abbett Distributor each reserves the right, in its sole discretion, to suspend the offering of Shares of the Fund or to reject any purchase order, in whole or in part, when, in the judgment of management, such suspension or rejection is in the best interests of the Fund.

In the interest of economy and convenience, certificates for Shares will not be issued. Purchases of the Fund’s Shares will be made in full and fractional Shares.

Sales Charge - Class A Shares

This section includes important information about sales charge reduction programs available to investors in Class A Shares of the Fund and describes information or records you may need to provide to Lord Abbett Distributor or your financial firm in order to be eligible for sales charge reduction programs.

Unless you are eligible for a waiver, the public offering price you pay when you buy Class A Shares of the Fund is the NAV of the Shares plus an initial sales charge. The initial sales charge varies depending upon the size of your purchase, as set forth below. You do not pay a sales charge on the Fund’s distributions or dividends you reinvest in additional Class A Shares. For investors investing in Class A Shares of the Fund through a financial intermediary, it is the responsibility of the financial intermediary to ensure that you obtain the proper “breakpoint” discount.

Because the offering price is calculated to two decimal places, the dollar amount of the sales charge as a percentage of the offering price and your net amount invested for any particular purchase of Fund Shares may be higher or lower depending on whether downward or upward rounding was required during the calculation process.

Class A Shares are subject to the following sales charge:

Your Investment	As a % of offering price	As a % of net amount invested	Dealer’s concession as a % of offering price
Less than $100,000	2.5%	2.56%	2.5%
$100,000 – $249,999	2.0%	2.04%	2.0%
Over $250,000	None	None	1.5%
Note: The above percentages may vary for particular investors due to rounding.

CDSC. If any Class A Shares for which you did not pay a sales charge are repurchased before the first day of the month in which the one-year anniversary of your initial purchase falls, a CDSC of 1.5% normally will be collected.

The CDSC is not charged on Shares acquired through reinvestment of dividends or capital gain distributions and is charged on the original purchase cost or the current market value of the Shares at the time they are repurchased, whichever is lower. In addition, repayment of loans under certain retirement and benefit plans will constitute new sales for purposes of assessing the CDSC. To minimize the amount of any CDSC, the Fund repurchases Shares in the following order:

1. Shares acquired by reinvestment of dividends and capital gain distributions (always free of a CDSC);

2. Shares held for one year or more; and

3. Shares held before the first anniversary of their purchase.

Investors in the Fund may reduce or eliminate sales charges applicable to purchases of Class A Shares through utilization of the Rights of Accumulation, Letter of Intention or Reinvestment Privilege. These programs will apply to purchases of other closed-end interval funds that Lord Abbett may sponsor in the future as well as any open-end funds sponsored by Lord Abbett that offer Class A shares except for (1) Lord Abbett Series Fund, Inc.; (2) Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc. (“Money Market Fund”) (except for holdings in Money Market Fund which are attributable to any shares exchanged from the Lord Abbett Funds); and (3) any other fund the shares of which are not available to the investor at the time of the transaction due to a limitation on the offering of the fund’s shares (collectively, “Eligible Funds”). These programs are summarized below.

Sales Charge Reductions and Waivers

Please inform the Fund or your financial intermediary at the time of your purchase of Fund Shares if you believe you qualify for a reduced front-end sales charge. More information about sales charge reductions and waivers is available free of charge at www.lordabbett.com/flyers/breakpoints_info.pdf.

Reducing Your Class A Share Front-End Sales Charge. You may purchase Class A Shares at a discount if you qualify under the circumstances outlined below. To receive a reduced front-end sales charge, you must let the Fund or your financial intermediary know at the time of your purchase of Fund Shares that you believe you qualify for a discount. If you or a related party have holdings of Eligible Funds in other accounts with your financial intermediary or with other financial intermediaries that may be combined with your current purchase in determining the sales charge as described below, you must let the Fund or your financial intermediary know.

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Investors should consult with their financial intermediary about the calculation of the sales charge and any additional fees or charges their financial intermediary might impose on Class A Shares.

You may be asked to provide supporting account statements or other information to allow us or your financial intermediary to verify your eligibility for a discount. If you or your financial intermediary do not notify the Fund or provide the requested information, you may not receive the reduced sales charge for which you otherwise qualify. Class A Shares may be purchased at a discount if you qualify under any of the following conditions:

●	Rights of Accumulation – When purchasing Shares of the Fund, a Purchaser (as defined below) may combine the value of Class A, A1, C, F, F3, I, and P shares of any Eligible Fund currently owned with a new purchase of Class A Shares of the Fund in order to reduce the sales charge on the new purchase. Class R2, R3, R4, R5, R6, and U share holdings may not be combined for these purposes. To the extent that your financial intermediary is able to do so, the value of Class A, A1, C, F, F3, I, and P shares of Eligible Funds determined for the purpose of reducing the sales charge of a new purchase under the Rights of Accumulation will be calculated at the higher of: (1) the aggregate current maximum offering price of your existing Class A, A1, C, F, F3, I, and P shares of Eligible Funds; or (2) the aggregate amount you invested in such Shares (including dividend reinvestments but excluding capital appreciation) less any redemptions. You should retain any information and account records necessary to substantiate the historical amounts you and any related Purchasers have invested in Eligible Funds. You must inform the Fund and/or your financial intermediary at the time of purchase if you believe your purchase qualifies for a reduced sales charge and you may be requested to provide documentation of your holdings in order to verify your eligibility as financial intermediaries may have different policies for determining the aggregated holdings of Eligible Funds by related Purchasers. If you do not do so, you may not receive all sales charge reductions for which you are eligible.

●	Letter of Intention – In order to reduce your Class A front-end sales charge, a Purchaser may combine purchases of Class A, A1, C, F, F3, I, and P shares of any Eligible Fund the Purchaser intends to make over the next 13 months in determining the applicable sales charge. The 13-month Letter of Intention period commences on the day that the Letter of Intention is received by the Fund, and the Purchaser must tell the Fund that later purchases are subject to the Letter of Intention. Purchases submitted prior to the date the Letter of Intention is received by the Fund are not counted toward the sales charge reduction. Current holdings under Rights of Accumulation may be included in a Letter of Intention in order to reduce the sales charge for purchases during the 13-month period covered by the Letter of Intention. Shares purchased through reinvestment of dividends or distributions are not included. Class R2, R3, R4, R5, R6, and U share holdings may not be combined for these purposes. Class A and A1 shares valued at up to 5% of the amount of intended purchases are escrowed and may be redeemed to cover the additional sales charges payable if the intended purchases under the Letter of Intention are not completed. The Letter of Intention is neither a binding obligation on you to buy, nor on the Fund to sell, any or all of the intended purchase amount.

Purchaser
A Purchaser includes: (1) an individual; (2) an individual, his or her spouse, domestic partner, and children under the age of 21; (3) retirement and benefit plans including a 401(k) plan, profit-sharing plan, money purchase plan, defined benefit plan, and 457(b) plan sponsored by a governmental entity, non-profit organization, school district or church to which employer contributions are made, as well as SIMPLE IRA plans and SEP-IRA plans; or (4) a trustee or other fiduciary purchasing Shares for a single trust, estate or single fiduciary account. An individual may include under item (1) his or her holdings in Eligible Funds as described below in IRAs, as a sole participant of a retirement and benefit plan sponsored by the individual’s business, and as a participant in a 403(b) plan to which only pre-tax salary deferrals are made. An individual, his or her spouse, and domestic partner may include under item (2) their holdings in IRAs, and as the sole participants in retirement and benefit plans sponsored by a business owned by either or both of them. A retirement and benefit plan under item (3) includes all qualified retirement and benefit plans of a single employer and its consolidated subsidiaries, and all qualified retirement and benefit plans of multiple employers registered in the name of a single bank trustee.

Front-End Sales Charge Waivers. Class A Shares may be purchased without a front-end sales charge (at NAV) under any of the following conditions:

●	purchases made by or on behalf of financial intermediaries for clients that pay the financial intermediaries fees in connection with a fee-based advisory program;

●	purchases by investors maintaining a brokerage account with a registered broker-dealer that has entered into an agreement with Lord Abbett Distributor to offer Class A shares through a load-waived network or platform, which may or may not charge transaction fees;

●	purchases of $250,000 or more (may be subject to a CDSC); and

●	purchases by employees of any consenting securities dealer having a sales agreement with Lord Abbett Distributor.

CDSC Waivers. The CDSC will not be assessed on the redemption of Class A Shares upon the death of a shareholder or eligible mandatory distributions under the Code. Documentation may be required and some limitations may apply.

Sales Charge Waivers on Transfers between Accounts. Class A Shares of any Lord Abbett Fund can be purchased at NAV under the following circumstances:

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●	Transfers of Lord Abbett Fund Shares from an IRA or other qualified retirement plan account to a taxable account in connection with a required minimum distribution; or

●	Transfers of Lord Abbett Fund Shares held in a taxable account to an IRA or other qualified retirement plan account for the purpose of making a contribution to the IRA or other qualified retirement plan account.

A CDSC will not be imposed at the time of the transaction under such circumstances; instead, the date on which such Shares were initially purchased will be used to calculate any applicable CDSC when the Shares are redeemed. You must inform the Fund and/or your financial intermediary at the time of purchase if you believe your purchase qualifies for a reduced sales charge and you may be requested to provide documentation of your holdings in order to verify your eligibility. If you do not do so, you may not receive all sales charge reductions for which you are eligible.

Reinvestment Privilege. If you redeem Class A Shares of a Lord Abbett Fund, you may reinvest some or all of the proceeds in the same class of any Eligible Fund on or before the 90th day after the redemption without a sales charge unless the reinvestment would be prohibited by that Lord Abbett Fund’s frequent trading policy (if any). Special tax rules may apply. If you paid a CDSC when you redeemed your Shares, you will be credited with the amount of the CDSC. All accounts involved must have the same registration. This privilege does not apply to purchases made through Invest-A-Matic or other automatic investment services. The reinvestment privilege only applies to your Fund’s Shares if you previously paid a front-end sales charge in connection with your purchase of such Shares.

Class A and Class U Distribution and Servicing Plan

The Fund has adopted a Distribution and Servicing Plan for Class A and Class U Shares of the Fund. The Distribution and Servicing Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its Shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have, among other things, a multi-class structure and distribution and shareholder servicing fees. The Distribution and Servicing Plan permits the Fund to compensate Lord Abbett Distributor for using reasonable efforts to secure purchasers of the Fund’s Shares, including by providing continuing information and investment services and/or by making payments to certain authorized institutions in connection with the sale of Shares or servicing of shareholder accounts. Most or all of the distribution and/or service fees are paid to financial firms through which Shareholders may purchase or hold Class A and Class U Shares. Because these fees are paid out of the Fund’s Class A and Class U Share assets on an ongoing basis, over time they will increase the cost of an investment in Class A and Class U Shares and may cost you more than other types of sales charge. The maximum annual rates at which the distribution and/or servicing fees may be paid under the Distribution and Servicing Plan (calculated as a percentage of the Fund’s average daily net assets attributable to the Class A and Class U Shares) is 0.75%.

Financial Intermediary Compensation

As part of a plan for distributing Shares, authorized financial intermediaries that sell the Fund’s Shares and service its shareholder accounts receive sales and service compensation. Additionally, authorized financial intermediaries may charge a fee to effect transactions in Fund Shares.

Sales compensation originates from sales charges that are paid directly by shareholders and distribution fees that are paid by the Fund out of share class assets. Service compensation originates from service fees. Because these distribution and service fees are paid on an ongoing basis, over time the payment of such fees will increase the cost of an investment in the Fund, which may be more than the cost of other types of sales charges. The Fund accrues the distribution and service fees daily at annual rates shown in the “Fees and Expenses” table above based upon average daily net assets. The portion of the distribution and service fees that Lord Abbett Distributor pays to financial intermediaries for each share class is as follows:

Fee	Class A(1)	Class I	Class U
Service	0.25%	—	0.25%
Distribution	0.50%	—	0.50%

(1) For purchases of Class A Shares without a front-end sales charge and for which Lord Abbett Distributor pays distribution-related compensation, the service and distribution payments shall commence thirteen months after purchase.

Lord Abbett Distributor may pay distribution and service fees to authorized financial intermediaries or use the fees for other distribution purposes, including revenue sharing. The amounts paid by the Fund need not be directly related to expenses. If Lord Abbett Distributor’s actual expenses exceed the fee paid to it, the Fund will not have to pay more than that fee. Conversely, if Lord Abbett Distributor’s expenses are less than the fee it receives, Lord Abbett Distributor will keep the excess amount of the fee.

Sales Activities. The Fund may use distribution fees to pay authorized financial intermediaries to finance any activity that primarily is intended to result in the sale of Shares. Lord Abbett Distributor uses its portion of the distribution fees attributable to the Shares of a particular class for activities that primarily are intended to result in the sale of Shares of such class. These activities include, but are not limited to, printing of prospectuses and statements of additional information and reports for anyone other than existing shareholders, preparation and distribution of advertising and sales material, expenses of organizing and conducting sales seminars,

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additional payments to authorized financial intermediaries, maintenance of shareholder accounts, the cost necessary to provide distribution-related services or personnel, travel, office expenses, equipment and other allocable overhead.

Service Activities. Lord Abbett Distributor may pay service fees to authorized financial intermediaries for any activity that primarily is intended to result in personal service and/or the maintenance of shareholder accounts or certain retirement and benefit plans. Any portion of the service fees paid to Lord Abbett Distributor will be used to service and maintain shareholder accounts.

Dealer Concessions on Class A Purchases With a Front-End Sales Charge. See “Sales Charge–Class A Shares” for more information.

Dealer Concessions Without a Front-End Sales Charge. For purchases of Class A Shares, Lord Abbett Distributor may pay dealers distribution-related compensation (i.e., concessions) according to the schedule set forth below (which may be subject to a CDSC). Dealers receive concessions described below on purchases made within a 12-month period beginning with the first NAV purchase of Class A Shares for the account. The concession rate resets on each anniversary date of the initial NAV purchase, provided that the account continues to qualify for treatment at NAV.

Dealer Concession Schedule – Class A Shares for Certain Purchases Without a Front-End Sales Charge

The dealer concession received is based on the amount of the Class A Shares investment as follows:

Class A Investments	Front-End Sales Charge*	Dealer’s Concession
Over $250,000	None	1.50%
*	Class A Shares purchased without a sales charge will be subject to a 1.50% CDSC if they are redeemed before the first day of the month in which the one-year anniversary of the purchase falls.

Revenue Sharing and Other Payments to Dealers and Financial Intermediaries. Lord Abbett (the term “Lord Abbett” in this section also refers to Lord Abbett Distributor unless the context requires otherwise) may make payments to certain financial intermediaries for marketing and distribution support activities. Lord Abbett makes these payments, at its own expense, out of its own resources (including revenues from advisory fees and distribution and service fees), and without any additional costs to the Fund or the Fund’s Shareholders.

These payments, which may include amounts that sometimes are referred to as “revenue sharing” payments, are in addition to the Fund’s fees and expenses described in this prospectus. In general, these payments are intended to compensate or reimburse financial intermediary firms for certain activities, including: promotion of sales of Fund Shares, such as placing the Lord Abbett Family of Funds on a preferred list of fund families; making Fund Shares available on certain platforms, programs, or trading venues; educating a financial intermediary firm’s sales force about the Lord Abbett Funds; providing services to shareholders; and various other promotional efforts and/or costs. The payments made to financial intermediaries may be used to cover costs and expenses related to these promotional efforts, including travel, lodging, entertainment, and meals, among other things. In addition, Lord Abbett may provide payments to a financial intermediary in connection with Lord Abbett’s participation in or support of conferences and other events sponsored, hosted, or organized by the financial intermediary. The aggregate amount of these payments may be substantial and may exceed the actual costs incurred by the financial intermediary in engaging in these promotional activities or services and the financial intermediary firm may realize a profit in connection with such activities or services.

Lord Abbett may make such payments on a fixed or variable basis based on Fund sales, assets, transactions processed, and/or accounts attributable to a financial intermediary, among other factors. Lord Abbett determines the amount of these payments in its sole discretion. In doing so, Lord Abbett may consider a number of factors, including: a financial intermediary’s sales, assets, and redemption rates; the nature and quality of any shareholder services provided by the financial intermediary; the quality and depth of the financial intermediary’s existing business relationships with Lord Abbett; the expected potential to expand such relationships; and the financial intermediary’s anticipated growth prospects. Not all financial intermediaries receive revenue sharing payments and the amount of revenue sharing payments may vary for different financial intermediaries. Lord Abbett may choose not to make payments in relation to certain of the Lord Abbett Funds or certain classes of shares of any particular Fund.

In some circumstances, these payments may create an incentive for a broker-dealer or its investment professionals to recommend or sell Fund Shares to you. Lord Abbett may benefit from these payments to the extent the broker-dealers sell more Fund Shares or retain more Fund Shares in their clients’ accounts because Lord Abbett receives greater management and other fees as Fund assets increase. For more specific information about these payments, including revenue sharing arrangements, made to your broker-dealer or other financial intermediary and the conflicts of interest that may arise from such arrangements, please contact your investment professional.

Payments for Recordkeeping, Networking, and Other Services. In addition to the payments from Lord Abbett or Lord Abbett Distributor described above, from time to time, Lord Abbett and Lord Abbett Distributor may have other relationships with financial intermediaries relating to the provision of services to the Fund, such as providing omnibus account services or executing portfolio transactions for the Fund. The Fund generally may pay recordkeeping fees for services provided to plans where the account is a plan-level or fund-level omnibus account and plan participants have the ability to determine their investments in particular mutual funds. If your financial intermediary provides these services, Lord Abbett or the Fund may compensate the financial intermediary for these

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services. In addition, your financial intermediary may have other relationships with Lord Abbett or Lord Abbett Distributor that are not related to the Fund.

For example, the Lord Abbett Funds may enter into arrangements with and pay fees to financial intermediaries that provide recordkeeping or other subadministrative services to certain groups of investors in the Lord Abbett Funds, including participants in retirement and benefit plans, investors in fund advisory programs, investors in variable insurance products and clients of financial intermediaries that operate in an omnibus environment (collectively, “Investors”). The recordkeeping services typically include: (a) establishing and maintaining Investor accounts and records; (b) recording Investor account balances and changes thereto; (c) arranging for the wiring of funds; (d) providing statements to Investors; (e) furnishing proxy materials, periodic Lord Abbett Fund reports, prospectuses and other communications to Investors as required; (f) transmitting Investor transaction information; and (g) providing information in order to assist the Lord Abbett Funds in their compliance with state securities laws. The fees that the Lord Abbett Funds pay are designed to compensate financial intermediaries for such services.

The Lord Abbett Funds also may pay fees to broker-dealers for networking services. Networking services may include but are not limited to:

●	establishing and maintaining individual accounts and records;

●	providing client account statements; and

●	providing 1099 forms and other tax statements.

The networking fees that the Lord Abbett Funds pay to broker-dealers normally result in reduced fees paid by the Fund to the transfer agent, which otherwise would provide these services.

Financial intermediaries may charge additional fees or commissions other than those disclosed in this prospectus, such as a transaction based fee or other fee for its service, and may categorize and disclose these arrangements differently than described in the discussion above and in the SAI. You may ask your financial intermediary about any payments it receives from Lord Abbett or the Fund, as well as about fees and/or commissions it charges.

Signature Validation

Medallion Signature Guarantee

When a signature validation is called for, a Medallion Signature Guarantee executed by an eligible issuer participating in the Securities Transfer Agents Medallion Program 2000 (STAMP2000) will be required. Eligible issuers include U.S. domestic banks, credit unions, savings associations (including savings and loan associations), trust companies, national securities exchanges, registered securities associations, and clearing agencies. Also acceptable are broker/dealers, municipal securities broker/dealers, and government securities broker/dealers whose net capital exceeds $100,000. Notarized signatures or signature guarantees from financial institutions that are not participating in STAMP2000 will not be accepted. In addition, corporations, trusts, and other institutional organizations are required to furnish evidence of the authority of the persons designated on the account application to effect transactions for the organization. Please note that financial institutions participating in STAMP2000 may still be ineligible to provide a signature validation for transactions of greater than a specified dollar amount. The Fund may change the signature validation requirements from time to time upon notice to shareholders, which may be given by means of a new or supplemented prospectus. Shareholders should contact the Fund for additional details regarding the Fund’s signature validation requirements.

Request for Multiple Copies of Shareholder Documents

To reduce expenses, it is intended that only one copy of the Fund’s prospectus and each annual and semi-annual report, when available, will be mailed to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents and your Shares are held directly with the Fund, call the Fund at 888-522-2388. You will receive the additional copy within 30 days after receipt of your request by the Fund. Alternatively, if your Shares are held through a financial institution, please contact the financial institution directly.

Acceptance and Timing of Purchase Orders

A purchase order received by the Fund, its designee or an authorized financial intermediary or such financial intermediary’s authorized designee prior to the New York Stock Exchange (“NYSE”) Close, on a day the NYSE is open for business, together with payment made in one of the ways described above will be priced based on the Fund’s NAV next computed after it is received by the Fund or its financial intermediary or financial intermediary’s authorized designee. An order received after the NYSE Close will be effected at the NAV determined on the next business day. However, orders received by certain retirement plans and other financial firms on a business day prior to the NYSE Close and communicated to the Fund or its designee prior to such time as agreed upon by the Fund and financial firm will be effected at the NAV determined on the business day the order was received by the financial firm. The Fund will be deemed to have received a purchase order when an authorized financial intermediary or, if applicable, a financial intermediary’s authorized designee, receives the order. The Fund is “open for business” on each day the NYSE is open for trading,

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which excludes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. If the NYSE is closed due to weather or other extenuating circumstances on a day it would typically be open for business, the Fund reserves the right to treat such day as a business day and accept purchase orders in accordance with applicable law. In such cases, the Fund would accept purchase and redemption orders until, and calculate its NAV as of, the normally scheduled close of regular trading on the NYSE for that day, so long as Lord Abbett believes there generally remains an adequate market to obtain reliable and accurate market quotations. The Fund reserves the right to close if the primary trading markets of the Fund’s portfolio instruments are closed and the Fund’s management believes that there is not an adequate market to meet purchase requests. On any business day when the Securities Industry and Financial Markets Association recommends that the securities markets close trading early, the Fund may close trading early. Purchase orders will be accepted only on days which the Fund is open for business. The Fund and Lord Abbett Distributor each reserves the right, in its sole discretion, to accept or reject any order for purchase of Fund Shares. The sale of Shares may be suspended during any period in which the NYSE is closed other than weekends or holidays, or if permitted by the rules of the SEC, when trading on the NYSE is restricted or during an emergency which makes it impracticable for the Fund to dispose of its securities or to determine fairly the value of its net assets, or during any other period as permitted by the SEC for the protection of investors.

Verification of Identity

To help the federal government combat the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens a new account, and to determine whether such person’s name appears on government lists of known or suspected terrorists and terrorist organizations. As a result, the Fund must obtain the following information for each person that opens a new account:

1. Name;

2. Date of birth (for individuals);

3. Residential or business street address; and

4. Social security number, taxpayer identification number, or other identifying number.

Federal law prohibits the Fund and other financial institutions from opening a new account unless they receive the minimum identifying information listed above.

Individuals may also be asked for a copy of their driver’s license, passport or other identifying document in order to verify their identity. In addition, it may be necessary to verify an individual’s identity by cross-referencing the identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other entities.

After an account is opened, the Fund may restrict your ability to purchase additional Shares until your identity is verified. The Fund also may close your account and redeem your Shares or take other appropriate action if it is unable to verify your identity within a reasonable time.

PERIODIC REPURCHASE OFFERS

The Fund is a closed-end interval fund and, to provide liquidity and the ability to receive NAV on a disposition of at least a portion of your Shares, makes periodic offers to repurchase Shares. No shareholder will have the right to require the Fund to repurchase its Shares, except as permitted by the Fund’s interval structure. No public market for the Shares exists, and none is expected to develop in the future. Consequently, shareholders generally will not be able to liquidate their investment other than as a result of repurchases of their Shares by the Fund, and then only on a limited basis.

The Fund has adopted, pursuant to Rule 23c-3 under the 1940 Act, a fundamental policy, which cannot be changed without the approval of the holders of a majority of the Fund’s outstanding common Shares, requiring the Fund to make quarterly offers to repurchase at least 5% and up to 25% of its Shares at NAV on a regular schedule. For these purposes, a “majority” of the Fund’s outstanding Shares means the vote of the lesser of (1) 67% or more of the voting securities present at a shareholder meeting, provided that more than 50% of the outstanding voting securities of the Fund are present at the meeting or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund regardless of whether such shareholders are present at the meeting (or represented by proxy). Although the policy permits repurchases of between 5% and 25% of the Fund’s outstanding Shares, for each quarterly repurchase offer, the Fund currently expects to offer to repurchase 5% of the Fund’s outstanding Shares at NAV, subject to approval of the Board. The schedule requires the Fund to make repurchase offers every three months.

Repurchase Dates

The Fund will make quarterly repurchase offers every three months. As discussed below, the date on which the repurchase price for Shares is determined will occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day).

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Repurchase Request Deadline

When a repurchase offer commences, the Fund sends, at least twenty-one days before the Repurchase Request Deadline, written notice to each shareholder setting forth, among other things:

●	The percentage of outstanding Shares that the Fund is offering to repurchase and how the Fund will purchase Shares on a pro rata basis if the offer is oversubscribed.

●	The date on which a shareholder’s repurchase request is due.

●	The date that will be used to determine the Fund’s NAV applicable to the repurchase offer (the “Repurchase Pricing Date”).

●	The date by which the Fund will pay to shareholders the proceeds from their Shares accepted for repurchase.

●	The NAV of the Shares as of a date no more than seven days before the date of the written notice and the means by which shareholders may ascertain the NAV.

●	The procedures by which shareholders may tender their Shares and the right of shareholders to withdraw or modify their tenders before the Repurchase Request Deadline.

●	The circumstances in which the Fund may suspend or postpone the repurchase offer.

This notice may be included in a shareholder report or other Fund document. The Repurchase Request Deadline will be strictly observed. If a shareholder fails to submit a repurchase request in good order by the Repurchase Request Deadline, the shareholder will be unable to liquidate Shares until a subsequent repurchase offer and will have to resubmit a request in the next repurchase offer. The repurchase price will be the NAV of the Fund as determined at the close of business on the Repurchase Pricing Date, which will generally be the same date as the Repurchase Request Deadline, but that may be up to fourteen calendar days following the Repurchase Request Deadline, or on the next business day if the fourteenth day is not a business day. Shareholders may withdraw or change a repurchase request with a proper instruction submitted in good form at any point before the Repurchase Request Deadline.

Determination of Repurchase Price and Payment for Shares

The Repurchase Pricing Date will generally occur on the same date as the Repurchase Request Deadline, but in all instances must occur no later than the 14th day after the Repurchase Request Deadline (or the next business day, if the 14th day is not a business day). The Fund will distribute payment to shareholders between one (1) and three (3) business days after the Repurchase Pricing Date and will distribute such payment no later than seven (7) calendar days after such date. The Fund’s NAV per share may change materially between the date a repurchase offer is mailed and the Repurchase Request Deadline, and it may also change materially between the Repurchase Request Deadline and Repurchase Pricing Date. The method by which the Fund calculates NAV is discussed below under “Net Asset Value.” During the period an offer to repurchase is open, shareholders may obtain the current NAV by visiting www.lordabbett.com or calling the Fund at 888-522-2388.

While the Fund will not impose a repurchase fee on Shares accepted for repurchase by the Fund, your financial adviser or other financial intermediary may charge service fees for handling Share repurchases. Please consult your financial adviser or other financial intermediary for details.

Suspension or Postponement of Repurchase Offers

The Fund may suspend or postpone a repurchase offer in limited circumstances set forth in Rule 23c-3 under the 1940 Act, as described below, but only with the approval of a majority of the Trustees, including a majority of Trustees who are not “interested persons” of the Fund, as defined in the 1940 Act. The Fund may suspend or postpone a repurchase offer only: (1) if making or effecting the repurchase offer would cause the Fund to lose its status as a regulated investment company under the Code; (2) for any period during which the NYSE or any other market in which the securities owned by the Fund are principally traded is closed, other than customary weekend and holiday closings, or during which trading in such market is restricted; (3) for any period during which an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable, or during which it is not reasonably practicable for the Fund fairly to determine the value of its net assets; or (4) for such other periods as the SEC may by order permit for the protection of shareholders of the Fund.

Oversubscribed Repurchase Offers

There is no minimum number of Shares that must be tendered before the Fund will honor repurchase requests. However, the Trustees set for each repurchase offer a maximum percentage of Shares that may be repurchased by the Fund, which is currently expected to be 5% of the Fund’s outstanding Shares. In the event a quarterly repurchase offer by the Fund is oversubscribed, the Fund may repurchase, but is not required to repurchase, additional Shares up to a maximum amount of 2% of the outstanding Shares of the Fund. If the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if shareholders tender an amount of Shares greater than that which the Fund is entitled to repurchase, the Fund will repurchase the Shares tendered on a pro rata basis.

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If any Shares that you wish to tender to the Fund are not repurchased because of proration, you will have to wait until the next repurchase offer and resubmit a new repurchase request, and your repurchase request will not be given any priority over other shareholders’ requests. Thus, there is a risk that the Fund may not purchase all of the Shares you wish to have repurchased in a given repurchase offer or in any subsequent repurchase offer. In anticipation of the possibility of proration, some shareholders may tender more Shares than they wish to have repurchased in a particular quarter, increasing the likelihood of proration.

There is no assurance that you will be able to tender your Shares when or in the amount that you desire.

Consequences of Repurchase Offers

From the time the Fund distributes or publishes each repurchase offer notification until the Repurchase Pricing Date for that offer, the Fund must maintain liquid assets at least equal to the percentage of its Shares subject to the repurchase offer. For this purpose, “liquid assets” means assets that may be sold or otherwise disposed of in the ordinary course of business, at approximately the price at which the Fund values them, within the period between the Repurchase Request Deadline and the repurchase payment deadline, or which mature by the repurchase payment deadline. The Fund is also permitted to borrow up to the maximum extent permitted under the 1940 Act to meet repurchase requests.

If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect shareholders who do not tender their Shares by increasing the Fund’s expenses and reducing any net investment income. There is no assurance that the Fund will be able sell a significant amount of additional Shares so as to mitigate these effects.

These and other possible risks associated with the Fund’s repurchase offers are described under “Principal Risks of Investment in the Fund–Repurchase Offers Risk” above. In addition, the repurchase of Shares by the Fund will be a taxable event to shareholders, potentially even to those shareholders that do not participate in the repurchase. For a discussion of these tax consequences, see “Tax Matters” below and in the SAI.

NET ASSET VALUE

The NAV of the Fund’s Shares is determined by dividing the total value of the Fund’s portfolio investments and other assets, less any liabilities, by the total number of Shares outstanding.

Under normal circumstances, the NAV per Share is calculated as of NYSE Close on each day that the NYSE is open for trading by dividing the total net assets of the class by the number of Shares of the class outstanding at the time of calculation. The NYSE is closed on Saturdays and Sundays and on days when it observes the following holidays: New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Juneteenth National Independence Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. The NYSE may change its holiday schedule or hours of operation at any time.

Portfolio securities are valued at market value as of the NYSE Close. Market value will be determined as follows: securities listed on any recognized U.S. or non-U.S. exchange (including NASDAQ) are valued at the market closing price on the exchange or system on which they are principally traded. Unlisted equity securities are valued at the last transaction price, or, if there were no transactions that day, at the mean between the most recently quoted bid and asked prices. Unlisted fixed income securities (other than those with remaining maturities of 60 days or less) are valued at prices supplied by third-party pricing services, which prices are broker/dealer supplied valuations or evaluated or “matrix” prices based on electronic data processing techniques. Such valuations are based on the mean between the bid and asked prices, when available, and are based on the bid price when no asked price is available. Unlisted fixed income securities (other than senior loans) having remaining maturities of 60 days or less are valued at their amortized cost. The principal markets for non-U.S. securities and U.S. fixed income securities also generally close prior to NYSE Close. Consequently, values of non-U.S. investments and U.S. fixed income securities will be determined as of the earlier closing of such exchanges and markets unless the Adviser prices such a security at its fair value. Securities for which prices or market quotations are not readily available are valued at fair market value by Lord Abbett, as the Fund’s “valuation designee”, subject to oversight by the Board, and in accordance with the Fund’s valuation procedures, pursuant to Rule 2a-5 under the 1940 Act. All assets and liabilities expressed in foreign currencies will be converted into U.S. dollars at the exchange rates of such currencies against U.S. dollars provided by a third-party pricing service as of the NYSE Close. If such exchange rates are not available, the rate of exchange will be determined by a third party in accordance with the Fund’s valuation policies.

Under certain circumstances, the per share NAV of a class of the Fund’s Shares may be different from the per share NAV of another class of Shares as a result of the different daily expense accruals applicable to each class of Shares.

DISTRIBUTIONS

The Fund intends to declare income dividends daily and distribute them to shareholders monthly at rates that reflect the past and projected net income of the Fund. Subject to applicable law, the Fund may fund a portion of its distributions with gains from the sale of portfolio securities and other sources. The dividend rate that the Fund pays on its Shares may vary as portfolio and market conditions change, and will depend on a number of factors, including without limitation the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains, as well as the costs of any leverage obtained by the Fund (including

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interest expenses on any reverse repurchase agreements, dollar rolls and borrowings and dividends payable on any preferred shares issued by the Fund). As portfolio and market conditions change, the rate of distributions on the Shares and the Fund’s dividend policy could change. For a discussion of factors that may cause the Fund’s income and capital gains (and therefore the dividend) to vary, see “Principal Risks of the Fund.” The Fund intends to distribute each year substantially all of its net investment income and net short-term capital gains. In addition, at least annually, the Fund intends to distribute net realized long-term capital gains not previously distributed, if any. The net investment income of the Fund consists of all income (other than net short-term and long-term capital gains) less all expenses of the Fund (after it pays accrued dividends on any outstanding preferred shares). To permit the Fund to maintain more stable distributions, the Fund’s distribution rates may be based, in part, on projections as to annual cash available for distribution and, therefore, the distributions paid by the Fund for any particular quarter may be more or less than the amount of cash available to the Fund for distribution for that quarterly period.

The Fund may distribute less than the entire amount of net investment income earned in a particular period. The undistributed net investment income would be available to supplement future distributions.

As a result, the distributions paid by the Fund for any particular quarterly period may be more or less than the amount of net investment income actually earned by the Fund during the period.

Undistributed net investment income will be added to the Fund’s NAV and, correspondingly, distributions from undistributed net investment income will be deducted from the Fund’s NAV. Shareholders who periodically receive the payment of a dividend or other distribution consisting of a return of capital may be under the impression that they are receiving net profits when they are not. Shareholders should not assume that the source of a distribution from the Fund is net profit.

The tax treatment and characterization of the Fund’s distributions may vary significantly from time to time because of the varied nature of the Fund’s investments. If the Fund estimates that a portion of one of its dividend distributions may be comprised of amounts from sources other than net investment income, the Fund will notify shareholders of record of the estimated composition of such distribution through a Section 19 Notice. To determine the sources of the Fund’s distributions during the reporting period, the Fund references its internal accounting records at the time the distribution is paid and generally bases its projections of the final tax character of those distributions on the tax characteristics of the distribution reflected in its internal accounting records at the time of such payment. If, based on such records, a particular distribution does not include capital gains or paid-in surplus or other capital sources, a Section 19 Notice generally would not be issued. It is important to note that differences exist between the Fund’s daily internal accounting records, the Fund’s financial statements presented in accordance with generally accepted accounting principles (“U.S. GAAP”), and recordkeeping practices under income tax regulations. Examples of such differences may include, among others, the treatment of paydowns on mortgage-backed securities purchased at a discount and periodic payments under interest rate swap contracts. Notwithstanding the Fund’s estimates and projections, it is possible that the Fund may not issue a Section 19 Notice in situations where the Fund might later report the final tax character of those distributions as including capital gains and/or a return of capital. Additionally, given differences in tax and U.S. GAAP treatment of certain distributions, the Fund may not issue a Section 19 Notice in situations where the Fund’s financial statements prepared later and in accordance with U.S. GAAP might report that the sources of these distributions included capital gains and/or a return of capital.

The tax characterization of the Fund’s distributions made in a taxable year cannot finally be determined until at or after the end of the year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s net investment income and net realized capital gains (as reduced by any capital loss carry-forwards) for the relevant year. The amount by which the Fund’s total distributions exceed net investment income and net realized capital gains would generally be treated as a tax-free return of capital up to the amount of a shareholder’s tax basis in his or her Shares, with any amounts exceeding such basis treated as gain from the sale of Shares. In general terms, a return of capital would occur where a Fund distribution (or portion thereof) represents a return of a portion of your investment, rather than net income or capital gains generated from your investment during a particular period. A return of capital distribution is not taxable, but it reduces a shareholder’s tax basis in the Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of the Shares. The Fund will send shareholders detailed tax information with respect to the Fund’s distributions annually. See “Tax Matters.”

The 1940 Act currently limits the number of times the Fund may distribute long-term capital gains in any tax year, which may increase the variability of the Fund’s distributions and result in certain distributions being comprised more or less heavily than others of long-term capital gains currently eligible for favorable income tax rates.

Unless a shareholder elects to receive distributions in cash, all distributions of shareholders whose Shares are registered with the plan agent will be automatically reinvested in additional Shares under the Fund’s Dividend Reinvestment Plan. See “Dividend Reinvestment Plan.”

Although it does not currently intend to do so, the Board may change the Fund’s distribution policy and the amount or timing of distributions, based on a number of factors, including the amount of the Fund’s undistributed net investment income and net short- and long-term capital gains and historical and projected net investment income and net short- and long-term capital gains.

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DIVIDEND REINVESTMENT PLAN

Pursuant to the Fund’s dividend reinvestment plan (the “Plan”), all shareholders will have all dividends, including any capital gain dividends, reinvested automatically in additional Shares by BNY Mellon Investment Servicing (US) Inc., as agent for the shareholders (the “Plan Agent”), unless the shareholder elects to receive cash. An election to receive cash may be revoked or reinstated at the option of the shareholder. In the case of record shareholders such as banks, brokers or other nominees that hold Shares for others who are the beneficial owners, the Plan Agent will administer the Plan on the basis of the number of Shares certified from time to time by the record shareholder as representing the total amount registered in such shareholder’s name and held for the account of beneficial owners who are to participate in the Plan. Shareholders whose Shares are held in the name of a bank, broker or nominee should contact the bank, broker or nominee for details. Such shareholders may not be able to transfer their Shares to another bank or broker and continue to participate in the Plan.

Shares received under the Plan will be issued to you at their NAV on the payment date; there is no sales or other charge for reinvestment. The number of full and fractional Shares (carried to the third decimal place) that each shareholder receiving Shares will be entitled to receive is to be determined by dividing the total amount that he or she would have been entitled to receive had he or she elected to receive the dividend in cash by the NAV per share of such Shares as of the close of business of the NYSE on the payable dates, such full and fractional Shares to be credited to the accounts of such shareholders. You are free to withdraw from the Plan and elect to receive cash at any time by giving written notice to the Plan Agent or by contacting your broker or dealer, who will inform the Fund.

Your request must be received by the Fund at least ten days prior to the payment date of the distribution to be effective for that dividend or capital gain distribution.

The Plan Agent provides written confirmation of all transactions in the shareholder accounts in the Plan, including information you may need for tax records. Any proxy you receive will include all Shares you have received under the Plan.

Automatically reinvested dividends and distributions are taxed in the same manner as cash dividends and distributions. See “Tax Matters.”

The Fund and the Plan Agent reserve the right to amend or terminate the Plan. There is no direct service charge to participants in the Plan; however, the Fund reserves the right to amend the Plan to include a service charge payable by the participants. Additional information about the Plan may be obtained from the Plan Agent by calling 888-522-2388 or by writing to the Fund at Lord Abbett Funds Service Center, P.O. Box 534489, Pittsburgh, PA 15253-4489.

DESCRIPTION OF CAPITAL STRUCTURE AND SHARES

The following is a brief description of the anticipated capital structure of the Fund. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust and the Fund’s By-laws. The Declaration of Trust and By-laws are each exhibits to the registration statement of which this prospectus is a part.

The Fund is a Delaware statutory trust established under the laws of the State of Delaware by the Declaration of Trust. The Declaration of Trust provides that the Trustees may authorize separate series or classes of Shares of beneficial interest of the Fund. Preferred shares may be issued in one or more series, with such rights as determined by the Board, by action of the Board without the approval of the shareholders.

The Declaration of Trust authorizes the issuance of an unlimited number of Shares. The Fund currently offers three classes of Shares: Class A Shares, Class I Shares, and Class U. The fees and expenses for the Fund are set forth in “Summary of Fund Expenses” above.

Shareholders will be entitled to the payment of dividends and other distributions when, as and if declared by the Board. All Shares have equal rights to the payment of dividends and the distribution of assets upon liquidation. Shares will, when issued, be fully paid and non-assessable, and will have no pre-emptive or conversion rights or rights to cumulative voting. Upon liquidation of the Fund, after paying or adequately providing for the payment of all liabilities of the Fund and the liquidation preference with respect to any outstanding preferred shares, and upon receipt of such releases, indemnities and refunding agreements as they deem necessary for their protection, the Trustees may distribute the remaining assets of the Fund among the holders of the Fund’s Shares according to their respective rights.

The Fund does not intend to hold annual meetings of shareholders. If the Fund does hold a meeting of shareholders, Shares of the Fund entitle their holders to one vote for each Share held. Each fractional share shall be entitled to a proportionate fractional vote, except as otherwise provided by the Declaration of Trust, By-laws, or required by applicable law.

The Fund will send unaudited reports at least semiannually and audited financial statements annually to all of its shareholders.

The Shares are not, and are not expected to be, listed for trading on any national securities exchange nor is there expected to be any secondary trading market in the Shares.

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The following table shows the amount of Shares of the Fund that were authorized and outstanding as of March 31, 2024:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by the Fund for its Account	Amount Outstanding Exclusive of Amount Shown Under(3)
Class A Shares	Unlimited	0	1,676,214.96
Class I Shares	Unlimited	0	9,262,830.63
Class U Shares	Unlimited	0	N/A

Although it has no present intention to do so, the Fund may determine in the future to issue preferred shares or other senior securities to add leverage to its portfolio. Any such preferred shares would have complete priority upon distribution of assets over the Shares.

ANTI-TAKEOVER AND OTHER PROVISIONS IN THE DECLARATION AND AGREEMENT OF TRUST

The Declaration of Trust and the By-laws include provisions that could limit the ability of other entities or persons to acquire control of the Fund or to convert the Fund to open-end status.

The Trustees are elected for indefinite terms and do not stand for re-election. A Trustee may be removed from office without cause only by a vote of two-thirds of the remaining Trustees or by a vote of the holders of at least two-thirds of Shares. These voting thresholds are not required under Delaware or federal law. The anti-takeover provisions in the Declaration of Trust promote stability in the governance of the Fund and limit the risk that the Fund will be subject to changes in control, operational changes or other changes that may not be in the best interests of shareholders.

The Declaration of Trust requires the affirmative vote of not less than seventy-five percent (75%) of the Shares of the Trust to approve, adopt or authorize an amendment to the Declaration of Trust that makes the Shares a “redeemable security” as that term is defined in the 1940 Act, unless such amendment has been approved by a majority of the Trustees then in office, in which case approval by the vote of a majority of the outstanding voting securities, as defined in the 1940 Act, is required, notwithstanding any provisions of the By-laws. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company”, as those terms are defined by the 1940 Act, and the necessary amendments to the Declaration of Trust to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

The Trustees may from time to time grant other voting rights to shareholders with respect to these and other matters in the By-laws, certain of which are required by the 1940 Act.

The overall effect of these provisions is to render more difficult the accomplishment of the assumption of control of the Fund by a third party and/or the conversion of the Fund to an open-end investment company. The Trustees has considered the foregoing provisions and concluded that they are in the best interests of the Fund and its shareholders, including holders of the Shares.

The foregoing is qualified in its entirety by reference to the full text of the Declaration of Trust and the By-laws, both of which are on file with the SEC.

TAX MATTERS

This section summarizes some of the U.S. federal income tax consequences to U.S. persons of investing in the Fund; the consequences under other tax laws and to non-U.S. shareholders may differ. Shareholders should consult their tax advisors as to the possible application of federal, state, local or non-U.S. income tax laws. Please see the SAI for additional information regarding the tax aspects of investing in the Fund.

Treatment as a Regulated Investment Company

The Fund has elected to be treated, and intends each year to qualify and be eligible to be treated, as a regulated investment company under the Code. A regulated investment company is not subject to U.S. federal income tax at the corporate level on income and gains from investments that are distributed to shareholders. The Fund’s failure to qualify as a regulated investment company would result in corporate-level taxation, thereby reducing the return on your investment.

Taxes on Fund Distributions

A shareholder subject to U.S. federal income tax will generally be subject to tax on Fund distributions. For U.S. federal income tax purposes, Fund distributions will generally be taxable to a shareholder as either ordinary income or long-term capital gains. Fund dividends consisting of distributions of investment income generally are taxable to shareholders as ordinary income. Federal taxes on Fund distributions of capital gains are determined by how long the Fund owned or is deemed to have owned the investments that generated the capital gains, rather than how long a shareholder has owned the Shares. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any loss carryforwards) that are properly reported by the Fund as capital gain dividends generally will be treated as long-term capital gains includible in a shareholder’s net capital gains and taxed to individuals at reduced rates. The Fund does not expect a significant portion

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of its distributions to be treated as long-term capital gains. Distributions of net short-term capital gains in excess of net long-term capital losses generally will be taxable to you as ordinary income.

The Code generally imposes a 3.8% Medicare contribution tax on the “net investment income” of certain individuals, trusts and estates to the extent their income exceeds certain threshold amounts. Net investment income generally includes for this purpose dividends paid by the Fund, including any capital gain dividends, and including net capital gains recognized on the sale, redemption or exchange of Shares of the Fund. Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

The ultimate tax characterization of the Fund’s distributions made in a taxable year cannot be determined finally until after the end of that taxable year. As a result, there is a possibility that the Fund may make total distributions during a taxable year in an amount that exceeds the Fund’s current and accumulated earnings and profits. In that case, the excess generally would be treated as a return of capital and would reduce a shareholder’s tax basis in the applicable Shares, with any amounts exceeding such basis treated as gain from the sale of such Shares. A return of capital is not taxable, but it reduces a shareholder’s tax basis in the Shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of the Shares.

Fund distributions are taxable to shareholders as described above even if they are paid from income or gains earned by the Fund before a shareholder’s investment (and thus were included in the price the shareholder paid).

Certain Fund Investments

The Fund’s transactions in foreign currencies, foreign-currency denominated debt obligations, derivatives, short sales, or similar or related transactions could affect the amount, timing and character of distributions from the Fund, and could increase the amount and accelerate the timing for payment of taxes payable by shareholders. The Fund’s investments in certain debt instruments could cause the Fund to recognize taxable income in excess of the cash generated by such investments (which may require the Fund to sell or otherwise dispose of other investments in order to make required distributions).

Foreign Taxes

Income received by the Fund from sources within foreign countries may be subject to withholding and other taxes imposed by such countries, which will reduce the return on those investments. If, at the close of its taxable year, more than 50% of the value of the Fund’s total assets consists of securities of foreign corporations or foreign governments, the Fund will be permitted to make an election under the Code that would allow shareholders a deduction or credit for foreign taxes. If the Fund does not qualify for or chooses not to make such an election, shareholders will not be entitled to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by the Fund; in that case the foreign tax will nonetheless reduce the Fund’s yield on such investments. Even if the Fund elects to pass through to its shareholders foreign tax credits or deductions, tax-exempt shareholders and those who invest in the Fund through tax-advantaged accounts such as IRAs will not benefit from any such tax credit or deduction. In addition, even if the Fund qualifies to make such an election for any year, it may determine not to do so. The Fund’s investments in non-U.S. securities or foreign currencies may also increase or accelerate the Fund’s recognition of ordinary income and may affect the timing or amount of the Fund’s distributions.

Taxes When you Dispose of Your Shares

Any gain resulting from the disposition of Shares that is treated as a sale or exchange for U.S. federal income tax purposes generally will be taxable to shareholders as capital gains for U.S. federal income tax purposes.

Shareholders who offer, and are able to sell all of the Shares they hold or are deemed to hold in response to a repurchase offer (as described above) generally will be treated as having sold their Shares and generally will recognize a capital gain or loss. In the case of shareholders who tender or are able to sell fewer than all of their Shares, it is possible that any amounts that the shareholder receives in such repurchase will be taxable as a dividend to such shareholder. In addition, there is a risk that shareholders who do not tender any of their Shares for repurchase, or whose percentage interest in the Fund otherwise increases as a result of the repurchase offer, will be treated for U.S. federal income tax purposes as having received a taxable dividend distribution as a result of their proportionate increase in the ownership of the Fund. The Fund’s use of cash to repurchase Shares could adversely affect its ability to satisfy the distribution requirements for treatment as a regulated investment company. The Fund could also recognize income in connection with its sale or other disposal of portfolio securities to fund share repurchases. Any such income would be taken into account in determining whether such distribution requirements are satisfied.

Backup Withholding

The Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable distributions and redemption proceeds paid to any shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has underreported dividend or interest income, or who fails to certify to the Fund that he, she or it is not subject to such withholding.

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CUSTODIAN AND TRANSFER AGENT

The primary custodian of the assets of the Fund is State Street Bank and Trust Company (the “Custodian”). The Custodian’s principal business address is One Lincoln Street, Boston, MA 02111. The Custodian pays for and collects proceeds of securities bought and sold by the Funds and attends to the collection of principal and income. The Custodian may appoint domestic and foreign subcustodians from time to time to hold certain securities purchased by the Fund in foreign countries and to hold cash and currencies for the Fund. In accordance with the requirements of Rule 17f-5 under the 1940 Act, the Board has approved arrangements permitting the Fund’s foreign assets not held by the Custodian or its foreign branches to be held by certain qualified foreign banks and depositories. In addition, the Custodian performs certain accounting and recordkeeping functions relating to portfolio transactions and calculates the Fund’s NAV.

BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809, serves as the Fund’s transfer agent and dividend disbursement agent, as well as agent for the Fund’s Dividend Reinvestment Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte, 30 Rockefeller Plaza, New York, NY 10112, serves as Independent Registered Public accounting firm for the Fund. Deloitte provides audit services, tax and other related audit services to the Fund.

LEGAL MATTERS

Certain legal matters will be passed on for the Fund by Dechert LLP, located at 1095 Avenue of the Americas, New York, New York 10036.

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To Obtain Information:

By telephone. For shareholder account inquiries and for literature requests call the Fund at: 888-522-2388.

By mail. Write to the Fund at:
The Lord Abbett Family of Funds
30 Hudson Street
Jersey City, NJ 07302-3973

Via the Internet. Lord, Abbett & Co. LLC
www.lordabbett.com

Text only versions of Fund documents can be viewed online or downloaded from the SEC: http://www.sec.gov.

You can also obtain copies by sending your request and a duplicating fee to publicinfo@sec.gov.

Additional Information:

More information on the Fund is available free upon request, including the following:

Annual and Semiannual Reports:

The Fund’s annual and semi-annual reports will contain more information about the Fund’s investments and performance. The annual report also will include details about the market conditions and investment strategies that had a significant effect on the Fund’s performance during the last fiscal year. The reports will be available free of charge at www.lordabbett.com, and through other means, as indicated on the left.

SAI:

The SAI provides more details about the Fund and its policies. A current SAI is on file with the SEC and is incorporated by reference into (or legally considered part of) this prospectus. The SAI is available free of charge at www.lordabbett.com, and through other means, as indicated on the left.

Lord Abbett Corporate Opportunities Fund
Lord Abbett Corporate Opportunities Fund Shares are distributed by: LORD ABBETT DISTRIBUTOR LLC	05/24

Investment Company Act File Number: 811-23655	LASSI-1